    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 2001


                                                      REGISTRATION NO. 333-70144

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                ISP CHEMCO INC.
             (Exact name of registrant as specified in its charter)

                         REGISTRATION NO. 333-70144-14



        DELAWARE                    2869                51-0382622               300 DELAWARE AVENUE, SUITE 303
    (State or other          (Primary Standard       (I.R.S. Employer              WILMINGTON, DELAWARE 19801
    jurisdiction of              Industrial           Identification                     (302) 427-5818
    incorporation or        Classification Code          Number)       (Name, address, including zip code, and telephone
     organization)                Number)                                                   number,
                                                                         including area code, of registrant's principal
                                                                                       executive offices)


                             ---------------------
                               ISP CHEMICALS INC.
             (Exact name of registrant as specified in its charter)

                          REGISTRATION NO. 333-70144-8



        DELAWARE                    2869                22-3807357           ROUTE 95 INDUSTRIAL AREA, P.O. BOX 37
    (State or other          (Primary Standard       (I.R.S. Employer             CALVERT CITY, KENTUCKY 42029
    jurisdiction of              Industrial           Identification                     (270) 395-4165
    incorporation or        Classification Code          Number)       (Name, address, including zip code, and telephone
     organization)                Number)                                                   number,
                                                                         including area code, of registrant's principal
                                                                                       executive offices)


                             ---------------------
                               ISP MINERALS INC.
             (Exact name of registrant as specified in its charter)

                          REGISTRATION NO. 333-70144-7



        DELAWARE                    3295                22-3807370                     34 CHARLES STREET
    (State or other          (Primary Standard       (I.R.S. Employer              HAGERSTOWN, MARYLAND 21740
    jurisdiction of              Industrial           Identification                     (301) 733-4000
    incorporation or        Classification Code          Number)       (Name, address, including zip code, and telephone
     organization)                Number)                                                   number,
                                                                         including area code, of registrant's principal
                                                                                       executive offices)


                             ---------------------
                             ISP TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                          REGISTRATION NO. 333-70144-9



        DELAWARE                    2869                22-3807372         4501 ATTWATER AVENUE AND STATE HIGHWAY 146
    (State or other          (Primary Standard       (I.R.S. Employer               TEXAS CITY, TEXAS 77590
    jurisdiction of              Industrial           Identification                     (409) 945-3411
    incorporation or        Classification Code          Number)       (Name, address, including zip code, and telephone
     organization)                Number)                                                   number,
                                                                         including area code, of registrant's principal
                                                                                       executive offices)


                             ---------------------
                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                             ---------------------

                           RICHARD A. WEINBERG, ESQ.

                        C/O ISP MANAGEMENT COMPANY, INC.
                                 1361 ALPS ROAD
                            WAYNE, NEW JERSEY 07470
                                 (973) 628-4000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                WITH A COPY TO:


                           MICHAEL E. LUBOWITZ, ESQ.


                           WEIL, GOTSHAL & MANGES LLP


                                767 FIFTH AVENUE


                         NEW YORK, NEW YORK 10153-0119

                                 (212) 310-8000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                             ---------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                              STATE OR OTHER          PRIMARY                           ADDRESS, INCLUDING ZIP CODE AND
                             JURISDICTION OF    STANDARD INDUSTRIAL   I.R.S. EMPLOYER     TELEPHONE NUMBER, INCLUDING
 EXACT NAME OF REGISTRANT    INCORPORATION OR     CLASSIFICATION      IDENTIFICATION       AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER    ORGANIZATION         CODE NUMBER           NUMBER           PRINCIPAL EXECUTIVE OFFICE
---------------------------  ----------------   -------------------   ---------------   --------------------------------
ISP Management Company,          Delaware              7389             22-3807364               1361 Alps Road
  Inc.                                                                                      Wayne, New Jersey 07470
                                                                                                 (973) 628-4000
Bluehall Incorporated            Delaware              6719             13-3335905      c/o ISP Management Company, Inc.
                                                                                                 1361 Alps Road
                                                                                            Wayne, New Jersey 07470
                                                                                                 (973) 628-4000
Verona Inc.                      Delaware              6719             22-3036319               1361 Alps Road
                                                                                            Wayne, New Jersey 07470
                                                                                                 (973) 628-4000
ISP Real Estate Company,         Delaware              6512             22-2886551               1361 Alps Road
  Inc.                                                                                      Wayne, New Jersey 07470
                                                                                                 (973) 628-4000
ISP Freetown Fine Chemicals      Delaware              2869             52-2069636           238 South Main Street
  Inc.                                                                                         Assonet, MA 02702
                                                                                                 (508) 672-0634
ISP International Corp.          Delaware              6719             51-0333734            300 Delaware Avenue
                                                                                                   Suite 303
                                                                                           Wilmington, Delaware 19801
                                                                                                 (302) 427-5715
ISP (Puerto Rico) Inc.           Delaware              2869             22-2934561             Mirador de Bairoa
                                                                                                 Calle 27 ST-14
                                                                                                 HC01 Box 29030
                                                                                                     PMB 15
                                                                                             Caquas, PR 00725-8900
                                                                                                 (787) 744-3188
ISP Alginates Inc.               Delaware              2869             22-3676745           6605 Nancy Ridge Drive
                                                                                              San Diego, CA 92121
                                                                                                 (619) 557-3100
ISP Environmental Services       Delaware              6719             51-0333801               1361 Alps Road
  Inc.                                                                                      Wayne, New Jersey 07470
                                                                                                 (973) 628-4000
ISP Global Technologies          Delaware              6719             22-3807358            300 Delaware Avenue
  Inc.                                                                                             Suite 303
                                                                                              Wilmington, DE 19801
                                                                                                 (302) 427-5852
ISP Investments Inc.             Delaware              6719             22-3807361            300 Delaware Avenue
                                                                                                   Suite 303
                                                                                              Wilmington, DE 19801
                                                                                                 (302) 427-5822
ISP Chemicals LLC                Delaware              6719             22-3807378          Route 95 Industrial Area
                                                                                                  P.O. Box 37
                                                                                             Calvert City, KY 42029
                                                                                                 (270) 395-4165
ISP Management LLC               Delaware              6719             22-3807385               1361 Alps Road
                                                                                            Wayne, New Jersey 07470
                                                                                                 (973) 628-4000
ISP Minerals LLC                 Delaware              6719             22-3807387             34 Charles Street
                                                                                              Hagerstown, MD 21740
                                                                                                 (301) 733-4000
ISP Technologies LLC             Delaware              6719             22-3807390          4501 Attwater Avenue and
                                                                                               State Highway 146
                                                                                              Texas City, TX 77590
                                                                                                 (409) 945-3411
ISP Investments LLC              Delaware              6719             22-3807381            300 Delaware Avenue
                                                                                                   Suite 303
                                                                                              Wilmington, DE 19801
                                                                                                 (302) 427-5822
ISP Global Technologies LLC      Delaware              6719             22-3807380            300 Delaware Avenue
                                                                                                   Suite 303
                                                                                              Wilmington, DE 19801
                                                                                                 (302) 427-5852


 EXACT NAME OF REGISTRANT
AS SPECIFIED IN ITS CHARTER  REGISTRATION NO.
---------------------------  ----------------
ISP Management Company,        333-70144-13
  Inc.
Bluehall Incorporated          333-70144-16
Verona Inc.                    333-70144-15
ISP Real Estate Company,       333-70144-17
  Inc.
ISP Freetown Fine Chemicals    333-70144-12
  Inc.
ISP International Corp.        333-70144-19
ISP (Puerto Rico) Inc.            333-70144
ISP Alginates Inc.             333-70144-11
ISP Environmental Services     333-70144-20
  Inc.
ISP Global Technologies        333-70144-10
  Inc.
ISP Investments Inc.           333-70144-18
ISP Chemicals LLC               333-70144-4
ISP Management LLC              333-70144-5
ISP Minerals LLC                333-70144-1
ISP Technologies LLC            333-70144-6
ISP Investments LLC             333-70144-3
ISP Global Technologies LLC     333-70144-2

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2001


PROSPECTUS
                               EXCHANGE OFFER FOR
        $305,000,000 10 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2011
                                       OF

                                ISP CHEMCO INC.
                               ISP CHEMICALS INC.
                               ISP MINERALS INC.
                             ISP TECHNOLOGIES INC.
                                   CO-ISSUERS

                             ---------------------

MATERIAL TERMS OF THE EXCHANGE OFFER

- Expires at 5:00 p.m., New York City time, on           , 2001, unless
  extended.

- The only conditions to completing the exchange offer are that the exchange offer not violate applicable law or applicable interpretation of the staff of the Securities and Exchange Commission and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

- All old notes that are validly tendered and not validly withdrawn will be exchanged.

- Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

- The terms of the registered notes to be issued in the exchange offer are substantially identical to the old notes that we issued on June 27, 2001 and July 31, 2001, except for transfer restrictions, registration rights and additional interest.

- The old notes are, and the registered notes will be, fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis by all of our domestic subsidiaries (other than some immaterial subsidiaries and our accounts receivable financing subsidiary).

                             ---------------------

 CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2001

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and may not contain all information that may be important to you. This prospectus includes specific terms of the exchange offer, as well as information regarding our business and detailed financial data. We encourage you to read the detailed information and financial statements appearing elsewhere in this prospectus. Unless otherwise specifically indicated, "we," "us" and "our" refer to ISP Chemco Inc. and its consolidated subsidiaries. "ISP" refers to International Specialty Products Inc., our indirect parent, and its consolidated subsidiaries.

                               THE EXCHANGE OFFER

     We issued in a private placement $205.0 million in aggregate principal amount of our 10 1/4% Series A Senior Subordinated Notes due 2011 on June 27, 2001 and an additional $100.0 million in aggregate principal amount of those notes on July 31, 2001. We refer to these notes in this prospectus as the "old notes." We entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to deliver to you this prospectus. You are entitled to exchange your old notes in the exchange offer for our 10 1/4% Series B Senior Subordinated Notes due 2011, which we refer to in this prospectus as the "registered notes," with substantially identical terms. We refer to the old notes and the registered notes collectively as the "notes." We believe that the registered notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, subject to certain limited conditions. You should read the discussion under the headings "The Exchange Offer" and "Description of the Registered Notes" for further information regarding the registered notes.

     In connection with the offerings of the old notes, we also entered into $450.0 million of new senior secured credit facilities, which we refer to in this prospectus as the "Senior Credit Facilities." We used the initial borrowings under the Senior Credit Facilities to repay amounts outstanding under our then-existing credit facility. The Senior Credit Facilities are secured by a first-priority security interest in substantially all of our assets and the assets of our subsidiaries and are guaranteed by the same subsidiaries that have guaranteed the old notes and that will guarantee the registered notes.

     In connection with the offerings of the old notes, ISP also completed a restructuring of its business in order to separate its investment assets from its specialty chemicals business, which we refer to in this prospectus as the "Restructuring." As part of the Restructuring, ISP Chemco transferred all of its investment assets to a newly formed parent company of ISP Chemco, Newco Holdings Inc., which, in turn, transferred those assets to Newco Holdings' newly formed subsidiary, ISP Investco LLC. As a result of the Restructuring, ISP Chemco's assets now consist solely of those related to ISP's specialty chemicals business. For a more detailed description of the Restructuring, see "The Restructuring."

     We refer to the offerings of the old notes, the entering into of the Senior Credit Facilities and the Restructuring in this prospectus as the "Transactions."

                                   WHO WE ARE

     We develop, manufacture and market specialty chemicals and have leading positions in niche markets throughout the world. Our broad spectrum of highly-engineered specialty chemicals has numerous applications in consumer and industrial products. Our specialty chemicals are often critical ingredients in the formulation of our customers' products, but typically represent only a small portion of their product costs. We sell these specialty chemicals in domestic and international markets, primarily for use in branded consumer products manufactured by companies engaged in relatively non-cyclical industries, such as the cosmetics, pharmaceuticals and beverage industries. We sell over 400 specialty chemical and mineral products to over 6,000 customers in over 90 countries, with sales outside of the United States accounting for approximately 50% of our net sales for the year ended December 31, 2000. We are also the second largest producer of mineral products for roofing applications in the United States.

                                     * * *

     The executive offices of ISP Chemco Inc., ISP International Corp., ISP Global Technologies Inc., ISP Global Technologies LLC, ISP Investments Inc. and ISP Investments LLC are located at 300 Delaware Avenue, Suite 303, Wilmington, Delaware 19801 and the telephone numbers for each company are (302) 427-5818,
(302) 427-5715, (302) 427-5852, (302) 427-5852, (302) 427-5822 and (302)
427-5822, respectively. The executive offices of Bluehall Incorporated are located at c/o ISP Management Company, Inc., 1361 Alps Road, Wayne, New Jersey 07470 and the telephone number is (973) 628-4000. The executive offices of ISP Environmental Services Inc., ISP Management Company, Inc., ISP Management LLC, ISP Real Estate Company, Inc. and Verona Inc. are located at 1361 Alps Road, Wayne, New Jersey 07470 and the telephone number for each company is (973) 628-4000. The executive offices of ISP (Puerto Rico) Inc. are located at Mirador de Bairoa, Calle 27 ST-14, HC01 Box 29030, PMB 15, Caquas, Puerto Rico 00725-8900 and the telephone number is (787) 744-3188. The executive offices of ISP Alginates Inc. are located at 6605 Nancy Ridge Drive, San Diego, California 92121 and the telephone number is (619) 557-3100. The executive offices of ISP Chemicals Inc. and ISP Chemicals LLC are located at Route 95 Industrial Area, P.O. Box 37, Calvert City, Kentucky 42029 and the telephone number is (270) 395-4165. The executive offices of ISP Freetown Fine Chemicals Inc. are located at 238 South Main Street, Assonet, Massachusetts 02702 and the telephone number is (508) 672-0634. The executive offices of ISP Minerals LLC and ISP Minerals Inc. are located at 34 Charles Street, Hagerstown, Maryland 21740 and the telephone number of each company is (301) 733-4000. The executive offices of ISP Technologies Inc. and ISP Technologies LLC are located at 4501 Attwater Avenue and State Highway 146, Texas City, Texas 77590 and the telephone number for each company is (409) 945-3411.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     The exchange offer relates to the exchange of up to $305.0 million aggregate principal amount of old notes for an equal aggregate principal amount of registered notes. We issued and sold in two separate private placements $205.0 million in aggregate principal amount of the old notes on June 27, 2001 and an additional $100.0 million in aggregate principal amount of the old notes on July 31, 2001. The form and terms of the registered notes are substantially the same as the form and terms of the old notes, except that the registered notes have been registered under the Securities Act of 1933 and will not bear legends restricting their transfer. We issued the old notes under an indenture that grants you certain rights. The registered notes also will be issued under that indenture and you will have the same rights under the indenture as the holders of the old notes. See "Description of the Registered Notes."

Registration Rights
Agreement.....................   You are entitled under the registration rights
                                 agreement to exchange your old notes for registered notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

                                 The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradeable registered notes in the exchange offer or you are ineligible to participate in the exchange offer and indicate that you wish to have your old notes registered under the Securities Act. See "The Exchange Offer -- Procedures for Tendering."

The Exchange Offer............   We are offering to exchange $1,000 principal
                                 amount of 10 1/4% Series B Senior Subordinated
                                 Notes due 2011, which have been registered under the Securities Act, for each $1,000 principal amount of 10 1/4% Series A Senior
                                 Subordinated Notes due 2011 which were issued on June 27, 2001 and July 31, 2001 in private placements. In order to be exchanged, an old note must be properly tendered and accepted.
                                 All old notes that are properly tendered and not properly withdrawn will be exchanged.

                                 As of this date, there are $305.0 million aggregate principal amount of old notes outstanding.

                                 We will issue the registered notes promptly after the expiration of the exchange offer.

Resales of the Registered
Notes.........................   We believe that registered notes to be issued
                                 in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the
                                 Securities Act if you meet the following conditions:

                                   (1) the registered notes are acquired by you
                                       in the ordinary course of your business;

                                   (2) you are not engaging in and do not intend
                                       to engage in a distribution of the
                                       registered notes;

                                   (3) you do not have an arrangement or
                                       understanding with any person to
                                       participate in the distribution of the
                                       registered notes; and

                                   (4) you are not an affiliate of ours, as that
                                       term is defined in Rule 405 under the
                                       Securities Act.

                                 If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any registered note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

                                 Each broker-dealer that is issued registered notes in the exchange offer for its own account in exchange for old notes which were acquired by that broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the registered notes. A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer these registered notes.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2001, unless
                                 we decide to extend the exchange offer. We do
                                 not intend to extend the exchange offer,
                                 although we reserve the right to do so. If we
                                 determine to extend the exchange offer, we do
                                 not intend to extend it beyond           ,
                                 2001.

Conditions to the Exchange
Offer.........................   The only conditions to completing the exchange
                                 offer are that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Commission and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. See "The Exchange Offer -- Conditions."

Procedures for Tendering Old
Notes Held in the Form of
Book-Entry Interests..........   The old notes were issued as global securities
                                 in fully registered form without coupons.
                                 Beneficial interests in the old notes which are held by direct or indirect participants in The
                                 Depository Trust Company through
                                 certificateless depositary interests are shown on, and transfers of the notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

                                 If you are a holder of an old note held in the form of a book-entry interest and you wish to tender your old note for exchange pursuant to the exchange offer, you must transmit to Wilmington Trust Company, as exchange agent, on or prior to the expiration of the exchange offer either:

                                   - a written or facsimile copy of a properly
                                     completed and executed letter of
                                     transmittal and all other required
                                     documents to the address set forth on the cover page of the letter of transmittal; or

                                   - a computer-generated message transmitted by
                                     means of DTC's Automated Tender Offer
                                     Program system and forming a part of a
                                     confirmation of book-entry transfer in
                                     which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                                 The exchange agent must also receive on or prior to the expiration of the exchange offer either:

                                   - a timely confirmation of book-entry
                                     transfer of your old notes into the
                                     exchange agent's account at DTC, in
                                     accordance with the procedure for
                                     book-entry transfers described in this
                                     prospectus under the heading "The Exchange
                                     Offer -- Book-Entry Transfer," or

                                   - the documents necessary for compliance with
                                     the guaranteed delivery procedures
                                     described below.

                                 A letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us that, among other things:

                                   - the registered notes to be acquired by you
                                     in the exchange offer are being acquired in the ordinary course of your business;

                                   - you are not engaging in and do not intend
                                     to engage in a distribution of the
                                     registered notes;

                                   - you do not have an arrangement or
                                     understanding with any person to
                                     participate in the distribution of the
                                     registered notes; and

                                   - you are not our affiliate.

Procedures for Tendering
Certificated Old Notes........   If you are a holder of book-entry interests in
                                 the old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes that are in equal principal amounts to your book-entry interests. See "Description of the Registered Notes -- Form of Registered Notes."
                                 No certificated notes are issued and
                                 outstanding as of the date of this prospectus.
                                 If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading "The Exchange
                                 Offer -- Procedures for Tendering --
                                 Certificated Old Notes."

Special Procedures for
Beneficial Owner..............   If you are the beneficial owner of old notes
                                 and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your old notes, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name your old notes are registered.
                                 The transfer of
                                 registered ownership may take considerable time. See "The Exchange Offer -- Procedures for
                                 Tendering -- Procedures Applicable to All
                                 Holders."

Guaranteed Delivery
Procedures....................   If you wish to tender your old notes and:

                                   (1) they are not immediately available;

                                   (2) time will not permit your old notes or
                                       other required documents to reach the
                                       exchange agent before the expiration of
                                       the exchange offer; or

                                   (3) you cannot complete the procedure for
                                       book-entry transfer on a timely basis,

                                 you may tender your old notes in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer -- Procedures for Tendering--Guaranteed Delivery Procedures."

Acceptance of Old Notes and
Delivery of Registered
Notes.........................   Except under the circumstances described above
                                 under "Conditions to the Exchange Offer," we will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The registered notes to be issued to you in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer -- Terms of the
                                 Exchange Offer."

Withdrawal....................   You may withdraw the tender of your old notes
                                 at any time prior to 5:00 p.m., New York City time, on the expiration date. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer.

Exchange Agent................   Wilmington Trust Company is serving as the
                                 exchange agent in connection with the exchange offer.

Consequences of Failure to
Exchange......................   If you do not participate in the exchange
                                 offer, upon completion of the exchange offer, the liquidity of the market for your old notes could be adversely affected. See "The Exchange
                                 Offer -- Consequences of Failure to Exchange."

Federal Income Tax
Consequences..................   The exchange of old notes will not be a taxable
                                 event for federal income tax purposes. See
                                 "Federal Income Tax Considerations."

                  SUMMARY OF THE TERMS OF THE REGISTERED NOTES

Issuers.......................   The registered notes will be jointly issued by
                                 ISP Chemco Inc., ISP Chemicals Inc., ISP
                                 Minerals Inc. and ISP Technologies Inc.

Notes Offered.................   $305.0 million in aggregate principal amount of
                                 10 1/4% Series B Senior Subordinated Notes due
                                 2011.

Maturity......................   July 1, 2011.

Interest Payment Dates........   January 1 and July 1 of each year. The first
                                 interest payment will be made on January 1, 2002.

Guarantees....................   The registered notes will be unconditionally
                                 guaranteed, jointly and severally, by all of our domestic subsidiaries, other than some immaterial subsidiaries and our accounts receivable financing subsidiary. We refer to these companies in this prospectus as the "guarantors."

Optional Redemption...........   We may redeem the notes on or after July 1,
                                 2006 at the redemption prices listed under "Description of the Registered
                                 Notes -- Optional Redemption."

                                 Prior to July 1, 2004, we may use the proceeds of certain sales of our equity to redeem up to 35% of the original principal amount of the notes at a redemption price of 110.25% of their principal amount, plus accrued and unpaid interest to the redemption date.

Change of Control Offer.......   If we experience a change of control, holders
                                 of the notes may require us to repurchase part or all of their notes at 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date.

Ranking; Escrow...............   The registered notes will be senior
                                 subordinated indebtedness and will be junior in right of payment to all of our existing and future senior indebtedness, including our obligations under the Senior Credit Facilities.
                                 See "Description of Other
                                 Indebtedness -- Senior Credit Facilities."

                                 The guarantees of the registered notes will be senior subordinated obligations of the guarantors and will be junior in right of payment to all of the guarantors' existing and future senior indebtedness, including their guarantees under the Senior Credit Facilities.


                                 The registered notes and the guarantees will be unsecured except that the notes have the benefit of a security interest in the escrow account into which the net proceeds of the $100.0 million offering of old notes, other than $0.9 million of accrued interest, were deposited pending retirement of some outstanding notes of ISP.


Covenants.....................   We will issue the registered notes under the
                                 indenture with Wilmington Trust Company, as trustee, under which we issued the old notes. The indenture, among other things, restricts our ability to:

                                   - sell all or substantially all of our assets
                                     or merge or consolidate with or into other companies;

                                   - incur secured debt or allow liens to exist
                                     on our assets;

                                   - pay dividends or make other distributions;

                                   - make other restricted payments and
                                     investments;

                                   - incur restrictions on the ability of some
                                     of our subsidiaries to pay dividends or
                                     other payments to us; and

                                   - enter into transactions with some of our
                                     affiliates.

                                 The indenture also provides that during any period of time that the notes have an investment grade rating from Moody's Investors Services, Inc. and Standard & Poor's Ratings Services, neither of these rating agencies has attached any "negative outlook" to the rating of the notes and no default under the indenture has occurred, we will not be subject to many of these covenants. See "Description of the Registered Notes -- Certain
                                 Covenants -- Changes in Covenants When Notes
                                 Rated Investment Grade."

                                 If either of the rating agencies downgrade the ratings assigned to the notes below an investment grade rating, we will again be subject to those covenants.


Registration Rights;
Liquidated Damages............   In connection with the offering of the old
                                 notes, we granted registration rights to holders of the old notes and any additional notes treated as the same class of notes under the indenture. We agreed to use reasonable efforts to consummate the offer to exchange by
                                           , 2001. If we fail to consummate the
                                 exchange offer by that date, then we and the guarantors will pay liquidated damages to each holder of old notes, with respect to the first
                                 90-day period immediately following the
                                 occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of notes held by that holder.


                                 In addition, under certain circumstances, we may be required to file a shelf registration statement to cover resales of the old notes held by you.


                                 We and the guarantors will also be required to pay liquidated damages if:



                                   - we fail to file the shelf registration
                                     statement required by the registration
                                     rights agreement on or before the date
                                     specified for that filing; or



                                   - the shelf registration statement is not
                                     declared effective by the Commission on or prior to the date specified for its effectiveness; or




                                   - the shelf registration statement or this
                                     registration statement is declared
                                     effective but thereafter ceases to be
                                     effective or
                                     usable in connection with resales of
                                     transfer restricted securities during the periods specified in the registration rights agreement.




                                 The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of old notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

Form of Registered Notes......   The registered notes to be issued in the
                                 exchange offer will be represented by one or more global securities deposited with
                                 Wilmington Trust Company for the benefit of DTC. You will not receive registered notes in certificated form unless one of the events set forth under the heading "Description of the Registered Notes -- Form of Registered Notes" occurs. Instead, beneficial interests in the registered notes to be issued in the exchange offer will be shown on, and transfer of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.


Use of Proceeds...............   The net proceeds of the offerings of the old
                                 notes, other than $0.9 million of accrued interest, were placed into two separate escrow accounts. We distributed the net proceeds of the $205.0 million offering of old notes to ISP to enable it to retire the full amount of its 9 3/4% Senior Notes due 2002, which we refer to in this prospectus as the "2002 Notes." We will distribute the net proceeds of the $100.0 million offering of old notes to ISP to enable it to retire on or prior to maturity a portion of its outstanding 9% Senior Notes due 2003, which we refer to in this prospectus as the "2003 Notes." We will not receive any cash proceeds upon completion of the exchange offer.


     YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF CERTAIN RISKS OF PARTICIPATING IN THE EXCHANGE OFFER AND INVESTING IN THE NOTES.

                             SUMMARY FINANCIAL DATA

     The following information sets forth our summary consolidated financial data. The results of any interim period do not necessarily indicate the results for the full year. This information should be read in conjunction with the information in "Capitalization," "Unaudited Pro Forma Consolidated Financial Statements," "Selected Financial Data," "The Restructuring" and the Consolidated Financial Statements included elsewhere in this prospectus. ISP Chemco Inc. (formerly known as ISP Opco Holdings Inc.) was formed in June 1998 in connection with the merger of International Specialty Products Inc. with and into ISP Holdings Inc., which occurred on July 15, 1998. In connection with that merger, ISP Holdings changed its name to International Specialty Products Inc. ISP Chemco and the other co-issuers of the notes are indirect, wholly owned subsidiaries of ISP.

     We have prepared the financial data presented below on a basis that retroactively reflects our formation for all periods presented. In addition, our financial data presented below for periods prior to the merger of International Specialty Products Inc. with and into ISP Holdings represent the results of the predecessor company to ISP.

     The As Adjusted balance sheet data give effect to the issuance of $100.0 million in aggregate principal amount of old notes on July 31, 2001 as if that issuance had been completed as of July 1, 2001. The pro forma operating data give effect to the Transactions as if they had been completed as of January 1, 2000. The pro forma financial data presented below does not purport to project the financial position or the results of operations for any future period or to represent what the financial position or results of operations would have been if the Transactions had been completed at the dates indicated.

                                                                             SIX MONTHS ENDED
                                                                         -------------------------
                                              YEAR ENDED DECEMBER 31,      JULY 2,       JULY 1,
                                              ------------------------      2000          2001
                                               1998     1999     2000    (UNAUDITED)   (UNAUDITED)
                                              ------   ------   ------   -----------   -----------
                                                                 (IN MILLIONS)
OPERATING DATA:
Net sales...................................  $784.6   $787.4   $783.9     $398.2        $406.5
Operating income............................    71.6    146.5     82.3       55.5          61.8
Interest expense(1).........................    56.0     59.2     62.8       31.8          29.5
Income from continuing operations before
  income taxes..............................    37.8     84.4    151.6       32.4          51.0
Income from continuing operations...........    22.5     54.8     98.4       21.1          33.1
Income before cumulative effect of
  accounting change.........................    24.6     80.1     98.4       21.1          33.1
Net income..................................    24.6     80.1     98.4       21.1          32.6

                                                                                JULY 1, 2001
                                                                        ----------------------------
                                                         DECEMBER 31,     ACTUAL      AS ADJUSTED(2)
                                                             2000       (UNAUDITED)    (UNAUDITED)
                                                         ------------   -----------   --------------
                                                                        (IN MILLIONS)
BALANCE SHEET DATA:
Cash and short-term investments........................    $  535.5      $    7.2        $    4.6
Restricted cash(3).....................................          --         197.3              --
Total working capital..................................       310.9         193.8           193.8
Total assets...........................................     1,923.5       1,667.6         1,469.3
Total long-term debt(4)................................       572.6         799.2           600.8
Shareholder's equity...................................       807.6         488.2           488.2

                                                                             SIX MONTHS ENDED
                                                                         -------------------------
                                              YEAR ENDED DECEMBER 31,      JULY 2,       JULY 1,
                                             -------------------------      2000          2001
                                              1998      1999     2000    (UNAUDITED)   (UNAUDITED)
                                             -------   ------   ------   -----------   -----------
                                                       (IN MILLIONS, EXCEPT RATIO DATA)
OTHER DATA:
Depreciation...............................  $  48.9   $ 48.2   $ 50.9     $ 24.9        $  25.9
Goodwill amortization......................     14.9     16.2     16.0        8.0            8.0
Capital expenditures and acquisitions......    163.8    108.9     58.4       22.2           44.1
Cash flows from:
  Operating activities.....................    166.8    123.1     62.6       28.2          188.6
  Investing activities.....................   (315.0)   (36.0)   (51.2)     (55.2)        (133.1)
  Financing activities.....................    151.0    (88.0)   (18.0)      17.4          (63.0)
EBITDA(5)(8)...............................    157.5    208.0    281.3       97.0          114.4
Ratio of earnings to fixed charges(6)......      1.6x     2.3x     3.2x       1.9x           2.6x
Ratio of EBITDA to interest expense(5).....      2.8x     3.5x     4.5x       3.1x           3.9x

                                                                                   SIX MONTHS ENDED
                                                                                  ------------------
                                                                YEAR ENDED        JULY 2,    JULY 1,
                                                             DECEMBER 31, 2000     2000       2001
                                                             -----------------    -------    -------
                                                                (IN MILLIONS, EXCEPT RATIO DATA)
                                                                           (UNAUDITED)
PRO FORMA OPERATING DATA:(7)
EBITDA(8)..................................................       $137.1           $88.8      $86.8
Interest expense...........................................         56.7            28.7       27.5
Income before cumulative effect of accounting change.......          7.9            17.7       16.4
Ratio of earnings to fixed charges(6)......................          1.2x            1.8x       1.8x
Ratio of EBITDA to interest expense(8).....................          2.4x            3.1x       3.2x

---------------

(1) Includes the effect of the retroactive push down of the 2002 Notes and $98.0 million of the 2003 Notes on to the balance sheet of ISP Chemco Inc. for all periods presented.

(2) The As Adjusted balance sheet data give effect to the issuance of $100.0 million in aggregate principal amount of old notes on July 31, 2001 and the repayment of the 2002 Notes as if that issuance and repayment had been completed as of July 1, 2001. See "Unaudited Pro Forma Consolidated Financial Statements."


(3) Represents net proceeds from the issuance of $205.0 million in aggregate principal amount of old notes, which were placed in an escrow account and distributed to our parent, ISP, to retire the 2002 Notes on or prior to October 15, 2001.


(4) See "Capitalization" and Note 13 to Consolidated Financial Statements.

(5) EBITDA is calculated as income from continuing operations before income taxes, increased by interest expense, depreciation and goodwill amortization. As an indicator of operating performance, EBITDA should not be considered as an alternative to net income or any other measure of performance under generally accepted accounting principles.

(6) For purposes of these computations, earnings consist of income from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense, plus that portion of lease rental expense representative of interest (estimated to be one-third of lease rental expense).

(7) The pro forma operating data give effect to the Transactions as if they had been completed as of January 1, 2000. See "Unaudited Pro Forma Consolidated Financial Statements."

                                                                      (footnotes
continued on following page)

(footnotes continued from previous page)

(8) The details of the calculation of EBITDA are set forth below:

                                                                  SIX MONTHS ENDED                       PRO FORMA
                                                              -------------------------   ---------------------------------------
                                                                                                            SIX           SIX
                                YEAR ENDED DECEMBER 31,         JULY 2,       JULY 1,        YEAR         MONTHS        MONTHS
                             ------------------------------      2000          2001          2000          2000          2001
                               1998       1999       2000     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                             --------   --------   --------   -----------   -----------   -----------   -----------   -----------
                                                                         (THOUSANDS)
Income from continuing
  operations before income
  taxes....................  $ 37,757   $ 84,407   $151,562     $32,408      $ 50,965      $ 13,473       $27,222       $25,332
Add:
  Interest expense.........    56,006     59,217     62,802      31,751        29,475        56,688        28,741        27,466
  Depreciation.............    48,872     48,191     50,894      24,858        25,941        50,894        24,858        25,941
  Goodwill amortization....    14,875     16,195     16,042       8,021         8,021        16,042         8,021         8,021
                             --------   --------   --------     -------      --------      --------       -------       -------
  EBITDA...................  $157,510   $208,010   $281,300     $97,038      $114,402      $137,097       $88,842       $86,760
                             ========   ========   ========     =======      ========      ========       =======       =======

                                  RISK FACTORS

     An investment in the registered notes is subject to a number of risks. You should carefully consider the following factors, as well as the more detailed descriptions elsewhere in this prospectus in evaluating the exchange offer. Any reference to "notes" in this prospectus refers to both old notes and registered notes, unless the context otherwise requires.

WE ARE SUBSTANTIALLY LEVERAGED WHICH COULD AFFECT OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

     Our substantial outstanding debt has important consequences to you, including the risk that we may not generate sufficient cash flow from operations to pay principal of and interest on our indebtedness, including the notes, or to invest in our businesses. If we are unable to satisfy our obligations with cash flow from operations and refinancings, we might have to attempt to raise cash to satisfy our obligations through potential sales of assets or equity. Our ability to raise funds by selling either assets or equity depends on a number of factors, including market conditions, restrictions contained in the Senior Credit Facilities, the indenture governing the notes and the indentures governing the outstanding indebtedness of ISP, our ultimate parent corporation, and other factors. If we are unable to refinance indebtedness or raise funds through sales of assets or equity or otherwise, we may be unable to pay principal of and interest on the notes.

     At July 1, 2001, after giving pro forma effect to the issuance of $100.0 million in aggregate principal amount of old notes on July 31, 2001, we had total outstanding debt of $600.9 million and shareholder's equity of $488.2 million. In addition, subject to covenants contained in the Senior Credit Facilities, the indenture governing the notes and the indentures governing the outstanding indebtedness of ISP, we may incur additional indebtedness.

THE NOTES AND GUARANTEES ARE SUBORDINATE TO ALL OF OUR EXISTING AND FUTURE SENIOR DEBT.

     Your right to receive payments of principal of and interest on the notes is subordinate to all of our existing and future senior debt, including the Senior Credit Facilities. Similarly, each guarantee of the notes is subordinate to all existing and future senior debt of the guarantors, including the guarantors' guarantees under the Senior Credit Facilities. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us or any guarantor, our assets or the guarantor's assets are available to pay obligations on the notes or the applicable guarantee only after all outstanding senior debt of that party has been paid in full. There may not be sufficient assets remaining to make payments on amounts due on any or all of the notes then outstanding or any guarantee. In addition, under certain circumstances, an event of default in the payment of senior indebtedness, including senior indebtedness under the Senior Credit Facilities, will prohibit us and the guarantors from paying amounts due on the notes or from purchasing or otherwise retiring the notes. As of July 1, 2001, after giving pro forma effect to the issuance of $100.0 million in aggregate principal amount of old notes on July 31, 2001, our obligations under the notes are subordinate to $299.5 million of senior debt.

THE NOTES AND GUARANTEES ARE UNSECURED.


     In addition to being subordinated to all of our existing and future senior indebtedness, the notes are not secured by any of our assets or the assets of our subsidiaries except to the extent that the trustee has been granted a security interest in the escrow account. See "Description of the Registered Notes -- Escrow Accounts." Obligations under the Senior Credit Facilities, however, are secured by a pledge of all of our tangible and intangible assets (including the capital stock of the guarantors and 66% of the voting stock of our direct foreign subsidiaries). If we become insolvent or are liquidated, or if payment under the Senior Credit Facilities is accelerated, the lenders under the Senior Credit Facilities will be entitled to exercise all of their available legal remedies and will have a priority claim to our assets. See "Description of Other Indebtedness -- Senior Credit Facilities."

NOT ALL SUBSIDIARIES ARE GUARANTORS AND CREDITORS OF NON-GUARANTOR SUBSIDIARIES WILL BE SENIOR TO THE HOLDERS OF THE NOTES.

     The obligations under the notes are fully and unconditionally guaranteed on a joint and several basis by the guarantors. All of our domestic subsidiaries guarantee the notes, other than our accounts receivable financing subsidiary and some immaterial subsidiaries. Our foreign subsidiaries do not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries which are not guarantors, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

WE MAY BE UNABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     We cannot assure you that we will have enough funds to pay our obligations under the notes upon a change of control. In addition, the terms of the Senior Credit Facilities prohibit our repayment of the notes in that event, unless and until the time the indebtedness under the Senior Credit Facilities is repaid in full. Moreover, the occurrence of the events that would constitute a change of control, as defined in the indenture governing the notes, may result in a default or otherwise require repayment of indebtedness under the Senior Credit Facilities. Our failure to make those repayments upon a change of control would result in a default under the notes and the Senior Credit Facilities.

     In addition, we have been advised by G-I Holdings Inc., which in January 2001 filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to asbestos-related claims, that in 2000 three actions were commenced by creditors or potential creditors of G-I Holdings alleging that the distribution of the capital stock of ISP to Samuel J. Heyman and certain other stockholders by G-I Holdings through a series of transactions in 1997 was a fraudulent conveyance. If these actions are successful, the plaintiffs could seek to unwind those transactions which could cause the capital stock held by Mr. Heyman and those other shareholders to once again become owned by G-I Holdings. If that were to happen, creditors in G-I Holdings' bankruptcy proceeding could seek to cause the sale of the capital stock of ISP to satisfy their claims, which could result in a change of control. The Senior Credit Facilities can be terminated if a change of control occurs under their terms, which would cause all loans outstanding under the facilities to be accelerated. This event could also cause other indebtedness of ours and of ISP (including the notes) to become accelerated. That event could have a material adverse impact on our financial condition if we are unable to refinance that indebtedness.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

     - was insolvent or rendered insolvent by reason of that incurrence;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, at the time it incurred the indebtedness evidenced by its guarantee, was not insolvent, did not have unreasonably small capital for the business in which it is engaged and did not incur debts beyond its ability to pay those debts as they mature. We cannot assure you as to the standard a court would apply in making its determination or that a court would agree with our conclusions.

RISKS RELATED TO OUR BUSINESS

WE MAY EXPERIENCE FOREIGN CURRENCY FLUCTUATIONS.

     For the year ended December 31, 2000, approximately 50% of our net sales was attributable to our international operations. Fluctuations in the value of foreign currencies may cause our U.S. dollar-denominated sales and profits with respect to those operations to decrease or increase without relation to the actual sales or profits of our international operations. For a discussion of our international operations, see "Business -- Specialty Chemicals -- International Operations," and for a discussion of the impact of currency fluctuations on our historical results of operations and our policy to manage our foreign currency exposure, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

WE MAY BE HELD RESPONSIBLE FOR A TAX CLAIM AGAINST G-I HOLDINGS INC.


     We were members of the G-I Holdings Inc. consolidated group for federal income tax purposes in certain prior years. As a result, we would be severally liable for any tax liability of the G-I Holdings consolidated tax group in respect of those prior years in which we were members of this tax group. On September 15, 1997, G-I Holdings received a tax deficiency notice from the IRS in the amount of $84.4 million (after taking into account the use of net operating losses and foreign tax credits otherwise available for use in later years) for the 1990 fiscal year relating to Rhone-Poulenc Surfactants and Specialties, L.P., a partnership in which G-I Holdings held an interest. On September 21, 2001, the IRS filed a proof of claim with respect to this deficiency in the G-I Holdings bankruptcy. If that proof of claim is sustained, we, together with G-I Holdings and several current and former subsidiaries of G-I Holdings, would be severally liable for taxes and interest in an amount of approximately $250.0 million should G-I Holdings be unable to satisfy that liability.


WE ARE DEPENDENT ON OTHERS FOR SUPPLY OF ONE OF OUR PRINCIPAL RAW MATERIALS.

     Approximately 62% of our sales of specialty chemicals are derived from acetylene which is either purchased in the United States as a raw material or is produced by our wholly owned subsidiary, ISP Acetylene GmbH, in Marl, Germany. Acetylene is available as a raw material from a limited number of suppliers and, because of its instability, can only be transported short distances. We obtain acetylene for domestic use from two unaffiliated suppliers pursuant to supply contracts. In the event of a substantial interruption in the supply of acetylene from current sources, we may be unable to obtain as much acetylene from other sources as would be necessary to meet our supply requirements. A substantial interruption of our supply of acetylene or a substantial increase in its cost could have a material adverse effect on our business and operations.

THE SALES PRICES OF BUTANEDIOL CAN FLUCTUATE.

     Sales prices of butanediol, one of our industrial products that represented 8% of our net sales for the year ended December 31, 2000, have fluctuated based on supply and demand. We cannot assure you that future growth in demand for butanediol will be sufficient to keep pace with future increases in supply.

THE LOSS OF A SIGNIFICANT CUSTOMER COULD HAVE AN ADVERSE EFFECT ON THE MINERAL PRODUCTS SEGMENT OF OUR BUSINESS.

     In 2000, Building Materials Corporation of America, an indirect subsidiary of G-I Holdings Inc. and an affiliate of ours, and its subsidiaries purchased approximately $59.3 million of mineral products from us, representing approximately 7.6% of our net sales. BMCA and its subsidiaries purchase from us all of their colored roofing granules requirements (except for the requirements of certain of their roofing plants which are supplied by third parties) under a requirements contract which expires on December 31, 2001 unless extended by the parties. A substantial decrease in business from BMCA could have an adverse impact on the financial condition of our mineral products segment.

WE ARE SUBJECT TO ENVIRONMENTAL AND OTHER REGULATIONS.

     Aspects of our business and operations are subject to a wide variety of federal, state, local and foreign environmental and occupational health and safety laws and regulations, including laws and regulations governing the storage and handling of chemicals and hazardous substances. We are also subject to liability for the investigation and remediation of environmental contamination at certain properties that we own or operate and at other properties where we or our predecessors have operated or arranged for the disposal of hazardous substances. We cannot predict whether additional expenditures, beyond those currently included in capital and operating budgets, may be required in order to comply with new environmental legislation and regulations.

WE ARE CONTROLLED BY AN EXISTING SHAREHOLDER.

     As of September 1, 2001, Samuel J. Heyman, Chairman of the Board of Directors of ISP, beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) approximately 80% of ISP's outstanding voting stock. Accordingly, Mr. Heyman has the ability to elect our entire Board of Directors and determine the outcome of any other matter submitted to shareholders for approval. In particular, subject to the terms of our existing indebtedness, Mr. Heyman has the ability to effect certain corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets.

THE LIQUIDITY OF ANY MARKET FOR THE OLD NOTES COULD BE ADVERSELY AFFECTED AFTER COMPLETION OF THE EXCHANGE OFFER. IN ADDITION, THERE MAY BE NO ACTIVE TRADING MARKET FOR THE REGISTERED NOTES TO BE ISSUED IN THE EXCHANGE OFFER.

     There has been no public market for the old notes. If most holders of the old notes tender their notes in the exchange offer, the liquidity for the old notes not tendered in the exchange offer could be adversely affected upon completion of the exchange offer. In addition, we cannot assure you with respect to:

          (1) the liquidity of any market for the registered notes that may develop;

          (2) your ability to sell registered notes; or

          (3) the price at which you will be able to sell those registered notes.

If a public market were to exist, the registered notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes, and our financial performance. We do not intend to list the registered notes to be issued to you in the exchange offer on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the registered notes is currently anticipated. The initial purchasers of the old notes have advised us that they currently anticipate making a secondary market for the registered notes, but they are not obligated to do so. We cannot assure you that an active or liquid public trading market will develop for the registered notes.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 with respect to the registered notes. This prospectus, which is a part of the registration statement, omits some of the information included in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each of those statements is deemed qualified in its entirety to that reference.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. Our operations are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. You are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described under "Risk Factors." The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     We issued the old notes on June 27, 2001 and July 31, 2001 in private placements. In connection with the issuance of the old notes, we entered into the indenture and the registration rights agreement. These agreements require that we file a registration statement under the Securities Act with respect to the registered notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of registered notes. These registered notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes and the registered notes will terminate, except as provided in the last paragraph of this section. A copy of the indenture relating to the notes and the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part. We refer to this indenture in this prospectus as the "indenture." As a result of the filing and the effectiveness of the registration statement,
assuming we complete the exchange offer by           , 2001, certain prospective
increases in the interest rate on the old notes provided for in the registration rights agreement will not occur.

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that registered notes to be issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us that:

          (1) the registered notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

          (2) you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

          (3) you have no arrangement or understanding with any person to participate in the distribution of the registered notes to be issued to you in the exchange offer.

     If you tender in the exchange offer for the purpose of participating in a distribution of the registered notes to be issued to you in the exchange offer, you cannot rely on this interpretation by the staff of the Commission. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives registered notes in the exchange offer for its own account in exchange for old notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those registered notes. See "Plan of Distribution."

     If you will not receive freely tradeable registered notes in the exchange offer or are not eligible to participate in the exchange offer, you can elect, by indicating on the letter of transmittal and providing certain additional necessary information, to have your old notes registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for a period of two years following the date of original issuance of the old notes or such shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See "-- Procedures for Tendering."

CONSEQUENCES OF FAILURE TO EXCHANGE

     After we complete the exchange offer, if you have not tendered your old notes, you will not have any further registration rights, except as set forth above. Your old notes will continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

     The form and terms of the registered notes are substantially the same as the form and terms of the old notes, except that the registered notes to be issued in the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer. The registered notes will be issued pursuant to, and entitled to the benefits of, the indenture. The indenture also governs the old notes. The registered notes and the old notes will be deemed one issue of notes under the indenture.

     As of the date of this prospectus, $305.0 million in aggregate principal amount of the old notes were outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old notes. You do not have any appraisal or dissenters' rights in connection with the exchange offer under the General Corporation Law of the State of Delaware or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.

     We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered notes from us. If we do not accept any tendered notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted old notes, without expense, to the tendering holder as promptly as practicable after the expiration date.

     You will not be required to pay brokerage commissions or fees or, except as set forth below under "-- Transfer Taxes," transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Fees and Expenses" below.

EXPIRATION DATE; AMENDMENTS


     The exchange offer will expire at 5:00 p.m., New York City time, on
          , 2001, unless we determine, in our sole discretion, to extend the exchange offer, in which case, it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we determine to extend the exchange offer, we do
not intend to extend it beyond           , 2001. If we extend the exchange
offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

     We also reserve the right, in our sole discretion,

          (1) to delay accepting any old notes or, if any of the conditions set forth below under "-- Conditions" have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of the delay or termination to the exchange agent, or

          (2) to amend the terms of the exchange offer in any manner, by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

     We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

PROCEDURES FOR TENDERING

  BOOK-ENTRY INTERESTS

     The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

     If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

          (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

          (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

     In addition, in order to deliver old notes held in the form of book-entry interests:

          (1) a timely confirmation of book-entry transfer of those notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "-- Book-Entry Transfer" must be received by the exchange agent prior to the expiration date; or

          (2) you must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  CERTIFICATED OLD NOTES

     Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "-- Exchange Agent." In addition, in order to validly tender your certificated old notes:

          (1) the certificates representing your old notes must be received by the exchange agent prior to the expiration date or

          (2) you must comply with the guaranteed delivery procedures described below.

  PROCEDURES APPLICABLE TO ALL HOLDERS

     If you tender an old note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

          (1) old notes tendered in the exchange offer are tendered either

             (A) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or

             (B) for the account of an eligible institution; and

          (2) the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

     If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

     We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     You must cure any defects or irregularities in connection with tenders of your old notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

          (1) you improperly tender your old notes;

          (2) you have not cured any defects or irregularities in your tender;
     and

          (3) we have not waived those defects, irregularities or improper tender.

     The exchange agent will return your notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

     In addition, we reserve the right in our sole discretion to:

          (1) purchase or make offers for, or offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

          (2) terminate the exchange offer; and

          (3) to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any of these purchases or offers could differ from the terms of the exchange offer.

     By tendering, you will represent to us that, among other things:

          (1) the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business,

          (2) you are not engaging in and do not intend to engage in a distribution of the registered notes to be acquired by you in the exchange offer,

          (3) you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer and

          (4) you are not our "affiliate," as defined under Rule 405 of the Securities Act.

     In all cases, issuance of registered notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes, tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

  GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

          (1) you tender through an eligible financial institution;

          (2) on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

          (3) the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

     The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

          (1) your name and address;

          (2) the amount of old notes you are tendering; and

          (3) a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

             (A) the certificates for all certificated old notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

             (B) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

             (C) any other documents required by the letter of transmittal.

BOOK-ENTRY TRANSFER

     The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

     If one of the following situations occur:

          (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC; or

          (2) you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

WITHDRAWAL RIGHTS

     You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The notice of withdrawal must:

          (1) state your name;

          (2) identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of withdrawn notes;

          (3) be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

          (4) specify the name in which the old notes are to be registered, if different from yours.

     We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS

     Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue registered notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any of the following events shall occur:

          (1) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

          (2) the exchange offer shall violate any applicable law or any applicable interpretation of the staff of the Commission.

     These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no registered notes will be issued in exchange for any of those old notes, if at the time the notes are tendered any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

     The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

EXCHANGE AGENT

     We have appointed Wilmington Trust Company as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:


    By Overnight Delivery or
  Registered or Certified Mail:       By Hand in New York:             By Hand in Delaware:
    Wilmington Trust Company        Wilmington Trust Company         Wilmington Trust Company
       Rodney Square North          c/o Computershare Trust          1105 North Market Street
    1100 North Market Street          Company of New York                 Wilmington, DE
      Wilmington, DE 19890             Wall Street Plaza         Attn: Corporate Trust, 1st Floor
      Attn: Corporate Trust        88 Pine Street, 19th Floor
                                       New York, NY 10005
                                   Attn: Wilmington Trust/ISP

                                 Facsimile Transmission Number:
                                   (For Eligible Institutions
                                             Only)
                                         (302) 651-1079

                                  Confirm Receipt of Facsimile
                                         by Telephone:
                                         (302) 651-1562


     The exchange agent also acts as trustee under the indenture.

FEES AND EXPENSES

     We will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.


     We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $250,000 which includes fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.


TRANSFER TAXES

     You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register registered notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the registered notes under generally accepted accounting principles.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization as of July 1, 2001 (A) on a historical basis and (B) on a pro forma basis to give effect to the issuance of $100.0 million in aggregate principal amount of old notes on July 31, 2001 as if that issuance had been completed as of July 1, 2001.

                                                                AS OF JULY 1, 2001
                                                                    (UNAUDITED)
                                                              -----------------------
                                                                ACTUAL     PRO FORMA
                                                              ----------   ----------
                                                                    (THOUSANDS)
Senior Credit Facilities:
  Revolver..................................................  $   74,000   $   74,000
  Term Loan.................................................     225,000      225,000
2002 Notes(1)...............................................     199,871           --
2003 Notes(1)...............................................      98,000           --
10 1/4% Senior Subordinated Notes due 2011(2)...............     201,864      301,364
Other.......................................................         454          454
                                                              ----------   ----------
          Total long-term debt..............................     799,189      600,818
Shareholder's equity........................................     488,184      488,184
                                                              ----------   ----------
          Total capitalization..............................  $1,287,373   $1,089,002
                                                              ==========   ==========

---------------

(1) In connection with of the issuance of the old notes, the 2002 Notes and $98.0 million of the 2003 Notes have been retroactively presented on our balance sheet in order to reflect the retirement of the 2002 Notes and $98.0 million of the 2003 Notes. The net proceeds from the old notes, other than $0.9 million in accrued interest, were placed in escrow until used to retire the 2002 Notes and $98.0 million of the 2003 Notes at or prior to maturity.

(2) Gives effect to the offering of $100.0 million in aggregate principal amount of the old notes on July 31, 2001 at an offering price of 99.5%.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     We have prepared the following unaudited pro forma consolidated financial statements on the basis set forth in the accompanying notes. The accompanying pro forma consolidated balance sheet gives effect to the issuance of $100.0 million in aggregate principal amount of old notes on July 31, 2001 as if that issuance had been completed as of July 1, 2001. The accompanying pro forma consolidated statements of income give effect to the Transactions as if they had been completed as of January 1, 2000. The unaudited pro forma consolidated financial statements do not purport to project the results of operations for any future period or to represent what the financial position or results of operations would have been if the Transactions had been completed as of the dates indicated.

                                ISP CHEMCO INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JULY 1, 2001

                                                                 ADJUSTMENTS
                                                         ----------------------------
                                                                         REPAYMENT OF
                                                                          2002 NOTES
                                                         OFFERINGS OF        AND
                                              ACTUAL      OLD NOTES       2003 NOTES      PRO FORMA
                                            ----------   ------------    ------------     ----------
                                                                  (THOUSANDS)
                                                                  (UNAUDITED)
ASSETS
Current assets:
  Cash....................................  $    7,221     $98,000(1)     $  (2,620)(3)   $    4,601
                                                                            (98,000)(4)
  Restricted cash.........................     197,251                     (197,251)(3)           --
  Accounts receivable trade...............      94,754                                        94,754
  Accounts receivable other...............      25,505                                        25,505
  Receivable from related parties, net....      16,174                                        16,174
  Inventories.............................     181,984                                       181,984
  Other current assets....................      34,087                                        34,087
                                            ----------     -------        ---------       ----------
  Total current assets....................     556,976      98,000         (297,871)         357,105
Property, plant and equipment.............     550,769                                       550,769
Receivable from related party.............      20,000                                        20,000
Goodwill, net.............................     483,922                                       483,922
Other assets..............................      55,964       1,500(2)                         57,464
                                            ----------     -------        ---------       ----------
Total assets..............................  $1,667,631     $99,500        $(297,871)      $1,469,260
                                            ==========     =======        =========       ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Short-term debt.........................  $       77     $    --        $      --       $       77
  Current maturities of long-term debt....     202,374                     (199,871)(3)        2,503
  Accounts payable........................      59,266                                        59,266
  Accrued liabilities.....................      86,634                                        86,634
  Income taxes............................      14,826                                        14,826
                                            ----------     -------        ---------       ----------
  Total current liabilities...............     363,177          --         (199,871)         163,306
Long-term debt less current maturities....     596,815      99,500(1)       (98,000)(4)      598,315
Deferred taxes............................     157,169                                       157,169
Other liabilities.........................      62,286                                        62,286
Shareholder's equity:
  Common stock and additional paid-in
     capital..............................     438,237                                       438,237
  Retained earnings.......................      85,116                                        85,116
  Accumulated other comprehensive loss....     (35,169)                                      (35,169)
                                            ----------     -------        ---------       ----------
Total shareholder's equity................     488,184          --               --          488,184
                                            ----------     -------        ---------       ----------
Total liabilities and shareholder's
  equity..................................  $1,667,631     $99,500        $(297,871)      $1,469,260
                                            ==========     =======        =========       ==========

     See accompanying Notes to Pro Forma Consolidated Financial Statements.

                                ISP CHEMCO INC.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                            ADJUSTMENTS
                                           ---------------------------------------------
                                                            REPAYMENT OF
                                                             2002 NOTES
                                           OFFERINGS OF         AND             OTHER
                                ACTUAL      OLD NOTES        2003 NOTES      ADJUSTMENTS     PRO FORMA
                               ---------   ------------     ------------     -----------     ---------
                                                            (THOUSANDS)
                                                            (UNAUDITED)
Net sales....................  $ 783,941     $     --         $     --        $      --      $ 783,941
Cost of products sold........   (514,599)                                                     (514,599)
Selling, general and
  administrative.............   (156,571)                                                     (156,571)
Provision for
  restructuring..............    (14,429)                                                      (14,429)
Goodwill amortization........    (16,042)                                                      (16,042)
                               ---------     --------         --------        ---------      ---------
Operating income.............     82,300           --               --               --         82,300
Interest expense.............    (62,802)     (32,317)(5)       19,515(3)        17,447(6)     (56,689)
                                                                 9,262(4)        (7,794)(7)
Gain on contract
  settlement.................      3,450                                                         3,450
Other income (expense),
  net........................    128,614                                       (144,203)(6)    (15,589)
                               ---------     --------         --------        ---------      ---------
Income before income taxes...    151,562      (32,317)          28,777         (134,550)        13,472
Income taxes.................    (53,199)      12,088          (10,764)          46,331         (5,544)
                               ---------     --------         --------        ---------      ---------
Net income...................  $  98,363     $(20,229)        $ 18,013        $ (88,219)     $   7,928
                               =========     ========         ========        =========      =========

     See accompanying Notes to Pro Forma Consolidated Financial Statements.

                                ISP CHEMCO INC.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JULY 2, 2000

                                                            ADJUSTMENTS
                                           ---------------------------------------------
                                                            REPAYMENT OF
                                                             2002 NOTES
                                           OFFERINGS OF         AND             OTHER
                                ACTUAL      OLD NOTES        2003 NOTES      ADJUSTMENTS     PRO FORMA
                               ---------   ------------     ------------     -----------     ---------
                                                            (THOUSANDS)
                                                            (UNAUDITED)
Net sales....................  $ 398,198     $     --         $    --          $    --       $ 398,198
Cost of products sold........   (256,400)                                                     (256,400)
Selling, general and
  administrative.............    (78,237)                                                      (78,237)
Goodwill amortization........     (8,021)                                                       (8,021)
                               ---------     --------         -------          -------       ---------
Operating income.............     55,540           --              --               --          55,540
Interest expense.............    (31,751)     (16,158)(5)       9,758(3)         8,851(6)      (28,741)
                                                                4,631(4)        (4,072)(7)
Gain on contract
  settlement.................      3,450                                                         3,450
Other income (expense),
  net........................      5,169                                        (8,196)(6)      (3,027)
                               ---------     --------         -------          -------       ---------
Income before income taxes...     32,408      (16,158)         14,389           (3,417)         27,222
Income taxes.................    (11,336)       5,636          (5,019)           1,198          (9,521)
                               ---------     --------         -------          -------       ---------
Net income...................  $  21,072     $(10,522)        $ 9,370          $(2,219)      $  17,701
                               =========     ========         =======          =======       =========

     See accompanying Notes to Pro Forma Consolidated Financial Statements.

                                ISP CHEMCO INC.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JULY 1, 2001

                                                            ADJUSTMENTS
                                           ---------------------------------------------
                                                            REPAYMENT OF
                                                             2002 NOTES
                                           OFFERINGS OF       AND 2003          OTHER
                                ACTUAL      OLD NOTES          NOTES         ADJUSTMENTS     PRO FORMA
                               ---------   ------------     ------------     -----------     ---------
                                                            (THOUSANDS)
                                                            (UNAUDITED)
Net sales....................  $ 406,491     $     --         $    --         $     --       $ 406,491
Cost of products sold........   (255,595)                                                     (255,595)
Selling, general and
  administrative.............    (81,054)                                                      (81,054)
Goodwill amortization........     (8,021)                                                       (8,021)
                               ---------     --------         -------         --------       ---------
Operating income.............     61,821           --              --               --          61,821
Interest expense.............    (29,475)     (15,925)(5)       9,904(3)         7,196(6)      (27,466)
                                                                4,631(4)        (3,797)(7)
Other income (expense),
  net........................     18,619                                       (27,642)(6)      (9,023)
                               ---------     --------         -------         --------       ---------
Income before income taxes...     50,965      (15,925)         14,535          (24,243)         25,332
Income taxes.................    (17,892)       5,591          (5,103)           8,510          (8,894)
                               ---------     --------         -------         --------       ---------
Income before cumulative
  effect of accounting
  change.....................     33,073      (10,334)          9,432          (15,733)         16,438
Cumulative effect of change
  in accounting principle,
  net of taxes...............       (440)                                                         (440)
                               ---------     --------         -------         --------       ---------
Net income...................  $  32,633     $(10,334)        $ 9,432         $(15,733)      $  15,998
                               =========     ========         =======         ========       =========

     See accompanying Notes to Pro Forma Consolidated Financial Statements.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following Notes to Pro Forma Consolidated Financial Statements should be read in conjunction with the description of the Transactions included elsewhere in this prospectus.

          (1) Reflects the issuance of an additional $100.0 million in aggregate principal amount of old notes for net proceeds of $98.0 million.

          (2) Represents $1.5 million of deferred financing fees related to the offering of the additional $100.0 million in aggregate principal amount of old notes.

          (3) Reflects the repayment of the 2002 Notes and the elimination of the related interest expense.

          (4) Reflects the repayment of $98.0 million of the 2003 Notes and the elimination of the related interest expense.

          (5) Reflects interest expense, including amortization of original issue discount and amortization of deferred financing fees, relating to the old notes.

          (6) Represents interest expense and investment income transferred to ISP Investco LLC in the Restructuring.

          (7) Represents incremental interest expense, including amortization of deferred financing fees, in connection with replacing our previous bank credit facility with the Senior Credit Facilities.

                            SELECTED FINANCIAL DATA

     The following information sets forth our selected historical consolidated financial data. The results of any interim period do not necessarily indicate the results for the full year. This information should be read in conjunction with the information in "Summary Financial Data," "Capitalization," "Unaudited Pro Forma Consolidated Financial Statements," "The Restructuring" and the Consolidated Financial Statements included elsewhere in this prospectus. ISP Chemco Inc. (formerly known as ISP Opco Holdings Inc.) was formed in June 1998 in connection with the merger of International Specialty Products Inc. with and into ISP Holdings Inc., which occurred on July 15, 1998. In connection with that merger, ISP Holdings changed its name to International Specialty Products Inc. ISP Chemco Inc. and the other co-issuers of the notes are indirect wholly owned subsidiaries of ISP.

     We have prepared the financial data presented below on a basis which retroactively reflects our formation for all periods presented. In addition, our financial data presented below for periods prior to the merger of International Specialty Products Inc. with and into ISP Holdings represent the results of the predecessor company to ISP.

     The As Adjusted balance sheet data give effect to the issuance of $100.0 million in aggregate principal amount of old notes on July 31, 2001 as if that issuance had been completed as of July 1, 2001. The pro forma operating data give effect to the Transactions as if they had been completed as of January 1, 2000. The pro forma financial data presented below does not purport to project the financial position or the results of operations for any future period or to represent what the financial position or results of operations would have been if the Transactions had been completed at the dates indicated.

                                                                                    SIX MONTHS ENDED
                                                                                -------------------------
                                            YEAR ENDED DECEMBER 31,               JULY 2,       JULY 1,
                                   ------------------------------------------      2000          2001
                                    1996     1997     1998     1999     2000    (UNAUDITED)   (UNAUDITED)
                                   ------   ------   ------   ------   ------   -----------   -----------
                                                               (IN MILLIONS)
OPERATING DATA:
Net sales........................  $677.0   $709.0   $784.6   $787.4   $783.9     $398.2        $406.5
Operating income.................   135.8    138.4     71.6    146.5     82.3       55.5          61.8
Interest expense(1)..............    41.9     55.1     56.0     59.2     62.8       31.8          29.5
Income from continuing operations
  before income taxes............   112.6    110.8     37.8     84.4    151.6       32.4          51.0
Income from continuing
  operations.....................    72.0     70.9     22.5     54.8     98.4       21.1          33.1
Income before cumulative effect
  of accounting change...........    72.2     73.2     24.6     80.1     98.4       21.1          33.1
Net income.......................    72.2     73.2     24.6     80.1     98.4       21.1          32.6

                                                                                        JULY 1, 2001
                                             DECEMBER 31,                       ----------------------------
                         ----------------------------------------------------     ACTUAL      AS ADJUSTED(2)
                           1996       1997       1998       1999       2000     (UNAUDITED)    (UNAUDITED)
                         --------   --------   --------   --------   --------   -----------   --------------
                                                            (IN MILLIONS)
BALANCE SHEET DATA:
Cash and short-term
  investments..........  $  141.0   $  188.9   $  329.0   $  349.4   $  535.5    $    7.2        $    4.6
Restricted cash(3).....        --         --         --         --         --       197.3              --
Total working
  capital..............     221.1      274.4      376.6      384.4      310.9       193.8           193.8
Total assets...........   1,316.6    1,393.9    1,718.3    1,805.1    1,923.5     1,667.6         1,469.3
Total long-term
  debt(4)..............     671.4      627.2      720.3      682.2      572.6       799.2           600.8
Shareholder's equity...     406.9      491.1      614.8      694.9      807.6       488.2           488.2

                                                                                    SIX MONTHS ENDED
                                                                                -------------------------
                                            YEAR ENDED DECEMBER 31,               JULY 2,       JULY 1,
                                  -------------------------------------------      2000          2001
                                   1996     1997     1998      1999     2000    (UNAUDITED)   (UNAUDITED)
                                  ------   ------   -------   ------   ------   -----------   -----------
                                                     (IN MILLIONS, EXCEPT RATIO DATA)
OTHER DATA:
Depreciation....................  $ 37.8   $ 40.9   $  48.9   $ 48.2   $ 50.9     $ 24.9        $  25.9
Goodwill amortization...........    13.2     13.2      14.9     16.2     16.0        8.0            8.0
Capital expenditures and
  acquisitions..................    51.4     67.6     163.8    108.9     58.4       22.2           44.1
Cash flows from:
  Operating activities..........    93.8     55.2     166.8    123.1     62.6       28.2          188.6
  Investing activities..........   (48.1)   (40.9)   (315.0)   (36.0)   (51.2)     (55.2)        (133.1)
  Financing activities..........   (42.4)   (12.2)    151.0    (88.0)   (18.0)      17.4          (63.0)
EBITDA(5).......................   205.5    220.0     157.5    208.0    281.3       97.0          114.4
Ratio of earnings to fixed
  charges(6)....................     3.6x     2.9x      1.6x     2.3x     3.2x       1.9x           2.6x
Ratio of EBITDA to interest
  expense(5)....................     4.9x     4.0x      2.8x     3.5x     4.5x       3.1x           3.9x

                                                                               SIX MONTHS ENDED
                                                               YEAR ENDED     ------------------
                                                              DECEMBER 31,    JULY 2,    JULY 1,
                                                                  2000         2000       2001
                                                              ------------    -------    -------
                                                               (IN MILLIONS, EXCEPT RATIO DATA)
                                                                         (UNAUDITED)
PRO FORMA OPERATING DATA(7):
EBITDA(5)...................................................     $137.1        $88.8      $86.8
Interest expense............................................       56.7         28.7       27.5
Income before cumulative effect of accounting change........        7.9         17.7       16.4
Ratio of earnings to fixed charges(6).......................        1.2x         1.8x       1.8x
Ratio of EBITDA to interest expense(5)......................        2.4x         3.1x       3.2x

---------------

(1) Includes the effect of the retroactive push down of the 2002 Notes and $98.0 million of the 2003 Notes on to the balance sheet of ISP Chemco Inc. for all periods presented.

(2) The As Adjusted balance sheet data give effect to the issuance of $100.0 million in aggregate principal amount of old notes on July 31, 2001 and the repayment of the 2002 Notes as if that issuance and repayment had been completed as of July 1, 2001. See "Unaudited Pro Forma Consolidated Financial Statements."


(3) Represents net proceeds from the issuance of $205.0 million in aggregate principal amount of old notes, which were placed in an escrow account and distributed to our parent, ISP, to retire the 2002 Notes on or prior to October 15, 2001.


(4) See "Capitalization" and Note 13 to Consolidated Financial Statements.

(5) EBITDA is calculated as income from continuing operations before income taxes, increased by interest expense, depreciation and goodwill amortization. As an indicator of operating performance, EBITDA should not be considered as an alternative to net income or any other measure of performance under generally accepted accounting principles.

(6) For purposes of these computations, earnings consist of income from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense, plus that portion of lease rental expense representative of interest (estimated to be one-third of lease rental expense).

(7) The pro forma operating data give effect to the Transactions as if they had been completed as of January 1, 2000. See "Unaudited Pro Forma Consolidated Financial Statements."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion and analysis of our financial condition and results of operations for the six months ended July 2, 2000 and July 1, 2001 and the years ended December 31, 1998, 1999 and 2000. In October 1999, we sold the stock of our filter products subsidiaries (see Note 7 to Consolidated Financial Statements). Accordingly, the results of operations of those filter products subsidiaries have been classified as a "Discontinued Operation" within the Consolidated Financial Statements for the years 1998 and 1999. The following discussion is on a continuing operations basis. Set forth below are the net sales and operating income for our business segments related to continuing operations for 1998, 1999 and 2000 and the six months ended July 2, 2000 and July 1, 2001.

                                                                             SIX MONTHS ENDED
                                                    YEAR ENDED          --------------------------
                                                   DECEMBER 31,           JULY 2,        JULY 1,
                                             ------------------------       2000          2001
                                              1998     1999     2000    (UNAUDITED)    (UNAUDITED)
                                             ------   ------   ------   ------------   -----------
                                                                  (MILLIONS)
Net sales:
  Personal care............................  $189.4   $187.1   $189.0      $ 95.5        $105.1
  Pharmaceutical, food and beverage........   157.9    177.3    232.8       119.0         115.8
  Performance chemicals, fine chemicals and
     industrial............................   342.8    335.7    290.2       147.0         145.6
                                             ------   ------   ------      ------        ------
     Total specialty chemicals.............   690.1    700.1    712.0       361.5         366.5
  Mineral products.........................    94.5     87.3     71.9        36.7          40.0
                                             ------   ------   ------      ------        ------
Net sales..................................  $784.6   $787.4   $783.9      $398.2        $406.5
                                             ======   ======   ======      ======        ======
Operating income:
  Personal care............................  $ 37.6   $ 47.9   $ 34.7      $ 15.5        $ 21.3
  Pharmaceutical, food and beverage........    33.6     42.1     50.8        25.2          26.6
  Performance chemicals, fine chemicals and
     industrial............................    64.0     41.8      0.1         9.5           9.9
                                             ------   ------   ------      ------        ------
     Total specialty chemicals.............   135.2    131.8     85.6        50.2          57.8
  Mineral products.........................    20.5     16.1      9.4         5.3           3.4
                                             ------   ------   ------      ------        ------
     Total segment operating income........   155.7    147.9     95.0        55.5          61.2
  Unallocated corporate office income
     (expenses)............................    (3.1)    (1.0)     1.7          --           0.6
  Provision for restructuring, staff
     reduction and impairment loss.........   (73.0)    (0.4)   (14.4)         --            --
  Merger-related expenses..................    (8.0)      --       --          --            --
                                             ------   ------   ------      ------        ------
Operating income...........................  $ 71.6   $146.5   $ 82.3      $ 55.5        $ 61.8
                                             ======   ======   ======      ======        ======

RESULTS OF OPERATIONS

  FIRST SIX MONTHS OF 2001 COMPARED WITH FIRST SIX MONTHS OF 2000

     For the first six months of 2001, we recorded net income of $32.6 million compared with $21.1 million in the first six months of 2000. The results for the first six months of 2001 include an after-tax charge of $0.4 million, representing the cumulative effect of adopting Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." Excluding the effect of that charge and a one-time gain of $3.5 million in the first six months of 2000 from a contract settlement, net income for the first six months of 2001 was $33.1 million versus $18.8 million in the same period last year. On a comparable basis, the improved results were attributable to higher operating and investment income and lower interest expense.

     Net sales for the first six months of 2001 were $406.5 million compared with $398.2 million for the same period in 2000. The increase in sales resulted primarily from higher unit volumes in the personal care, pharmaceutical, performance chemicals and mineral products businesses and improved pricing in the industrial business, partially offset by lower unit volumes in the industrial, alginates and fine chemicals businesses and by the adverse effect of the stronger U.S. dollar in Europe.

     Operating income for the first six months of 2001 was $61.8 million compared with $55.5 million for the first six months of 2000. The 11% increase in operating income was primarily attributable to improvements in operating profits in the personal care and pharmaceutical businesses resulting from higher unit volumes and favorable manufacturing costs, and improved pricing in the industrial business, partially offset by lower unit volumes in the industrial and alginates businesses, higher energy costs in the mineral products business segment and by the adverse effect of the stronger U.S. dollar in Europe.

     Interest expense for the first six months of 2001 was $29.5 million compared with $31.8 million for the same period last year. The decrease was due mainly to lower average borrowings and, to a lesser extent, lower average interest rates. Other income, net, for the first six months of 2001 was $18.6 million compared with $5.2 million for the same period last year, with the increase due to higher investment income.

  Business Segment Review

     A discussion of operating results for each of our business segments follows. We operate our specialty chemicals business through three reportable business segments, in addition to the mineral products segment.

  Personal Care

     Sales in the first six months of 2001 were $105.1 million compared with $95.5 million for the same period last year, while operating income for the first six months of 2001 increased to $21.3 million from $15.5 million in the same period last year. The 10% increase in sales resulted from higher unit volumes in the North American and European hair care markets, partially offset by the adverse effect of the stronger U.S. dollar in Europe. Operating profits improved 37% as a result of the higher unit volumes and due to higher gross margins which were attributable to favorable manufacturing costs.

  Pharmaceutical, Food and Beverage

     Sales for the pharmaceutical, food and beverage segment were $115.8 million for the first six months of 2001 compared with $119.0 million for the first six months of 2000, while operating income increased to $26.6 million versus $25.2 million last year. Sales for the pharmaceutical and beverage business increased by 5% in the first six months of 2001, primarily reflecting higher pharmaceutical unit volumes in the antiseptics and excipients markets. Sales for the alginates business decreased by 22% due to lower unit volumes, primarily in the food, pharmaceutical and industrial markets.

     Operating income for the pharmaceutical and beverage business increased 25% in the first six months of 2001 compared with the same period in 2000, while the operating margin improved from 24% in the first six months of 2000 to 28% for the same period this year. The improvement reflected the higher unit volumes and higher gross margins as a result of favorable manufacturing costs. Operating income for the alginates business decreased by 56% in the first six months of 2001 due to the lower unit volumes and unfavorable manufacturing costs related to lower production volumes.

  Performance Chemicals, Fine Chemicals and Industrial

     Sales in the first six months of 2001 were $145.6 million compared with $147.0 million in the first six months of 2000. The lower sales were primarily attributable to a 4% sales decline in the industrial business due to lower volumes and the unfavorable impact ($3.5 million) of the stronger U.S. dollar in Europe, offset by improved pricing. Sales for the fine chemicals business were 9% lower, reflecting unit volume decreases related to contract sales to Polaroid Corporation. Sales for the performance chemicals business increased by 10%, mainly reflecting volume increases in the North American agricultural market.


     Operating income for the performance chemicals, fine chemicals and industrial segment increased 4% for the first six months of 2001 to $9.9 million compared with $9.5 million for the same period last year. The improved results were attributable to higher industrial operating income due to improved pricing. Offsetting the improved industrial results were 33% and 10% lower operating income for the performance chemicals and fine chemicals businesses, respectively. The unfavorable results for the performance chemicals business were attributable to an unfavorable product mix and higher operating expenses, which offset the impact of the higher unit volumes. The lower operating income for the fine chemicals business also reflected an unfavorable product mix and higher operating expenses.


     On October 12, 2001, Polaroid filed for protection under Chapter 11 of the U.S. Bankruptcy Code. As a result, Polaroid may choose to either assume or reject the supply and license agreement it has with us. Polaroid has stated that it is reviewing this contract and will determine some time in the future whether it will elect to assume this contract or propose certain modifications to it. If Polaroid rejects the contract and no longer purchases product from us or we accept modifications to the contract, which would reduce the amounts to be paid by Polaroid, our performance chemicals, fine chemicals and industrial business segment could experience a reduction in sales and operating income which could be material to that business segment's results.


  Mineral Products

     Sales for the mineral products segment for the first six months of 2001 were $40.0 million compared with $36.7 million for the first six months of 2000. The higher sales were attributable to a $3.3 million (68%) increase in trade sales due to higher unit volumes. Sales to Building Materials Corporation of America, an affiliate, remained level for the period at $31.8 million as compared with last year. Operating income for the first six months of 2001 was $3.4 million compared with $5.3 million for the first six months of 2000, reflecting lower gross margins due to unfavorable pricing and higher energy costs, and also higher operating expenses due mainly to an increased provision for doubtful accounts.

  2000 COMPARED WITH 1999

     We recorded income from continuing operations in 2000 of $98.4 million compared with $54.8 million in 1999. Including income from a discontinued operation of $25.3 million, which reflected an after-tax gain of $23.5 million from the sale of our filter products subsidiaries, net income in 1999 was $80.1 million.

     The results for 2000 include a $14.4 million provision for restructuring and a $3.5 million gain on a contract settlement, while the results for 1999 included an $8.5 million pre-tax gain from the sale of our pearlescent pigments business, a non-core product line. Also in 1999, we reversed previously recorded restructuring reserves in the amount of $1.9 million and established a staff reduction program for which a pre-tax provision for severance of $2.3 million was recorded (see Note 4 to Consolidated Financial Statements). Excluding the effect of those nonrecurring items in each period, income from continuing operations for 2000 was $105.5 million compared with $49.5 million in 1999. On a comparable basis, the higher income from continuing operations in 2000 was attributable to higher investment income, partially offset by lower operating income and higher interest expense.

     Sales for 2000 were $783.9 million compared with $787.4 million in 1999. The decrease in sales was primarily attributable to lower volumes in the fine chemicals, mineral products and performance chemicals businesses ($50.1 million), the adverse effect of the stronger U.S. dollar ($27.5 million), principally in Europe, and to lower pricing in the industrial business, partially offset by the full year's contribution to sales by the alginates business acquired in October 1999 (see Note 9 to Consolidated Financial Statements) and by improved volumes in the pharmaceutical and beverage business and the personal care segment. Sales in 2000 reflect 13% and 23% higher sales in the Asia-Pacific and Latin America regions, respectively, offset by lower sales in the U.S. and Europe.

     Operating income was $82.3 million in 2000 compared with $146.5 million in 1999. Excluding nonrecurring items in each year, operating income for 2000 was $96.7 million compared with $138.4 million in 1999. The decrease in 2000 was attributable to lower pricing in the industrial business, the adverse effect of the stronger U.S. dollar in Europe, higher raw material and energy costs which lowered gross margins, and lower volumes in fine chemicals, mineral products and performance chemicals, partially offset by the full year's contribution to operating income of the alginates business. Operating income in 2000 decreased in the U.S. and Europe, due to the factors discussed above, while the Asia-Pacific and Latin America regions experienced a 50% and 14%, respectively, growth in operating income in 2000 over 1999.

     Interest expense for 2000 was $62.8 million, a $3.6 million (6%) increase over the $59.2 million recorded in 1999, with the increase due primarily to higher average interest rates, partially offset by lower average borrowings.

     Other income (expense), net, comprises net investment income, foreign exchange gains/losses resulting from the revaluation of foreign currency-denominated accounts receivable and payable as a result of changes in exchange rates, and other nonoperating and nonrecurring items of income and expense. Other income, net, was $128.6 million in 2000 compared with other expense of $2.9 million in 1999, with the increase the result of higher investment income, reflecting net gains in 2000 of $123.5 million from the sale of our investments in Dexter Corporation and Life Technologies, Inc. (see Note 3 to Consolidated Financial Statements). Our total gain related to these investments prior to and in 1999 and 2000 was approximately $146.0 million prior to expenses.

  Business Segment Review

  Personal Care

     Sales for the personal care business segment in 2000 were $189.0 million compared with $187.1 million in 1999, while operating income in 2000 was $34.7 million compared with $47.9 million in 1999, which included an $8.5 million pre-tax gain on the sale of the pearlescent pigments business, a non-core product line. The sales increase reflected higher volumes, mainly in hair care products, partially offset by the adverse effect of the stronger U.S. dollar in Europe ($5.9 million) and lower average pricing in both hair care and skin care.

     Operating income, excluding the gain in 1999 on the sale of the pearlescent pigments business, decreased by $4.7 million in 2000 to $34.7 million, as the impact of volume increases was offset by higher manufacturing and operating expenses, the adverse effect of the stronger U.S. dollar in Europe ($4.8 million) and lower average pricing.

  Pharmaceutical, Food and Beverage

     Sales for the pharmaceutical, food and beverage business segment were $232.8 million in 2000 compared with $177.3 million in 1999, principally reflecting a full year's contribution to sales from the alginates business ($66.5 million), compared with $12.8 million in 1999 after the date of its acquisition in October 1999. Sales for the pharmaceutical and beverage businesses increased $1.8 million, reflecting volume growth across all regions, partially offset by the impact of the stronger U.S. dollar ($6.5 million). The sales growth was primarily the result of strong sales in the oral care and excipients markets, partially offset by lower sales in the beverage business.

     Operating income was $50.8 million in 2000, a 21% improvement compared with $42.1 million in 1999, with the increase resulting from the full year's contribution from the alginates business. Operating income for the pharmaceutical and beverage business decreased 5% in 2000 as the impact of favorable volumes was offset by the adverse impact of the stronger U.S. dollar in Europe ($5.2 million) and higher operating expenses.

  Performance Chemicals, Fine Chemicals and Industrial

     Sales for the performance chemicals, fine chemicals and industrial business segment were $290.2 million for 2000, a decrease of $45.5 million (14%) compared with $335.7 million in 1999, while operating income declined to $0.1 million in 2000 compared with $41.8 million in 1999. Although all three businesses experienced significant sales declines in 2000, the decrease in sales was primarily attributable to 34% lower fine chemicals sales.

     Sales for the performance chemicals business decreased by $12.3 million (13%) in 2000, while operating income decreased by $3.0 million (20%). The primary factors for the decline in sales were lower volumes, mainly in Europe and North America in PVP polymers in the household, industrial and institutional markets, in addition to the adverse impact of the stronger U.S. dollar in Europe ($3.0 million). Operating income for the performance chemicals business decreased by $3.0 million (20%) in 2000 due to the volume shortfalls and the stronger dollar ($2.4 million), partially offset by an improved gross margin due to favorable manufacturing costs.

     Sales for the fine chemicals business decreased $23.9 million (34%) in 2000, while operating income decreased $19.1 million (85%). The fine chemicals business was significantly impacted by the expiration of a substantial custom manufacturing agreement at the end of 1999. Sales related to this agreement contributed $32.2 million of sales and $17.4 million of gross margin in 1999. Higher sales volumes of other fine chemicals products partially offset the impact of this contract termination. The lower operating income in 2000 was also impacted by higher energy costs and lower plant utilization.

     Sales for the industrial business decreased by $9.3 million in 2000, with the decrease resulting from unfavorable selling prices and the adverse impact of the stronger U.S. dollar in Europe ($12.1 million), partially offset by volume increases in Europe and Asia-Pacific. As a result of the unfavorable pricing and the impact of the stronger dollar ($3.1 million), the industrial business experienced a loss of $15.4 million in 2000.

  Mineral Products

     Sales for the mineral products business segment in 2000 were $71.9 million, a $15.4 million (18%) decrease compared with sales of $87.3 million in 1999, while operating income decreased $6.7 million (42%) to $9.4 million in 2000. The lower sales and operating income resulted from substantially lower trade sales, resulting from the loss of two major trade customers for colored roofing granules in the fourth quarter of 1999, which together accounted for approximately 68% of mineral products trade sales and approximately 23% of total mineral products sales in 1999. The loss of these customers adversely impacted the year 2000 sales by $19.3 million. Operating income in 2000 was also impacted by higher energy costs.

  1999 COMPARED WITH 1998

     We recorded income from continuing operations in 1999 of $54.8 million compared with $22.5 million in 1998. Including income from a discontinued operation of $25.3 million, which reflected an after-tax gain of $23.5 million from the sale of our filter products subsidiaries, net income in 1999 was $80.1 million compared with net income of $24.6 million in 1998.

     The results for 1999 included an $8.5 million pre-tax gain from the sale of our pearlescent pigments business, a non-core product line. The results for 1998 reflected a restructuring and impairment loss of $73.0 million and $8.0 million of charges related to the merger of International Specialty Products Inc. with and into ISP Holdings. Also in 1999, we reversed previously recorded restructuring reserves in the amount of $1.9 million and established a staff reduction program for which a pre-tax provision for severance of $2.3 million was recorded (see Note 4 to Consolidated Financial Statements). In 1998, we also recorded a pre-tax gain of $1.2 million from the sale of our tennis court materials business, which was part of the mineral products business segment. Excluding the effect of the nonrecurring items in each period, income from continuing operations for 1999 was $49.5 million compared with $70.2 million in

1998. On a comparable basis, the lower income from continuing operations in 1999 was the result of lower investment income and, to a lesser extent, lower operating income.

     Sales for 1999 were $787.4 million compared with $784.6 million in 1998. The increase in sales was attributable to product exchange arrangements pursuant to which we sold butanediol, at cost, to other butanediol producers, accounting for $15.3 million of sales, increased revenues in the fine chemicals business ($14.7 million), the acquisition of the alginates business (see Note 9 to Consolidated Financial Statements), which recorded sales of $12.8 million in 1999 after the date of its acquisition, and higher sales in the pharmaceutical business. These sales increases were offset by lower sales in the industrial business and in the mineral products and personal care business segments. The overall sales increase was attributable to increased sales volumes ($51.9 million), offset by unfavorable pricing, principally in the industrial business, and the unfavorable effect ($5.4 million) of the stronger U.S. dollar relative to other currencies in certain areas of the world. Sales in 1999 reflected slightly higher sales in the U.S., Europe and in the Asia-Pacific region, partially offset by 10% lower sales in Latin America.

     Operating income was $146.5 million in 1999 compared with $71.6 million in 1998. Excluding nonrecurring items in each year, operating income for 1999 was $138.4 million compared with $151.4 million in 1998. The lower results in 1999 were attributable to lower gross margins as a result of lower pricing in intermediates (including butanediol) and solvents and unabsorbed manufacturing costs across all business segments that resulted from our program to reduce inventory levels during the fourth quarter of 1999. The results in 1999 were also impacted by lower operating profits for the mineral products business segment, partially offset by lower operating expenses that resulted from our third quarter 1999 reduction in corporate staff and other expense reduction efforts. Total selling, general and administrative expenses decreased by 3% in 1999 and, as a percent of sales, decreased from 19.7% in 1998 to 19.1% in 1999. Operating income in 1999 decreased in the U.S., Europe and Latin America, all due to the factors discussed above, while the Asia-Pacific region experienced a slight growth in operating income in 1999 over 1998.

     Interest expense for 1999 was $59.2 million, a $3.2 million (6%) increase over the $56.0 million recorded in 1998, with the increase due primarily to higher average borrowings, partially offset by lower average interest rates. Other expense, net, was $2.9 million in 1999 compared with other income of $20.7 million in 1998, with the decrease principally reflecting lower net investment income.

  Business Segment Review

  Personal Care

     Sales for the personal care business segment in 1999 were $187.1 million compared with $189.4 million in 1998, while operating income in 1999, including an $8.5 million pre-tax gain on the sale of the pearlescent pigments business, a non-core product line, improved to $47.9 million from $37.6 million in 1998. The lower sales in 1999 primarily resulted from the sale of the pearlescent pigments business and lower average pricing in both skin care and hair care. The sunscreen market continued to experience lower average price levels in some products in 1999. In addition, the skin care business experienced a decline in sales volumes to a major customer who advised us that our application was discontinued. These factors combined to offset sales volume improvements due to growth in new products and in preservatives.

     Operating income, excluding the gain on the sale of the pearlescent pigments business, improved by 5% in 1999, as the operating margin increased to 21.0% compared with 19.9% in 1998. The improvements reflected cost containment in operating expenses, specifically selling and supply chain costs.

  Pharmaceutical, Food and Beverage

     Sales for the pharmaceutical, food and beverage business segment were $177.3 million in 1999, including $12.8 million in sales for the alginates business after the date of its acquisition in October 1999, compared with $157.9 million in 1998. Excluding the alginates business, sales for the pharmaceutical and beverage businesses increased 4% to $164.5 million in 1999. The increased sales reflected sales volume increases, primarily in the Asia-Pacific region and Europe and favorable pricing in North America, partially offset by the unfavorable impact of the U.S. dollar in Europe ($1.8 million).

     The increased sales in the pharmaceutical, food and beverage business segment were principally attributable to higher sales volumes in the pharmaceutical business. The sales growth primarily reflected increased volumes in the excipients and oral care markets and, to a lesser extent, the denture adhesives market, with strong growth registered in the Asia-Pacific region. Favorable pricing in the U.S. for PVP-Iodine and the Gantrez(R) product line also contributed to the sales growth.

     Decreased sales in the beverage business partially offset the sales gains in the pharmaceutical business. Beverage sales declined primarily due to lower sales volumes, particularly in Latin America. The adverse impact of the stronger U.S. dollar in Europe and competitive pricing pressures in Europe further contributed to the sales decline.

     Operating income for the pharmaceutical, food and beverage business segment was $42.1 million in 1999, a 25% improvement compared with $33.6 million in 1998, while operating margins improved from 21.3% in 1998 to 23.7% in 1999. The improved results reflected the higher sales volumes and favorable pricing in the pharmaceutical business, as well as favorable manufacturing and selling costs.

  Performance Chemicals, Fine Chemicals and Industrial

     Sales for the performance chemicals, fine chemicals and industrial business segment were $335.7 million for 1999 compared with $342.8 million in 1998, while operating income declined to $41.8 million in 1999 compared with $64.0 million in 1998. The decrease in sales was attributable mainly to lower industrial and performance chemicals sales, partially offset by a 26% increase in fine chemicals sales.

     Sales for the performance chemicals business decreased by $4.8 million (5%) in 1999, while operating income decreased by $0.7 million (4%). The primary factors for the decline in sales were significantly lower volumes and lower pricing for the solvent chemicals market in all regions, particularly in Europe. Excluding the negative impact resulting from the solvents market, sales for the performance chemicals business grew 10% in 1999. The growth in the non-solvents markets was driven by new products and applications in Europe, combined with an increase in the U.S. base business.

     Sales for the fine chemicals business increased $14.7 million (26%) in 1999, while operating income improved $5.1 million (29%). The higher sales and operating income in 1999 were primarily attributable to the increase in sales of an intermediate to a pharmaceutical company. Sales of this product contributed $32.2 million of sales and $17.4 million of gross margin in 1999. However, as explained in "Results of Operations -- 2000 Compared With 1999," the custom manufacturing agreement for this product expired at the end of 1999, significantly impacting the sales and operating income of the fine chemicals business in 2000.

     Sales for the industrial business decreased by $17.0 million in 1999. Excluding sales of $15.3 million from product exchange arrangements pursuant to which we sold butanediol, at cost, to other butanediol producers, the sales decline for the year was $32.3 million (17%), primarily resulting from unfavorable selling prices and sales volume declines for butanediol and N-methyl pyrrolidone and unfavorable pricing for tetrahydrofuran. As a result of those sales decreases, the industrial business experienced an 86% decrease in operating profits in 1999.

  Mineral Products

     Sales for the mineral products business segment in 1999 were $87.3 million, a $7.2 million (8%) decrease compared with sales of $94.5 million in 1998, while operating income decreased $4.4 million (21%) to $16.1 million in 1999. The lower sales and operating income resulted from a $5.3 million decrease in sales to an affiliate, BMCA (see Note 16 to Consolidated Financial Statements), resulting primarily from lower pricing and, to a lesser extent, lower volumes. Sales to trade customers decreased

$1.9 million (6%) in 1999 due primarily to the sale of the tennis court materials business in September 1998, which accounted for $1.4 million of sales in 1998.

LIQUIDITY AND FINANCIAL CONDITION

     During the first six months of 2001, our net cash flow before financing activities was $55.5 million, including $188.6 million of cash generated from operations, the reinvestment of $44.1 million for capital programs and the acquisition of FineTech Ltd. (see Note 9 to Consolidated Financial Statements) and the use of $89.1 million of cash for net purchases of available-for-sale securities and other short-term investments.

     Cash generated from operations in the first six months of 2001 reflected a $159.0 million net cash inflow related to net sales of trading securities. Excluding this cash flow, cash provided from operations totaled $29.7 million. Cash invested in additional working capital totaled $30.0 million during the first six months of 2001, reflecting a $31.0 million increase in inventories, mainly due to higher production levels in line with increased sales, and a $6.7 million increase in receivables due to higher sales in the second quarter of 2001 compared with the fourth quarter of 2000, partially offset by a $7.1 million net increase in payables and accrued liabilities.

     Net cash used in financing activities during the first six months of 2001 totaled $63.0 million, reflecting the debt financing transactions discussed below, financing fees and expenses of $10.4 million related to the financing transactions, repayments of long-term debt totaling $28.2 million and a $108.6 million decrease in short-term borrowings. Financing activities in the first six months of 2001 also included a $28.9 million increase in loans from and a $7.8 million capital contribution from our parent company, partially offset by $35.0 million of dividends and distributions to our parent company. Also, as a result of the restructuring of our business in June 2001 (see Note 1 to Consolidated Financial Statements), $22.2 million of cash was transferred to ISP Investco LLC.


     On June 27, 2001, we and three of our wholly owned subsidiaries issued $205.0 million in aggregate principal amount of the old notes. The net proceeds of $197.3 million, after discounts and fees, were placed in an escrow account and distributed to our parent, ISP, to retire the 2002 Notes on or prior to October 15, 2001. On July 31, 2001, we and the three wholly owned subsidiaries issued an additional $100.0 million in aggregate principal amount of the old notes. The net proceeds were $98.9 million, including $0.9 million of accrued interest from June 27, 2001 to the date of issuance, of which $98.0 million were placed in an escrow account until distributed to ISP to be used to retire a portion of the 2003 Notes on or prior to their maturity. All of the notes were guaranteed by substantially all of our other domestic subsidiaries. The notes were issued under an indenture which, among other things, places limits on our and our subsidiaries' ability to incur additional debt, issue preferred stock, incur liens, and pay dividends or make certain other restricted payments and restricted investments.


     In a related transaction, we and these three subsidiaries also entered into the Senior Credit Facilities. The initial borrowings were used to repay amounts outstanding under our previous credit facility. The Senior Credit Facilities are comprised of a $225.0 million term loan with a maturity of seven years, with quarterly repayments, and a $225.0 million revolving credit facility which will terminate in five years. See "Description of Other Indebtedness -- Senior Credit Facilities." The revolving credit facility includes a borrowing capacity not in excess of $50.0 million for letters of credit. All borrowings under the Senior Credit Facilities will be based on either an alternate base rate (based on the banks' base rate or on the federal funds rate) or on the eurodollar rate plus a margin based on the ratio of our total consolidated debt to EBITDA (as defined in the Senior Credit Facilities). The Senior Credit Facilities require compliance with various financial covenants, including a total debt leverage maintenance ratio, a senior debt leverage maintenance ratio, an interest coverage ratio and a minimum adjusted net worth. As of July 1, 2001, $74.0 million of borrowings and $5.6 million of letters of credit were outstanding under the revolving credit facility.

     As a result of the foregoing factors, cash and cash equivalents decreased by $7.5 million during the first six months of 2001 to $7.2 million.

     In December 2000, we shut down our Seadrift, Texas butanediol manufacturing facility and shut down production of butanediol at our Texas City, Texas manufacturing facility in the first quarter of 2001. Accordingly, we recorded a one-time restructuring charge against operating income in 2000 of $2.5 million, including an accrual of $2.1 million for cash costs to be incurred in 2001 for severance and for decommissioning and remediation costs. In the first six months of 2001, $1.8 million of costs were charged against this reserve, leaving a reserve balance of $0.3 million as of the end of the second quarter of 2001.

     In connection with the relocation of certain of our production lines for personal care products to our Freetown, Massachusetts facility, we shut down our manufacturing operation in Belleville, New Jersey in the first quarter of 2001. Accordingly, we recorded a restructuring charge against operating income in 2000 of $11.9 million, which included a $10.4 million write-off of production assets. The total charge included an accrual of $1.5 million for cash costs to be incurred in 2001, mainly for severance and other shutdown-related costs. In the first six months of 2001, $0.8 million of costs were charged against this reserve, principally for severance costs, leaving a reserve balance of $0.7 million as of the end of the second quarter of 2001.

     During 2000, our net cash flow before financing activities was $11.4 million, including $62.6 million of cash generated from operations, the reinvestment of $61.7 million for capital programs, and $3.3 million of purchase accounting adjustments related to the 1999 acquisition of the alginates business (see Note 9 to Consolidated Financial Statements), including a $4.9 million cash arbitration award which resulted in an adjustment of the purchase price of the acquisition. Cash flow before financing activities also included $7.2 million of cash generated from net sales of available-for-sale securities.

     Cash from operations for 2000 reflected a $150.6 million cash outflow for net purchases of trading securities. Excluding this cash outflow, cash provided from operations for 2000 totaled $213.2 million. Cash generated from a reduction in working capital totaled $8.7 million, primarily reflecting a net increase of $13.2 million in payables and accrued liabilities, partially offset by a $4.5 million increase in inventories. Also, net cash generated from a decrease in other assets reflected a $6.6 million loan against company-owned insurance policies.

     Net cash used in financing activities in 2000 totaled $18.0 million and included a $99.0 million reduction in borrowings under our previous credit facility and $10.6 million of repayments of long-term debt, partially offset by a $70.2 million increase in short-term borrowings. Financing activities in 2000 also included a $29.6 million increase in loans from, and a $19.3 million capital contribution from, our parent company, partially offset by a $25.0 million dividend to our parent company.

     As a result of the foregoing factors, cash and cash equivalents decreased by $6.6 million during 2000 to $14.8 million, excluding $520.7 million of trading and available-for-sale securities and other short-term investments.

     As of December 31, 2000, our current maturities of long-term debt, scheduled to be repaid during 2001, totaled $224.4 million, including a $28.1 million mortgage obligation on our headquarters property which was repaid in January 2001, and $196.0 million of borrowings under our previous credit facility, based on its expiration in July 2001.

     In July 1996, we entered into our previous credit facility with a group of banks, which provided for loans of up to $400.0 million and letters of credit of up to $75.0 million (see Note 13 to Consolidated Financial Statements). As of December 31, 2000, loans in the amount of $196.0 million and letters of credit in the amount of $5.6 million were outstanding under the previous credit facility.

     Our borrowings are subject to the application of certain financial covenants contained in the Senior Credit Facilities, the indenture governing the notes and in the indentures relating to ISP's outstanding debt. As of July 1, 2001, we were in compliance with those covenants, and the application of those covenants would not have restricted the amount available for borrowing under the Senior Credit Facilities. The Senior Credit Facilities, the indenture governing the notes and the indentures relating to ISP's outstanding debt limit the amount of cash dividends, purchases of treasury stock, and other restricted payments (as defined) by us. As of July 1, 2001, under the most restrictive of the limitations, we could have paid dividends and other restricted payments of up to $58.0 million. See
Note 13 to Consolidated Financial Statements.

     Subject to restrictions in our Senior Credit Facilities, the indenture governing the notes and the indentures governing the outstanding indebtedness of ISP, we may incur more debt for working capital, capital expenditures, acquisitions and other purposes.

     Capital expenditures are expected to be approximately $53.3 million in 2001 and approximately $50.0 million in 2002. Approximately two-thirds of our capital expenditures in 2001 are expected to consist of maintenance and compliance expenditures.

     At December 31, 2000, we held an investment in Hercules Incorporated of $204.3 million (based on market value), representing approximately 9.9% of the outstanding common stock of Hercules at that date. We solicited proxies to elect a slate of four directors at the Hercules 2001 annual meeting of shareholders. All four of our nominees received a substantial plurality of the votes cast for directors and were elected to the Hercules Board of Directors. The investment in Hercules was transferred to ISP Investco LLC in connection with the Restructuring.

     For information with respect to income taxes, see Note 8 to Consolidated Financial Statements.

     We do not believe that inflation has had an effect on our results of operations during the past three years. However, there can be no assurance that our business will not be affected by inflation in the future.

     We have received site designation from the New Jersey Hazardous Waste Facilities Siting Commission for the construction of a hazardous waste treatment, storage and disposal facility at our Linden, New Jersey property and have received approval from the New Jersey Turnpike Authority for a direct access ramp from the Turnpike to the site. If we are successful in securing the necessary permits to construct and operate the hazardous waste facility and decide to proceed with this project, we would develop and operate the facility in a separate subsidiary, either on our own or in a joint venture with a suitable partner. We estimate that the cost of constructing the facility will be approximately $100 million and, if approved, the facility is anticipated to be in operation three years after commencement of construction. We anticipate utilizing internally generated cash and/or seeking project or other independent financing for this project. Accordingly, we would not expect the facility to impact materially our liquidity or capital resources. We are also investigating other development opportunities at this site.

     We, together with other companies, are a party to a variety of proceedings and lawsuits involving environmental matters. See Note 20 to Consolidated Financial Statements for further information.

  Market-Sensitive Instruments and Risk Management

     Prior to the Restructuring, our investment strategy was to seek returns in excess of money market rates on our available cash while minimizing market risks. We invested primarily in international and domestic arbitrage and securities of companies involved in acquisition or reorganization transactions, including at times, common stock short positions which were offsets against long positions in securities which were expected, under certain circumstances, to be exchanged or converted into the short positions. With respect to our equity positions, we were exposed to the risk of market loss. See Notes 2 and 3 to Consolidated Financial Statements.

     We enter into financial instruments in the ordinary course of business in order to manage our exposure to market fluctuations in interest rates and foreign currency rates. The financial instruments we employ to reduce market risk include swaps, futures and forwards. The financial instruments are subject to strict internal controls. The counterparties to these financial instruments are major financial institutions with high credit standings. The amounts subjected to credit risk are generally limited to the amounts, if any, by which the counterparties' obligations exceed our obligations. We control credit risk through credit approvals, limits and monitoring procedures.

                                                      DECEMBER 31, 1999    DECEMBER 31, 2000
                                                      ------------------   ------------------
                                                      NOTIONAL     FAIR    NOTIONAL     FAIR
                                                       AMOUNT     VALUE     AMOUNT     VALUE
                                                      ---------   ------   ---------   ------
                                                                    (MILLIONS)
Interest rate financial instruments.................   $100.0     $ 0.7     $100.0     $(0.8)
Foreign currency financial instruments..............   $ 57.4     $(0.3)    $ 20.9     $   0
Equity-related financial instruments................   $ 45.6     $   0     $ 30.2     $   0

     All of the financial instruments in the above table have a maturity of less than one year, except that $100.0 million notional amount of interest rate swap agreements, with a fair value of $(0.8) and $(2.5) million as of December 31, 2000 and July 1, 2001, respectively, mature in 2002.

     Our objectives in utilizing interest rate swaps are to lower funding costs, diversify sources of funding and manage interest rate exposure. As of December 31, 2000, we had entered into interest rate swaps with a notional value of $100.0 million in order to convert to fixed rates $100.0 million of our exposure to floating interest rates. By utilizing interest rate swaps, we reduced our interest expense by $1.7 and $0.3 million in 1998 and 1999, respectively, and $0 in 2000.

     We entered into forward foreign exchange instruments with off-balance-sheet risk in order to hedge a portion of both our borrowings denominated in foreign currency and our firm or anticipated purchase commitments related to the operations of our foreign subsidiaries. Forward contract agreements required us and the counterparty to exchange fixed amounts of U.S. dollars for fixed amounts of foreign currency on specified dates. All forward contracts were in major currencies with highly liquid markets and matured within one year. Hedging strategies were approved by senior management before they were implemented.

     As of December 31, 1999 and 2000, the U.S. dollar equivalent notional value of outstanding forward foreign exchange contracts was $57.4 and $20.9 million, respectively. The U.S. dollar equivalent notional value of foreign exchange contracts outstanding as of December 31, 1999 and 2000, which were entered into as a hedge of non-local currency intercompany loans, was $33.9 and $17.0 million, respectively, representing 100% of our foreign currency exposure with respect to those loans.

     We entered into equity-related financial instruments as a means to manage our exposure to market fluctuations on our short-term investments. As of December 31, 2000, the value of equity-related long contracts was $30.2 million, which were marked-to-market each month, with unrealized gains and losses included in the results of operations. As such, there was no economic cost to terminate these instruments and therefore the fair market value was zero.

     The Senior Credit Facilities significantly limit our ability to make investments. We are prohibited from investing in equity securities in excess of $5.0 million.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in a derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement.

     We adopted SFAS No. 133 as of January 1, 2001. Accounting for interest rate swaps and foreign exchange forward contracts held by us is affected by implementation of this standard. The earnings impact of the transition adjustments related to the initial adoption of the standard was an after-tax loss of $0.4 million, which was recorded in the first quarter of 2001 as the cumulative effect of a change in accounting principle.

     The Senior Credit Facilities include a $225.0 million term loan. Borrowings against this term loan are based on either an alternate base rate or on the eurodollar rate plus a margin based on the ratio of our total consolidated debt to EBITDA. We have designated interest rate swaps, with a notional amount of

$100 million, as a hedge of our exposure to changes in the eurodollar rate. The interest rate swaps are structured to receive interest based on the eurodollar rate and pay interest on a fixed rate basis. A cash flow hedging relationship has been established whereby the interest rate swaps hedge the risk of changes in the eurodollar rate related to forecasted borrowings against the term loan. The interest rate swaps hedge forecasted exposure to changes in the eurodollar rate through July 2002.

     On June 30, 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and eliminates the pooling method of accounting. SFAS No. 141 will not have an impact on our business since we have historically accounted for all business combinations using the purchase method of accounting. With the adoption of SFAS No. 142, effective January 1, 2002, goodwill will no longer be subject to amortization over its estimated useful life. However, goodwill will be subject to at least an annual assessment for impairment and more frequently if circumstances indicate a possible impairment. Companies must perform a fair-value-based goodwill impairment test. In addition, under SFAS No. 142, an acquired intangible asset should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged. Intangible assets will be amortized over their useful lives. Early adoption of SFAS No. 142 is not permitted. On an annualized basis, our net income will increase by approximately $16.0 million, unless any impairment charges are necessary.

                               THE RESTRUCTURING

     Prior to issuing the notes, ISP completed an internal restructuring in order to separate its investment assets from its specialty chemicals business. As part of these transactions, we transferred those investment assets, associated short-term debt and the outstanding stock of certain subsidiaries to a newly formed parent company, Newco Holdings Inc. Newco Holdings then transferred those assets and debt to another newly formed subsidiary of Newco Holdings, ISP Investco LLC. After completing these transactions, our assets consist solely of those related to our specialty chemicals business. We refer to these transactions in this prospectus as the "Restructuring."

     Prior to these transfers, all intercompany debt owed to entities that are now part of ISP's investment business by entities that are now part of our specialty chemicals business following the Restructuring, which as of June 27, 2001 equaled approximately $6.2 million, was repaid. In addition, all intercompany debt owed by entities that are now part of ISP's investment business to entities that are now part of our specialty chemicals business following the Restructuring, which as of June 27, 2001 equaled approximately $85.1 million, was distributed to our parent company, Newco Holdings.

     After these transfers to ISP Investco LLC, we undertook a series of internal stock and asset transfers and merger transactions with respect to our chemicals assets. In connection with the Restructuring, we formed several new corporations, three of which, along with their direct parent, ISP Chemco Inc., are co-issuers of the notes. The Restructuring also included the distribution of all of our operating assets (other than some real property and stock of some existing subsidiaries of ISP Chemco Inc.) to these three new corporations and another subsidiary of ISP Chemco Inc. All domestic subsidiaries of ISP Chemco Inc. that exist after the Restructuring, other than the co-issuers of the notes, some immaterial subsidiaries and our accounts receivable financing subsidiary, are guarantors of the notes.

     In addition to the above transactions, as part of the Restructuring, we refinanced a substantial portion of our and ISP's debt through the offerings of the old notes and by entering into the Senior Credit Facilities.

                                    BUSINESS

GENERAL

     We are a leading multinational manufacturer of specialty chemicals and mineral products. The business of our ultimate parent, ISP, primarily consists of owning all of the issued and outstanding capital stock of Newco Holdings Inc., which was formed in 2001 in connection with the Restructuring. Newco Holdings owns all of the issued and outstanding capital stock of ISP Chemco Inc. (formerly known as ISP Opco Holdings Inc.), and ISP Investco LLC. ISP Chemco operates ISP's specialty chemicals business, exclusively through its direct and indirect subsidiaries. ISP Investco LLC was formed in 2001 for the purpose of holding all of ISP's investment assets and related liabilities.

     We recently completed the acquisition of all of the operating assets of FineTech Ltd., a pharmaceutical research company based in Haifa, Israel. This acquisition will complement our existing technologies and expand our fine chemicals customer base. FineTech specializes in the design of proprietary synthetic routes and methodologies used in the production of highly complex and valuable organic compounds for the pharmaceutical industry. Its customers include some of the leading pharmaceutical and fine chemical companies in North America and Europe. We funded this acquisition through borrowings under our previous credit facility.

     As used in this prospectus, "G-I Holdings" includes G-I Holdings Inc. and any and all of its predecessors, including GAF Corporation, G-I Holdings Inc. and GAF Fiberglass Corporation.

SPECIALTY CHEMICALS

  PRODUCTS AND MARKETS

     We manufacture a broad spectrum of specialty chemicals having numerous applications in consumer and industrial products. We use proprietary technology to convert various raw materials, through a chain of one or more processing steps, into increasingly complex and higher value-added specialty chemicals specifically developed to meet customer requirements.

     Our specialty chemicals business is organized based upon the markets for our products. Accordingly, we manage our specialty chemicals in the following three business segments:

     - Personal Care -- whose products are sold to the skin care and hair care markets;

     - Pharmaceutical, Food and Beverage -- whose products are sold to these three government-regulated industries; and

     - Performance Chemicals, Fine Chemicals and Industrial -- whose products are sold to numerous consumer and industrial markets.

     For the year ended December 31, 2000, sales of specialty chemicals represented approximately 91% of our revenues. Most of our specialty chemical products fall within the following categories:

     - vinyl ether monomers -- includes several products for use in specialty and radiation-cured coatings. Our vinyl ether monomers are marketed by the performance chemicals group of our performance chemicals, fine chemicals and industrial business segment.

     - vinyl ether copolymers -- includes our Gantrez(R) line of products. These products serve as a bioadhesive resin in such consumer products as tartar-control toothpaste, denture adhesives and facial pore strips. Vinyl ether copolymers are marketed by our personal care and pharmaceutical, food and beverage business segments.

     - polyvinyl pyrrolidone (PVP) polymers and copolymers -- represents our largest product group. These polymers and copolymers are marketed by all of our business segments. Our Plasdone(R), Polyclar(R) and Gafquat(R) product lines, which are used as tablet binders, beverage clarifiers and hair fixative resins, respectively, are included in this group.

     - intermediates -- includes butanediol, butenediol, butynediol, and propargyl alcohol for use in numerous industrial applications. Intermediates are marketed by our performance chemicals, fine chemicals and industrial business segment. Our largest selling intermediate product is butanediol, which is utilized by industrial companies to manufacture spandex fibers and polybutylene terephthalate (PBT) plastics for use in automobiles.

     - solvents -- includes our M-pyrol(R) brand of N-methyl pyrrolidone (NMP), for use in metal degreasing and paint stripping, BLO(R) brand of gamma-butyrolactone, for use by electronics companies in the manufacture of semiconductors and micro-processing chips, and tetrahydrofuran (THF), which is used in the manufacture and installation of PVC pipe. Solvents are also marketed by our performance chemicals, fine chemicals and industrial business segment.

     - alginates -- includes sodium alginate, propylene glycol alginate and other alginate derivatives for use as thickeners, stabilizers and viscosity modifiers. These products are marketed by our pharmaceutical, food and beverage business segment, with the majority of our sales to the food industry.

     The balance of our specialty chemical products includes materials (marketed by our performance chemicals, fine chemicals and industrial business segment), sunscreens, preservatives and emollients (each marketed by our personal care business segment).

     Personal Care. Our personal care business segment markets numerous specialty chemicals that serve as critical ingredients in the formulation of many well-known skin care, hair care, toiletry and cosmetic products.

     Our skin care ingredients include:

     - ultraviolet (UV) light absorbing chemicals, which serve as sunscreens;

     - emollients, which provide skin softness;

     - moisturizers, which enhance the skin's water balance;

     - waterproofing agents, which enhance the performance of eye-liners and sunscreens in wet environments; and

     - preservatives, which extend the shelf life of aqueous-based cosmetic formulations by preventing the growth of harmful bacteria.

     Our Escalol(R) sunscreen actives serve as the primary active ingredient in many of the most popular sunscreens today and increasingly find applications in many other products such as lipsticks and facial creams. We recently introduced our SunSpheres(TM) product which was developed through our strategic alliance with a third party. This product significantly enhances the sun protection properties of UV absorbers used in skin care, makeup and beach products. Our Ceraphyl(R) line of emollients and moisturizers provide a variety of popular bath products with their softening and moisturizing characteristics. We produce a growing number of specialty preservatives, including Germall(R) Plus, a patented product that offers broad-spectrum anti-microbial activity, and Suttocide(R) A, a preservative gentle enough for infant care products.

     Our hair care ingredients, marketed under the Gantrez(R), Gafquat(R), and PVP/VA family of products, include a number of specially formulated fixative resins which provide hairsprays, mousses and gels with their holding power, as well as thickeners and stabilizers for shampoos and conditioners. Utilizing our combined expertise in hair care and sunscreen applications, we developed the world's first high performance hair protectant, Escalol(R) HP-610, to prevent sun damage to hair. We also developed a new polymer, Aquaflex(R) FX-64, for use in styling products and low VOC hair sprays where it provides a soft feeling with a long lasting hold for both aerosol and pump spray applications.

     Pharmaceutical, Food and Beverage. Our specialty chemicals for the pharmaceutical, food and beverage markets provide a number of end-use products with their unique properties while enabling these products to meet increasingly strict regulatory requirements.

     In the pharmaceutical market, our specialty chemicals serve as key ingredients in the following types of products:

     - prescription and over-the-counter tablets;

     - injectable prescription drugs and serums;

     - cough syrups;

     - antiseptics;

     - toothpastes; and

     - denture adhesives.

     Our Plasdone(R) and Polyplasdone(R) polymers for tablet binders and tablet disintegrants are established excipients for use in the production of wet granulated tablets, and our Gantrez(R) bioadhesive polymers serve as critical ingredients in denture adhesives and tartar control toothpastes.

     Our advanced materials product line includes the Ferronyl(R) brand of dietary iron supplement, which is marketed to the pharmaceutical industry.

     In the food and beverage markets, our alginates and acetylene-derived polymers serve as critical ingredients in the manufacture of numerous consumer products, including salad dressings, cheese sauces, fruit fillings, beer and health drinks. For example, our alginates products, marketed under the Kelcoloid(R) tradename, are used as stabilizers in many well-known consumer products, while our acetylene-based specialty polymers, marketed under the Polyclar(R) tradename, serve the beverage market by assuring the clarity and extending the shelf life of beer, wine and fruit juices.

     Performance Chemicals, Fine Chemicals and Industrial. Our performance chemicals business includes acetylene-based polymers, vinyl ether monomers and advanced materials for consumer, agricultural and industrial applications. Our acetylene-based chemistry produces a number of performance chemicals for use in a wide range of markets including:

     - coatings;

     - agriculture;

     - imaging;

     - detergents;

     - electronics; and

     - metalworking.

     ViviPrint(TM) is our new line of polymers developed for specialty coating applications in ink jet printing. These products provide significant moisture and abrasion resistance, high gloss and excellent resolution for high quality printers and photo reproductions.

     Our advanced materials product line includes high-purity carbonyl iron powders, sold under the Micropowder(R) name, for use in the aerospace, defense, electronics and powder metallurgy industries.

     Our fine chemicals business focuses on the production of a variety of highly specialized products sold to the pharmaceutical, biotechnology, agricultural and imaging markets. We also offer custom manufacturing services for these industries.

     We manufacture a broad range of fine chemicals under U.S. FDA current good manufacturing practices (cGMP) at our Columbus, Ohio facility. These fine chemicals include:

     - bulk pharmaceuticals, such as flunixin meglumine, a veterinary drug, and mitotane, a cancer treatment drug;

     - pharmaceutical intermediates, manufactured under contract for well-known pharmaceutical companies whose end products treat heart and kidney diseases, viral infections, and lower cholesterol; and

     - pheromones, for use in insect population measurement and control.


     We expanded our presence in the fine chemicals market with the February 1998 acquisition of our Freetown, Massachusetts manufacturing facility from Polaroid Corporation. We have expanded that facility's production capabilities to allow for the manufacture of certain specialty chemical product lines for our personal care business segment and to offer custom manufacturing capability to the pharmaceutical, biotechnology, agricultural and chemical process industries. In connection with the relocation of certain of our production lines for our personal care business segment to our Freetown facility, we shut down our manufacturing operation at our Belleville, New Jersey plant in the first quarter of 2001 and have written off the associated assets.


     In our industrial business, we market several intermediate and solvent products, such as butanediol, tetrahydrofuran (THF) and N-methyl pyrrolidone
(NMP), for use in a variety of industries, including:

     - high performance plastics;

     - lubricating oil and chemical processing;

     - electronics cleaning; and

     - coatings.

     In addition, we offer a family of environmentally friendly products that can replace chlorinated and other volatile solvents for a variety of industrial uses, including cleaning, stripping and degreasing.

     Effective April 1, 1998, we acquired the remaining 50% interest in GAF-Huls Chemie GmbH, now known as ISP Marl GmbH, our joint venture with a subsidiary of Huls AG, based in Marl, Germany. As part of the transaction, we also acquired the fully-dedicated, modern production facility that provides ISP Marl with its primary raw material, acetylene. We believe that the production costs for butanediol and THF at ISP Marl are among the most competitive in the industry. We believe that this acquisition provides us with continued access to a low-cost supply of butanediol that is critical to the manufacture of many of our downstream polymers.

     During 1999, based on a review of our entire butanediol manufacturing network, which has included the Texas City, Texas; Calvert City, Kentucky; and Marl, Germany plants, we shut down the butanediol production unit at our Calvert City plant, writing off the associated assets, and evaluated curtailing production of butanediol at our Texas City plant. As a result of this evaluation, we wrote down to fair value certain butanediol assets at our Texas City and Seadrift, Texas manufacturing facilities. In December 2000, we shut down production at our Seadrift facility, and in the first quarter of 2001, we shut down production of butanediol at our Texas City facility. We continue to produce polymers at our Calvert City and Texas City plants and also continue to produce propargyl alcohol from butynediol.

  MARKETING AND SALES

     We market our specialty chemicals using a worldwide marketing and sales force, typically chemists or chemical engineers, who work closely with our customers to familiarize themselves with our customers' products, manufacturing processes and markets. We conduct our domestic marketing and sales efforts from our facility in Wayne, New Jersey and regional offices strategically located throughout the United States.

  INTERNATIONAL OPERATIONS

     We conduct our international operations through 39 subsidiaries and 48 sales offices located in Europe, Canada, Latin America and the Asia-Pacific region. We also use the services of local distributors to reach markets that might otherwise be unavailable to us.

     International sales of our specialty chemicals in 2000 were approximately 50% of our net sales for that period. Approximately 36% of our specialty chemicals sales in 2000 were in Europe and Japan. Sales in these regions are subject to exchange rate fluctuation risks. For a discussion of our policy regarding the management of these risks, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Financial Condition." Other countries in which we have sales are subject to additional risks, including high rates of inflation, exchange controls, government expropriation and general instability.

     We own and operate ISP Marl, primarily a butanediol manufacturing facility, and ISP Acetylene GmbH, an acetylene production plant. Both production facilities are located at Degussa-Huls' Chemiepark site in Marl, Germany, and each relies upon Degussa-Huls to provide certain services, including utilities, rail transport and waste handling. ISP Acetylene, which employs electric arc technology for the production of acetylene from various hydrocarbon feedstocks, was built in 1992 to replace an older facility and utilizes state-of-the-art gas separation technology. ISP Acetylene's entire production is dedicated to fulfilling ISP Marl's requirements and has no third-party sales.

     In October 1999, we acquired an alginates manufacturing plant in Girvan, Scotland and a research and administrative center in Tadworth, England. In addition, we acquired equity investments in three seaweed processing joint ventures located in Ireland, Iceland and Tasmania. These joint ventures serve to provide our alginates business with a steady supply of its primary raw material, seaweed.

  RAW MATERIALS

     Because of the multi-step processes required to manufacture our specialty chemicals, we believe that our raw materials costs represent a smaller percentage of the cost of goods sold than for most other chemical companies. We estimate that approximately one-third of our manufacturing costs are for raw materials (including energy and packaging). As a result, we believe that fluctuations in the price of raw materials have less of an impact on our specialty chemicals business than on those chemical companies for which raw materials costs represent a larger percentage of manufacturing costs.

     The principal raw materials used in the manufacture of our acetylene-based specialty chemicals are acetylene, methanol and methylamine. Most of the raw materials for consumption in the United States are obtained from third party sources pursuant to supply agreements. Acetylene, a significant raw material used in the production of most of our specialty chemicals, is obtained by us for domestic use from two unaffiliated suppliers pursuant to supply contracts. At our Texas City, Texas plant, acetylene is supplied via pipeline by a neighboring large multinational company that generates this raw material as a by-product from the manufacture of ethylene. At our Calvert City, Kentucky facility, acetylene is supplied via pipeline by a neighboring company that generates it from calcium carbide.

     Due to the nature of the manufacturing process, electricity and hydrocarbon feedstocks (primarily butane) are critical raw materials for the production of acetylene at our operations in Marl, Germany, where methanol is also a principal raw material. Electricity, butane and methanol for our Marl, Germany operations are supplied by Degussa-Huls pursuant to a long-term supply agreement.

     We believe that the diversity of our acetylene supply sources and our use of a number of acetylene production technologies (ethylene by-product, calcium carbide and electric arc technology) provide us with a reliable supply of acetylene. In the event of a substantial interruption in the supply of acetylene from current sources, or, in the case of ISP Marl, electricity and hydrocarbon feedstocks, we cannot assure that we would be able to obtain as much acetylene from other sources as would be necessary to meet our supply requirements. To date, we have not experienced an interruption of our acetylene supply that has had a material adverse effect on our sales of specialty chemicals.

     The principal raw material used in the manufacture of alginates is certain select species of seaweed. We process seaweed in both wet and dry forms. We use our own specially designed vessels to harvest, under government license, wet seaweed from leased kelp beds in the Pacific Ocean to supply our San Diego, California facility. Our Girvan, Scotland facility processes primarily dry seaweed purchased from our joint ventures in Iceland, Ireland and Tasmania, as well as from independent suppliers in South America. We believe that the species of seaweed required to manufacture alginates will remain readily available and that we will have adequate access to this seaweed to provide us with adequate supplies of this raw material for the foreseeable future.

     Availability of other raw materials, including methanol and methylamine, remained adequate during 2000. We believe that, in the event of a supply interruption, we could obtain adequate supplies of such raw materials from alternate sources.

     We use natural gas and raw materials derived from petroleum in many of our manufacturing processes and, consequently, the price and availability of natural gas and petroleum could be material to our operations. During 2000, crude oil and natural gas supplies remained adequate; however, significant increases in the price of crude oil and natural gas had a substantial impact on our operating income in 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- 2000 Compared with 1999."

MINERAL PRODUCTS

     Products and Markets. We manufacture mineral products consisting of ceramic-coated colored roofing granules, which are produced from rock deposits that are mined and crushed at our quarries and are colored and coated using a proprietary process. We sell our mineral roofing granules primarily to the United States roofing industry for use in the manufacture of asphalt roofing shingles. The granules help to provide weather resistance, decorative coloring, heat deflection and increased weight in the shingle. We are the second largest of only three major suppliers of colored roofing granules in the United States.

     We estimate that more than 80% of the asphalt shingles currently produced by the roofing industry are sold for the reroofing/replacement market, in which demand is driven not by the pace of new home construction but by the needs of homeowners to replace existing roofs. Homeowners generally replace their roofs either because they are worn, thereby creating concerns as to weather-tightness, or because of the homeowners' desire to upgrade the appearance of their homes. We estimate that the balance of the roofing industry's asphalt shingle production historically has been sold primarily for use in new housing construction. Sales of our colored mineral granules have benefited from a trend toward the increased use of heavyweight, three-dimensional laminated roofing shingles which results in both functional and aesthetic improvements. These shingles require, on average, approximately 60% more granules than traditional three-tab, lightweight roofing shingles.

     Sales to Building Materials Corporation of America, an affiliate, and its subsidiaries constituted approximately 83% of our mineral products net sales in 2000. See "Certain Relationships" and Note 16 to Consolidated Financial Statements. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- 2000 Compared with 1999."

     Raw Materials. We own rock deposits that have specific performance characteristics, including weatherability, the ability to reflect UV light, abrasion-resistance, non-staining characteristics and the ability to absorb pigments. We own three quarries, each with proven reserves, based on current production levels, of more than 20 years.

COMPETITION

     We believe that we are either the first or second largest seller, based on revenues, worldwide of our specialty chemicals derived from acetylene, other than butanediol and tetrahydrofuran, and the second largest seller, based on revenues, of alginates.

     In each end-use market, there are a limited number of companies that produce substitutable products for our acetylene-derived specialty chemicals. These companies compete with us in the personal care, pharmaceutical, beverage and industrial markets and have the effect of limiting our market penetration and pricing flexibility. For our specialty chemicals not derived from acetylene, including alginates, sunscreens, emollients, moisturizers and fine chemicals, a number of world-wide competitors can provide similar products or services. We compete on quality, customer service and price in these markets.

     Butanediol, which we produce primarily for use as a raw material, is also manufactured by a limited number of companies throughout the world for both their captive use or to supply the merchant market. We believe that there are four competitors of significance for merchant market butanediol. One of these competitors sources the merchant market from its plants in the United States and in Europe. Three other competitors each source the merchant market from their single manufacturing plants, two in the United States and the other in Europe. Tetrahydrofuran is manufactured by a number of companies throughout the world.

     With regard to our mineral products, we have only one larger and one smaller competitor and believe that competition has been limited by:

     - the substantial capital expenditures associated with the construction of new mineral processing and coloring plants and the acquisition of suitable rock reserves;

     - the limited availability of proven rock sources;

     - the complexity associated with the construction of a mineral processing and coloring plant, together with the technical know-how required to operate such a plant;

     - the need to obtain, prior to commencing operations, reliable data over a substantial period of time regarding the weathering of granules in order to assure the quality and durability of the product; and

     - the difficulty in obtaining the necessary permits to mine and operate a quarry.

     Competition is largely based upon product and service quality, technology, distribution capability and price. We believe that we are well-positioned in the marketplace as a result of our broad product lines, sophisticated technology and worldwide distribution network.

PROPERTIES

     Our corporate headquarters and principal research and development laboratories are located at a 100-acre campus-like office and research park owned by one of ISP Chemco's subsidiaries at 1361 Alps Road, Wayne, New Jersey 07470.

     The principal domestic and foreign real properties either owned by, or leased to, us are described below. Unless otherwise indicated, the properties are owned in fee. In addition to the principal facilities listed below, we maintain sales offices and warehouses in the United States and abroad, substantially all of which are in leased premises under relatively short-term leases.

LOCATION                                               FACILITY                       PRODUCT LINE
--------                                               --------                       ------------
                                               DOMESTIC
Alabama
  Huntsville.........................  Plant*                                      Specialty Chemicals
California
  San Diego..........................  Plant*                                      Specialty Chemicals
Kentucky
  Calvert City.......................  Plant                                       Specialty Chemicals
Maryland
  Hagerstown.........................  Research Center, Design Center, Sales       Mineral Products
                                       Office
Massachusetts
  Freetown...........................  Plant, Research Center                      Specialty Chemicals
Missouri
  Annapolis..........................  Plant, Quarry                               Mineral Products

LOCATION                                               FACILITY                       PRODUCT LINE
--------                                               --------                       ------------
New Jersey
  Bridgewater........................  Sales Office*                               Specialty Chemicals
  Chatham............................  Plant, Research Center                      Specialty Chemicals
  Wayne..............................  Headquarters, Corporate Administrative      Specialty Chemicals
                                       Offices, Research Center
Ohio
  Columbus...........................  Plant, Research Center, Sales Office        Specialty Chemicals
Pennsylvania
  Blue Ridge Summit..................  Plant, Quarry                               Mineral Products
Texas
  Texas City.........................  Plant                                       Specialty Chemicals
Wisconsin
  Pembine............................  Plant, Quarry                               Mineral Products
                                            INTERNATIONAL
Belgium
  Sint-Niklaas.......................  Sales Office, Distribution Center           Specialty Chemicals
Brazil
  Sao Paulo..........................  Sales Office*, Distribution Center*         Specialty Chemicals
Canada
  Mississauga, Ontario...............  Sales Office*, Distribution Center*         Specialty Chemicals
England
  Tadworth...........................  Research Center*, Sales Office*             Specialty Chemicals
Germany
  Cologne............................  European Headquarters*, Research Center*,   Specialty Chemicals
                                       Sales Office*
  Marl...............................  Plants**, Sales Office**                    Specialty Chemicals
India
  Nagpur.............................  Plant**                                     Specialty Chemicals
Japan
  Tokyo..............................  Sales Office*                               Specialty Chemicals
Mexico
  Naucalpan de Juarez................  Sales Office*                               Specialty Chemicals
Scotland
  Girvan.............................  Plant                                       Specialty Chemicals
Singapore............................  Sales Office*, Distribution Center*,        Specialty Chemicals
                                       Asia-Pacific Headquarters*, Warehouse*

---------------

 * Leased property

** Long-term ground lease

     We believe that our plants and facilities, which are of varying ages and are of different construction types, have been satisfactorily maintained, are in good condition, are suitable for their respective operations and generally provide sufficient capacity to meet production requirements. Each plant has adequate transportation facilities for both raw materials and finished products. In 2000, we made capital expenditures in the amount of $61.7 million relating to plant, property and equipment.

RESEARCH AND DEVELOPMENT

     Our worldwide research and development expenditures were $25.9, $23.0 and $25.6 million in 1998, 1999 and 2000, respectively.

     Our research and development activities are conducted primarily at our worldwide technical center and laboratories in Wayne, New Jersey. Additional research and development is conducted at plant sites in Calvert City, Kentucky; Texas City, Texas; Chatham, New Jersey; Freetown, Massachusetts; Columbus, Ohio; San Diego, California; and Girvan, Scotland, as well as at technical centers in the United Kingdom, Germany, China, Singapore, Mexico and Israel. Our mineral products research and development facility, together with our customer design and color center, is located in Hagerstown, Maryland.

ENVIRONMENTAL SERVICES

     We have received site designation for the construction of a hazardous waste treatment, storage and disposal facility at our Linden, New Jersey property and have received approval from the New Jersey Turnpike Authority for a direct access ramp from the New Jersey Turnpike to the site. If we are successful in securing the necessary permits to construct and operate the hazardous waste facility and decide to proceed with this project, we would develop and operate the facility in a separate subsidiary, either on our own or in a joint venture with a suitable partner. We estimate that the cost of constructing the facility will be approximately $100 million and, if approved, the facility is anticipated to be in operation three years after commencement of construction. We anticipate utilizing internally generated cash and/or seeking project or other independent financing for this project. We also are investigating other development opportunities at this site.

PATENTS AND TRADEMARKS

     As of December 31, 2000, we owned or licensed approximately 340 domestic and 470 foreign patents or patent applications and owned or licensed approximately 150 domestic and 1,900 foreign trademark registrations or applications related to our business. While we believe the patent protection covering certain of our products is material to those products, we do not believe that any single patent, patent application or trademark is material to our business or operations. We believe that the duration of the existing patents and patent licenses is consistent with our business needs.

ENVIRONMENTAL COMPLIANCE

     Since 1970, a wide variety of federal, state and local environmental laws and regulations relating to environmental matters have been adopted and amended. By reason of the nature of our operations and the operations of our predecessor and certain of the substances that are or have been used, produced or discharged at our or our predecessor's plants or at other locations, we are affected by these environmental laws and regulations. We have made capital expenditures of less than $5.0 million in each of the three years ended December 31, 2000, in order to comply with these laws and regulations. These expenditures are included in additions to property, plant and equipment. We anticipate that aggregate capital expenditures relating to environmental compliance in 2001 and 2002 will be approximately $10.5 and $10 million, respectively.

     The environmental laws and regulations deal with air and water emissions or discharges into the environment, as well as the generation, storage, treatment, transportation and disposal of solid and hazardous waste, and the remediation of any releases of hazardous substances and materials to the environment. We believe that our manufacturing facilities comply in all material respects with applicable environmental laws and regulations, and, while we cannot predict whether more burdensome requirements will be adopted in the future, we believe that any potential liability for compliance with environmental laws and regulations will not materially affect our business, liquidity, results of operations, cash flows or financial position.

EMPLOYEES

     At July 1, 2001, we employed approximately 2,650 people worldwide. Approximately 750 employees in the United States were subject to seven union contracts. We believe that our relations with our employees and their unions are satisfactory.

LEGAL PROCEEDINGS

     We, together with other companies, are a party to a variety of proceedings and lawsuits involving environmental matters under the Comprehensive Environmental Response Compensation and Liability Act, Resource Conservation and Recovery Act and similar state laws, in which recovery is sought for the cost of cleanup of contaminated sites or remedial obligations are imposed, a number of which are in the early stages or have been dormant for protracted periods. We refer to these claims in this prospectus as "Environmental Claims."

     We estimate that our liability in respect of all Environmental Claims (including those relating to our closed Linden, New Jersey plant described below), and certain other environmental compliance expenses, as of December 31, 2000, is $20.7 million, before reduction for insurance recoveries reflected on our balance sheet (discussed below) of $11.8 million that relate to both past expenses and estimated future liabilities ("estimated recoveries"). In the opinion of management, the resolution of those matters should not be material to our business, liquidity, results of operations, cash flows or financial position. However, adverse decisions or events, particularly as to increases in remedial costs, discovery of new contamination, assertion of natural resource damages and the liability and the financial responsibility of our insurers and of the other parties involved at each site and their insurers, could cause us to increase our estimate of our liability in respect of those matters. It is not currently possible to estimate the amount or range of any additional liability.

     After considering the relevant legal issues and other pertinent factors, we believe that we will receive the estimated recoveries and that the recoveries could be well in excess of the current estimated liability for all Environmental Claims, although there can be no assurance in this regard. We believe we are entitled to substantially full defense and indemnity under our insurance policies for most Environmental Claims, although our insurers have not affirmed a legal obligation under the policies to provide indemnity for those claims.

     In March 1995, G-I Holdings commenced litigation on behalf of itself and its predecessors, successors, subsidiaries and related corporate entities in the United States District Court for the District of New Jersey seeking amounts substantially in excess of the estimated recoveries. The court dismissed the action in December 1997 for lack of federal jurisdiction, and defendant insurers appealed the dismissal. The appeal was denied by the Third Circuit Court of Appeals in March 1999. In June 1997, G-I Holdings filed a similar action against the insurers in the Superior Court of New Jersey, Somerset County, which action was removed to the United States bankruptcy court for the District of New Jersey in February 2001 in connection with the filing by G-I Holdings of a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related bodily injury claims. The action is currently pending in the bankruptcy court, although the defendant insurers have filed a motion to remand this action to the Superior Court of New Jersey, Somerset County. While we believe that our claims are meritorious, we cannot be certain that we will prevail in our efforts to obtain amounts equal to, or in excess of, the estimated recoveries.

     In June 1989, we entered into a Consent Order with the New Jersey Department of Environmental Protection requiring the development of a remediation plan for our closed Linden, New Jersey plant and the maintenance of financial assurances (currently $7.5 million) to guarantee our performance. This Consent Order does not address any potential natural resource damage claims. In April 1993, the New Jersey Department of Environmental Protection issued orders which require the prevention of discharge of contaminated groundwater and stormwater from the site and the elimination of other potential exposure concerns. We believe, although we cannot be certain, that, taking into account our plans for development of the site, we can comply with the New Jersey Department of Environmental Protection order at a cost of no more than $7.5 million. See "-- Environmental Services."

                                   MANAGEMENT

     The name, age and respective positions of each of the executive officers and directors of ISP Chemco Inc. are as follows:


NAME                             AGE                         POSITION
----                             ---                         --------
Sunil Kumar....................  52    Chief Executive Officer, President and Director
Richard A. Weinberg............  42    Executive Vice President, General Counsel and
                                       Secretary
Susan B. Yoss..................  42    Executive Vice President -- Finance and Treasurer
Paul T. Brady..................  39    Senior Vice President -- Sales, Americas and Director
Roger J. Cope..................  56    Senior Vice President -- Sales and Commercial
                                       Director -- Europe and Director
Stephen R. Olsen...............  39    Senior Vice President -- Corporate Development and
                                       Strategy and Director
Steven E. Post.................  47    Senior Vice President -- Operations for Specialty
                                       Chemicals and Director


     Set forth below is a description of the backgrounds of the directors and executive officers of ISP Chemco Inc. The officers of ISP Chemco Inc. are elected by the Board of Directors and hold office until their respective successors are duly elected and qualified.


     Sunil Kumar -- Mr. Kumar has been President and Chief Executive Officer of ISP Chemco Inc. and its indirect parent, ISP, since June 1999. He has been a director of ISP Chemco Inc. since June 2001, and a director of ISP since June 1999. Mr. Kumar was a director, President and Chief Executive Officer of BMCA and certain of its subsidiaries from May 1995, July 1996 and January 1999, respectively, to June 1999. He also was Chief Operating Officer of BMCA and certain of its subsidiaries from March 1996 to January 1999. Mr. Kumar was President, Commercial Roofing Products Division, and Vice President of BMCA from February 1995 to March 1996. He also was a director and Vice-Chairman of the Board of G-I Holdings from January 1999 to June 1999. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related claims. Mr. Kumar has served as a director of Hercules Incorporated, a global manufacturer and marketer of specialty chemicals, since May 2001.


     Richard A. Weinberg -- Mr. Weinberg has been Executive Vice President, General Counsel and Secretary of ISP Chemco Inc. and its indirect parent, ISP, since May 1998 and was Senior Vice President, General Counsel and Secretary of ISP and its subsidiaries from May 1996 to May 1998. He also has been a director of certain of ISP's subsidiaries since May 1996 and was a director of ISP Chemco Inc. from its formation to June 2001. Mr. Weinberg has been President, Chief Executive Officer, General Counsel and Secretary of G-I Holdings since September 2000 and was Executive Vice President, General Counsel and Secretary of G-I Holdings from May 1998 to September 2000. He also was Senior Vice President, General Counsel and Secretary of G-I Holdings from May 1996 to May 1998. Mr. Weinberg has served as a director of G-I Holdings since May 1996. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related claims. Mr. Weinberg also has been Executive Vice President, General Counsel and Secretary of BMCA and its subsidiaries since May 1998, and was Senior Vice President, General Counsel and Secretary of BMCA and its subsidiaries from May 1996 to May 1998.


     Susan B. Yoss -- Ms. Yoss has been Executive Vice President -- Finance and Treasurer of ISP Chemco Inc. and its indirect parent, ISP, since September 2000. She was Senior Vice President and Treasurer of ISP and its subsidiaries from July 1999 to September 2000 and was Vice President and Treasurer of ISP and its subsidiaries from February 1998 to June 1999. She also has been Senior Vice President of BMCA and its subsidiaries since July 1999 and was Treasurer of those companies from July 1999 to August 2001. She was Vice President and Treasurer of BMCA from February 1998 to June 1999. Ms. Yoss also has served as Senior Vice President, Chief Financial Officer and Treasurer of G-I Holdings since July 1999. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related claims. She was Assistant Treasurer of

Joseph E. Seagram & Sons, Inc., a global beverage and entertainment company for more than five years until February 1998.

     Paul T. Brady -- Mr. Brady has been Senior Vice President -- Sales, Americas of ISP Chemco Inc. and its indirect parent, ISP, and a director of ISP Chemco Inc. since June 2001. He was Vice President -- Sales, North America for ISP and certain of its subsidiaries from November 2000 to June 2001. Mr. Brady was Vice President, Global Commercial Operations -- ISP Alginates Inc. from October 1999 to November 2000. He was employed as Senior Director -- Sales and Marketing of Monsanto Company's Kelco Alginates from January 1998 to October 1999. He was Global Sales and Marketing Director of Monsanto Company's Kelco Biopolymers from June 1997 to January 1998 and was Business Director, Nutrasweet Kelco from November 1996 to June 1997. Mr. Brady was Business Manager, Monsanto Company from December 1995 to November 1996.

     Roger J. Cope -- Mr. Cope has been Senior Vice President -- Sales and Commercial Director -- Europe of ISP Chemco Inc. and its indirect parent, ISP, since July 1999. He has been a director of ISP Chemco Inc. since June 2001. He was Senior Vice President, Pharmaceutical, Agricultural and Beverage Group of ISP and certain of its subsidiaries from July 1998 to July 1999 and Vice President, Asia-Pacific Region of the same corporations from March 1997 to July 1998. Mr. Cope also held the position of Vice President -- Hair Care of ISP and certain of its subsidiaries from December 1995 to March 1997.

     Stephen R. Olsen -- Mr. Olsen has been Senior Vice President -- Corporate Development and Strategy of ISP Chemco Inc. and its indirect parent, ISP, since September 2000. He has been a director of ISP Chemco Inc. since June 2001. He was President and Chief Operating Officer of LL Building Products Inc., one of BMCA's subsidiaries, from June 1999 to September 2000. He was Vice President, Corporate Development and Vice President and General Manager, Accessories and Specialty Products, of BMCA from May 1997 to October 1998 and also was Director, Operational Planning of BMCA from December 1993 to May 1997.

     Steven E. Post -- Mr. Post has been Senior Vice President -- Operations for Specialty Chemicals of ISP Chemco Inc. and its indirect parent, ISP, and a director of ISP Chemco Inc. since June 2001. He has been President of ISP Alginates Inc. since October 1999. He was employed as President of Monsanto Company's Kelco Alginates division from January 1999 to October 1999. He served as Vice President and General Manager, Alginates of Monsanto Company from December 1997 to January 1999. He was Vice President, Manufacturing of Monsanto Company from January 1997 to December 1997. Mr. Post was Vice President, Manufacturing Services -- Nutrasweet Kelco Division of Monsanto Company from January 1996 to January 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by ISP Chemco's Chief Executive Officer in 2000 and the four other most highly compensated executive officers who served in that capacity at ISP Chemco or its subsidiaries as of December 31, 2000.


                                                                            LONG-TERM COMPENSATION
                                                                            -----------------------
                                                                                         SECURITIES
                                       ANNUAL COMPENSATION                  RESTRICTED   UNDERLYING
                                       -------------------   OTHER ANNUAL     STOCK       OPTIONS/     ALL OTHER
NAME AND PRINCIPAL POSITION(1)  YEAR    SALARY    BONUS(2)   COMPENSATION     AWARDS      SARS(3)     COMPENSATION
------------------------------  ----   --------   --------   ------------   ----------   ----------   ------------
Sunil Kumar.................    2000   $337,225   $250,000       $-0-        $    -0-     $    -0-      $ 19,690(4)
  President and                 1999    174,500(4)  300,000(4)      -0-           -0-(4)   600,000(4)      6,975(4)
  Chief Executive Officer       1998         --(4)       --(4)      -0-            --(4)        --(4)         --(4)
Richard A. Weinberg.........    2000   $309,000   $300,000(5)     $-0-       $    -0-     $    -0-      $933,431(5)
  Executive Vice President,     1999    281,700    250,000        -0-             -0-       95,140(9)    850,694(5)
  General Counsel and           1998    260,875    235,000        -0-             -0-      378,056(5)    360,705(5)
  Secretary
Susan B. Yoss...............    2000   $249,517   $200,000       $-0-        $862,500(6)  $    -0-      $ 76,816(6)
  Executive Vice President --   1999    217,500    160,000        -0-             -0-       32,575(9)     14,806(6)
  Finance and Treasurer         1998    174,231(6)   57,172(6)      -0-      $    -0-(6)    36,775(6)      6,496(6)
Andrew G. Mueller(7)........    2000   $270,375   $ 65,000       $-0-        $    -0-          -0-      $ 21,400(7)
  Executive Vice                1999    256,250    125,000        -0-             -0-       35,000        21,221(7)
  President -- Operations       1998    250,000     90,956        -0-             -0-       25,000        25,199(7)
Randall R. Lay(8)...........    2000   $252,350   $ 40,000       $-0-        $    -0-     $    -0-      $193,433(8)
  Executive Vice President      1999    230,000     85,000        -0-             -0-       32,500       207,590(8)
  and Chief Financial Officer   1998    188,550     61,268        -0-             -0-      128,165(8)    360,545(8)


---------------

(1) ISP paid the compensation to each of the named executive officers. The restricted stock awards and options relate to the common stock of ISP.

(2) Bonus amounts are payable pursuant to ISP's Executive Incentive Compensation Program. See Notes (5) and (6) below for information relating to certain stock bonuses awarded to Mr. Weinberg and Ms. Yoss in lieu of a portion of those executive officers' annual compensation.

(3) The options are for shares of common stock of ISP. See Notes (5) and (9) below and "-- Options and Stock Appreciation Rights."

(4) Included in "All Other Compensation" for Mr. Kumar are: $12,400 and $2,869, representing ISP's contribution under ISP's 401(k) plan in 2000 and 1999, respectively; $5,130 and $2,736 for the premiums paid by ISP for a life insurance policy in 2000 and 1999, respectively; and $2,160 and $1,370 for the premiums paid by ISP for a long-term disability policy in 2000 and 1999, respectively. Mr. Kumar commenced employment with ISP and its subsidiaries in June 1999.

(5) Included in "All Other Compensation" for Mr. Weinberg are: $12,150, $11,300 and $11,300, representing ISP's contribution under ISP's 401(k) plan in 2000, 1999 and 1998, respectively; $1,938, $1,938, and $1,264 for the premiums paid by ISP for a life insurance policy in 2000, 1999 and 1998, respectively; $2,160, $1,963 and $1,963 for the premiums paid by ISP for a long-term disability policy in 2000, 1999 and 1998, respectively; and $394,063, representing the market value of an ISP stock bonus awarded to Mr. Weinberg in 2000. In connection with the merger of International Specialty Products Inc. into ISP Holdings, the options to purchase shares of redeemable convertible preferred stock of ISP Holdings, which options are referred to in this prospectus as the "ISP Holdings options," including ISP Holdings options held by Mr. Weinberg, were terminated. In consideration of the termination of the ISP Holdings options held by Mr. Weinberg, Mr. Weinberg received, subject to his continued employment through each vesting date (the last of which will occur in December 2003), options to purchase 378,056 shares of ISP common stock under ISP's 1991 Incentive Plan for Key

Employees and Directors, as amended (which options are included in "Securities Underlying Options/ SARs" for 1998) and the right to receive cash payments of $3,238,358 in the aggregate. Mr. Weinberg received $523,120, $835,493 and
     $346,178 of these cash payments in 2000, 1999 and 1998, respectively, which amounts are included in "All Other Compensation" for Mr. Weinberg for these years. For information regarding other payments made to Mr. Weinberg, see "Certain Relationships -- Management Agreement."


(6) Included in "All Other Compensation" for Ms. Yoss are: $12,150, $11,450 and $4,735, representing ISP's contribution under ISP's 401(k) plan in 2000, 1999 and 1998, respectively; $1,881, $1,649 and $393 for the premiums paid by ISP for a life insurance policy in 2000, 1999 and 1998, respectively; $2,160, $1,707 and $1,368 for the premiums paid by ISP for a long-term disability policy in 2000, 1999 and 1998, respectively; and $60,625, representing the market value of an ISP stock bonus awarded to Ms. Yoss in 2000. Ms. Yoss was granted 150,000 shares of restricted ISP common stock effective as of September 2000. The value of these shares as set forth in the table was based on the market value of these shares on the date of grant. As of December 31, 2000, the aggregate value of such shares was $1,003,125. These restricted shares vest in 12.5% increments every six months, commencing on January 1, 2001 and ending on July 1, 2004. Ms. Yoss has the right to receive dividends on these restricted shares if and when dividends are declared and paid on ISP common stock. Ms. Yoss commenced employment with ISP and its subsidiaries in February 1998. For information regarding other payments made to Ms. Yoss, see "Certain
    Relationships -- Management Agreement."



(7) Included in "All Other Compensation" for Mr. Mueller are: $12,400, $11,700 and $11,700, representing ISP's contribution under ISP's 401(k) plan in 2000, 1999 and 1998, respectively; $6,840, $7,558 and $11,536 for the premiums paid by ISP for a life insurance policy in 2000, 1999 and 1998, respectively; and $2,160, $1,963 and $1,963 for the premiums paid by ISP for a long-term disability policy in 2000, 1999 and 1998, respectively. Mr. Mueller resigned from his position as an officer of ISP and its subsidiaries, effective June 2001. ISP has entered into an agreement with Mr. Mueller in connection with his continued employment with ISP for a limited transition period.


(8) Included in "All Other Compensation" for Mr. Lay are: $12,150, $11,450 and $11,450, representing ISP's contribution under ISP's 401(k) plan in 2000, 1999 and 1998, respectively; $2,943, $2,814 and $1,437 for the premiums paid by ISP for a life insurance policy in 2000, 1999 and 1998, respectively; and $2,160, $1,806 and $1,480 for the premiums paid by ISP for a long-term disability policy in 2000, 1999 and 1998, respectively. In connection with the merger of International Specialty Products Inc. into ISP Holdings, ISP Holdings options, including ISP Holdings options held by Mr. Lay, were terminated. In consideration of the termination of the ISP Holdings options held by Mr. Lay, Mr. Lay received, subject to his continued employment through each vesting date (the last of which would have occurred in December
    2002), options to purchase 113,865 shares of ISP common stock under ISP's 1991 Incentive Plan (which options are included in "Securities Underlying Options/ SARs" for 1998) and the right to receive cash payments of $1,169,566 in the aggregate. Mr. Lay received $176,180, $191,520 and $346,178 of these cash payments in 2000, 1999 and 1998, respectively, which amounts are included in "All Other Compensation" for Mr. Lay for these years. Mr. Lay resigned from his positions with ISP and its subsidiaries, effective September 2001.

(9) Excluded are stock appreciation rights ("SARs") relating to shares of common stock of an affiliate of ISP referred to in Note (3) under the table under "-- Options and Stock Appreciation Rights."

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table summarizes the value of unexercised options to acquire ISP common stock held by the executive officers named in the Summary Compensation Table above at December 31, 2000. No stock options were granted to or exercised by such persons during 2000.

           VALUE OF ISP COMMON STOCK OPTIONS AT DECEMBER 31, 2000(1)

                                     NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                                   UNEXERCISED ISP OPTIONS AT 12/31/00       ISP OPTIONS AT 12/31/00(2)
NAME                                    EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE
----                               -----------------------------------   -----------------------------------
Sunil Kumar(3)...................          0/100,000                           $0/$190,900
Richard A. Weinberg(3)...........       217,960/292,646                        $0/$90,750
Andrew G. Mueller................          50,000/0                               $0/$0
Susan B. Yoss(3).................        9,834/59,516                           $0/$6,445
Randall R. Lay(3)................        43,524/21,666                            $0/$0

---------------

(1) All stock options represent options to purchase shares of ISP common stock and were granted under ISP's 1991 Incentive Plan. ISP's 1991 Incentive Plan provides that the vesting of options will be accelerated automatically if at any time following a "Change of Control" (as defined), ISP terminates without cause the optionee's employment, the optionee's employment is terminated as a result of his death or permanent disability or the optionee terminates his employment for "good reason" (as defined). ISP's 1991 Incentive Plan expired in June 2000 in accordance with its terms.

(2) Options for 100,000, 50,000 and 3,075 shares of ISP common stock were in-the-money for Messrs. Kumar, Weinberg and Ms. Yoss, respectively, at December 31, 2000, and none of the options held by Messrs. Mueller and Lay were in-the-money at December 31, 2000.

(3) Excluded are SARs relating to shares of common stock of an affiliate of ISP held by Messrs. Kumar, Weinberg and Lay, and Ms. Yoss. These SARs represent the right to receive a cash payment based upon the appreciation in value of the specified number of shares of that affiliate's common stock over the determined initial Book Value (as defined) per share of that affiliate's common stock. The SARs vest over a five-year period, subject to earlier vesting under certain circumstances, including in connection with a change of control, and have no expiration date. Of the 17,810 SARs held by Mr. Kumar, 16,088 were exercisable at December 31, 2000 and 1,722 were unexercisable. Of the 25,409 SARs held by Mr. Weinberg, 14,219 were exercisable at December 31, 2000 and 11,190 were unexercisable. Of the 4,363 SARs held by Ms. Yoss, 1,454 were exercisable at December 31, 2000 and 2,909 were unexercisable. Of the 3,711 SARs held by Mr. Lay, 2,969 were exercisable at December 31, 2000 and 742 were unexercisable. None of these SARs were in-the-money at December 31, 2000.

LONG TERM INCENTIVE PLAN

     The following table sets forth information on awards granted to the executive officers named in the Summary Compensation Table above during 2000 under ISP's 2000 Long Term Incentive Plan.

                   LONG TERM INCENTIVE PLAN -- AWARDS IN 2000

                                              PERFORMANCE OR             ESTIMATED FUTURE PAYOUTS UNDER
                            NUMBER OF          OTHER PERIOD               NON-STOCK PRICE-BASED PLANS
                        SHARES, UNITS OR     UNTIL MATURATION    ----------------------------------------------
NAME                     OTHER RIGHTS(1)       OR PAYOUT(2)      THRESHOLD($)(3)   TARGET($)(4)   MAXIMUM($)(4)
----                    -----------------   ------------------   ---------------   ------------   -------------
Sunil Kumar..........        488,818(5)             --                $8.63             --              --
                              67,080                --                 8.99             --              --
                              75,000(6)             --                 0.00             --              --
Richard A.
  Weinberg...........         41,510                --                $8.99             --              --
                              50,000(6)                                0.00             --              --
Andrew G. Mueller....         41,642(5)             --                $8.63             --              --
                              37,720                --                 8.99             --              --
                              15,000                --                 0.00             --              --
Susan B. Yoss........         26,960                --                $8.99             --              --
                               3,075                --                 5.23             --              --
Randall R. Lay.......         30,434(5)             --                $8.63             --              --
                              37,720                --                 8.99             --              --
                               8,000                --                 0.00             --              --

---------------

(1) ISP's 2000 Long Term Incentive Plan provides long-term compensation to employees and key management personnel based on ISP's book value. The number of incentive units granted is determined by the Compensation and Pension Committee of ISP's Board of Directors, in its sole discretion, subject to a maximum number of incentive units that may be received by any employee in any calendar year.

(2) Generally, incentive units vest cumulatively, in twenty percent (20%) increments, on each anniversary of the date the incentive units were granted or received in exchange for stock options; however, ISP's Compensation and Pension Committee, in its sole discretion, may grant incentive units with any vesting schedule other than that normally provided in the 2000 Long Term Incentive Plan. Messrs. Kumar, Weinberg, Mueller and Lay, and Ms. Yoss each received incentive units with accelerated vesting schedules. Vesting will end upon the termination of an employee's employment with ISP or any subsidiary for any reason. Incentive units generally are exercisable for a period of six years from the date of grant. In the event of a "Change of Control" of ISP (as defined), all incentive units will become fully and immediately vested and payable in cash.

(3) Set forth under the "Threshold" column is the "Initial Value" (as defined) per unit at which the respective incentive units were granted. The value of an incentive unit as of any "Valuation Date" (as defined) generally is equal to ISP's total stockholders' equity (adjusted to exclude accumulated comprehensive income and losses), divided by the total number of outstanding shares of ISP common stock as determined on the Valuation Date. A "Valuation Date" is the last business day of each fiscal quarter of ISP. ISP's Compensation and Pension Committee, in its sole discretion, may grant incentive units with an Initial Value (i.e., the value of an incentive unit on the date of grant) that is less than the Initial Value of the incentive units as normally determined under the 2000 Long Term Incentive Plan.

(4) Upon exercise of an incentive unit, a participant will receive in cash the excess, if any, of the value of the incentive unit as of the Valuation Date on or, in the event of an exercise between Valuation Dates, immediately preceding the exercise date, over the Initial Value of the incentive unit (subject to all appropriate withholdings). Accordingly, the dollar value of future payouts is not readily ascertainable.

(5) These incentive units were granted in exchange for stock options to purchase, with respect to Messrs. Kumar, Mueller and Lay, 500,000, 60,000 and 128,165 shares, respectively, of ISP common stock previously granted under ISP's 1991 Incentive Plan.

(6) In addition to these grants, Messrs. Kumar and Weinberg will receive two additional grants of 75,000 and 50,000 incentive units, respectively, each with Initial Values of $0.00 on December 31, 2001 and December 31, 2002. The incentive units will vest in 10% increments every six months following the date of grant.


OTHER AGREEMENTS


     In connection with his becoming President and Chief Executive Officer of ISP, on September 29, 1999, ISP granted to Mr. Kumar the right to purchase, and on that date Mr. Kumar purchased, 318,599 shares of ISP common stock for a purchase price of $9.563 per share, or an aggregate of $3,046,762. Under the purchase agreement, as amended, ISP loaned to Mr. Kumar the funds to purchase the shares, which loan is evidenced by a recourse promissory note of Mr. Kumar in the foregoing principal amount. The note bears interest at a rate of six percent (6%) per annum, three percent (3%) of which is payable annually during the term of the loan with the balance payable at stated maturity or the date on which the outstanding principal amount of the note is declared due and payable. The principal amount of the note is payable in four installments on each June 11 of the years 2001, 2002 and 2003 and on January 11, 2004, the first three of which are in the amount of $761,691 each and the last of which is for the balance of the then outstanding principal amount. If Mr. Kumar remains continuously employed by ISP or any of its subsidiaries through each installment payment date, the principal amount due on such installment payment date will be forgiven, so that if Mr. Kumar remains continuously employed by ISP or any of its subsidiaries through January 11, 2004, the loan and the note will be discharged and cancelled in full, provided that all interest due on the note has been paid. In addition, if a "Change of Control" (as defined) occurs, and at any time following such Change of Control, ISP (or its successor) terminates without "cause" (as defined) Mr. Kumar's employment, or Mr. Kumar's employment is terminated as a result of his death or "disability" (as defined), or Mr. Kumar terminates his employment for "good reason" (as defined), the principal, amount of the loan then outstanding shall be immediately forgiven. If Mr. Kumar's employment with ISP is otherwise terminated for any reason whatsoever, the entire principal balance outstanding, together with all interest accrued thereon, will be immediately due and payable at ISP's election.


     For information with respect to certain other arrangements relating to Messrs. Weinberg and Lay, see also Notes (5) and (8) under "-- Summary Compensation Table."

                             CERTAIN RELATIONSHIPS

MANAGEMENT AGREEMENT


      Pursuant to a management agreement, we provide general management, administrative, legal, telecommunications, information and facilities services to some of our affiliates, including BMCA and G-I Holdings. Charges by us for providing these services aggregated $6.1 million in 2000. These charges consist of management fees and other reimbursable expenses attributable to, or incurred by us for the benefit of, the respective parties, which are based on an estimate of the costs we incur to provide these services. The management agreement also obligates us to pay to a subsidiary of G-I Holdings annual lease payments in the amount of $57,300 for the use of one of our sales offices. Total amounts due in connection with this lease for the year 2000 were approximately $473,000, which amount included the annual rent and arrearages in the amount of $419,381. Effective January 1, 2001, the management agreement was amended to extend the term of the agreement through March 31, 2001, to provide for the automatic extension of the agreement for successive quarterly periods unless the agreement is terminated by a party, and to adjust the management fees payable thereunder. In addition, the management agreement was amended to provide that BMCA, rather than us, is responsible for providing management services to G-I Holdings and certain of its subsidiaries and that G-I Holdings pay to BMCA a management fee for those services. We and BMCA also allocate a portion of the management fees payable by BMCA under the management agreement to separate lease payments for the use of BMCA's headquarters. Effective with the Restructuring, we also provide certain general management, administrative, legal, telecommunications, information and facilities services to ISP Investco LLC and its subsidiaries. We amended the management agreement in order to set forth the terms of those services and the charges to ISP Investco LLC for the provision of these services. These charges consist of management fees and other reimbursable expenses attributable to ISP Investco LLC or its subsidiaries, or incurred by us for their benefit. The charges are based on an estimate of the costs we incur to provide those services. The aggregate amount payable to us under the management agreement for 2001, net of the lease payments to a subsidiary of G-I Holdings, is expected to be approximately $8.7 million.


     As of December 31, 2000, G-I Holdings owed us an aggregate of $4.3 million, including $0.6 million of unpaid management fees under the management agreement and $2.1 million of other payments that we made on behalf of G-I Holdings. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related claims. As a result, as of December 31, 2000, we established a reserve for doubtful receivables from G-I Holdings of $2.7 million.

     Certain of our executive officers perform services for our affiliates, pursuant to the management agreement, and we are indirectly reimbursed for those services by virtue of the management fees and other reimbursable expenses payable under the management agreement. In this regard, Mr. Weinberg and Ms. Yoss received $400,000 and $230,000, respectively, of additional compensation in connection with services performed by them for BMCA in 2000. BMCA reimbursed us for these payments pursuant to the management agreement.

     Although, due to the unique nature of the services provided under the management agreement, comparisons with third party arrangements are difficult, we believe that the terms of the management agreement, taken as a whole, are no less favorable to us than could be obtained from an unaffiliated third party.

TAX SHARING AGREEMENT


     We were a party to tax sharing agreements with members of the consolidated tax group that included G-I Holdings. We refer to the consolidated tax group as the "G-I Holdings Group." As a result of a series of transactions that we refer to as the "separation transactions" involving G-I Holdings and its subsidiaries on January 1, 1997 that resulted in, among other things, the capital stock of ISP Holdings being distributed to the stockholders of G-I Holdings, we are no longer included in the consolidated federal income tax returns of the G-I Holdings Group and, therefore, those tax sharing agreements are no longer applicable with respect to our tax liabilities for periods subsequent to the separation transactions. We remain obligated, however, with respect to tax liabilities imposed or that may be imposed for periods prior to the separation transactions. Among other things, those tax sharing agreements provide for the sharing of the G-I Holdings Group's consolidated tax liability based on each member's share of the tax as if that member filed on a separate basis. Accordingly, a payment of tax would be made to G-I Holdings equal to our allocable share of the G-I Holdings Group's consolidated tax liability.


NEW TAX SHARING AGREEMENT


     In connection with the Restructuring, we entered into a tax sharing agreement with Newco Holdings with respect to the payment of federal income taxes and certain related matters. The tax sharing agreement is substantially similar to the tax sharing agreement described above. During the term of the tax sharing agreement, which will extend for as long as we or any of our domestic subsidiaries, as the case may be, are included in a consolidated federal income tax return filed by ISP or a successor entity, we are obligated to pay to Newco Holdings an amount equal to the amount of federal income taxes we would have incurred if, subject to certain exceptions, we (on behalf of ourselves and our domestic subsidiaries) filed our own consolidated federal income tax return. These exceptions include, among others, that we may utilize certain favorable tax attributes, i.e., losses, deductions and credits (except for a certain amount of foreign tax credits and, in general, net operating losses), only at the time those attributes reduce the federal income tax liability of ISP and its consolidated subsidiaries. We refer to this consolidated group as the "ISP Group." In addition, we may carry back or carry forward our favorable tax attributes only after taking into account current tax attributes of the ISP Group. In general, subject to the foregoing limitations, unused tax attributes carry forward for use in reducing amounts payable by us to Newco Holdings in future years. Subject to certain exceptions, actual payment for those attributes will be made by Newco Holdings to us only when ISP receives an actual refund of taxes from the Internal Revenue Service or, under certain circumstances, the earlier of the dates of the filing of our federal income tax returns for our taxable years following the last taxable year in which we were a member of the ISP Group. Foreign tax credits not utilized by us in computing our tax sharing payments will be refunded by Newco Holdings to us, if those credits expire unutilized, upon the termination of the statute of limitations for the year of expiration.


     The tax sharing agreement provides for analogous principles to be applied to any consolidated, combined or unitary state or local income taxes. Under the tax sharing agreement, Newco Holdings makes all decisions with respect to all matters relating to our obligations with respect to federal and state taxes. The provisions of the tax sharing agreement take into account both the federal income taxes we would have incurred if we filed our own separate federal income tax return and the fact that we are a member of the ISP Group for federal income tax purposes.

SALES TO AFFILIATES

     BMCA and its subsidiaries purchase from us all of their colored roofing granules requirements under a requirements contract, except for the requirements of certain of their roofing plants which are supplied by third parties. Effective January 1, 2001, this contract was amended and restated to provide, among other things, that the contract will expire on December 31, 2001, unless extended by the parties. In 2000, BMCA and its subsidiaries purchased a total of $59.3 million of mineral products from us, representing 7.6% of our total net sales and 82.5% of our net sales of mineral products. Our supply arrangements with BMCA and its subsidiaries are at prices and on terms which we believe are no less favorable to us than could be obtained from an unaffiliated third party.

CERTAIN OTHER TRANSACTIONS

     In February 2001, we made a loan to Mr. Weinberg in the principal amount of $36,450 to enable him to satisfy certain withholding tax obligations in connection with his award of 13,055 shares of unrestricted common stock of ISP. The loan bears interest at an annual rate of 6.45% and is due and payable in full, together with accrued interest thereon, on April 15, 2002.

     In January 2001 and July 2001, we made loans to Ms. Yoss in the principal amounts of $44,282 and $78,855, respectively, to enable her to satisfy certain withholding tax obligations in connection with her award of 150,000 shares of restricted common stock of ISP, 18,750 shares of which vested on each of January 1, 2001 and July 1, 2001. The remainder of those shares vest in 12.5% increments every six months thereafter until full vesting on January 1, 2004, subject to certain terms and conditions. Each loan bears interest at an annual rate of 6.45% and is due and payable in full, together with accrued interest thereon, on April 15, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

ISP CHEMCO

     The following table sets forth information with respect to the ownership of ISP Chemco's common stock, as of September 1, 2001, by each other person known to ISP Chemco to own beneficially more than 5% of the outstanding common stock of ISP Chemco on that date, by each director of ISP Chemco and all executive officers and directors of ISP Chemco as a group:


NAME AND ADDRESS OF                                            NUMBER OF SHARES
BENEFICIAL OWNER                                              BENEFICIALLY OWNED   PERCENT OF CLASS
-------------------                                           ------------------   ----------------
Newco Holdings Inc.(1)......................................         100                 100%
  300 Delaware Avenue
  Suite 303
  Wilmington, Delaware 19801
All directors and executive officers of ISP Chemco as a
  group
  (7 persons)...............................................           0                   0%


---------------

(1) As of September 1, 2001, all of the outstanding common stock of Newco Holdings was owned of record by ISP. As of September 1, 2001, Mr. Samuel J. Heyman may be deemed to beneficially own (as defined in Rule 13d-3 of the Exchange Act) approximately 80% of the outstanding common stock of ISP. Accordingly, the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of the shares of ISP Chemco shown above as being beneficially owned by Newco Holdings may be attributed to Mr. Heyman.


ISP


     As of September 1, 2001, the outstanding common stock of ISP was beneficially owned by ISP Chemco's directors, the executive officers named in the Summary Compensation Table and directors and executive officers of ISP Chemco as a group as follows:



NAME OF                                                        NUMBER OF SHARES
BENEFICIAL OWNER(1)                                           BENEFICIALLY OWNED   PERCENT OF CLASS
-------------------                                           ------------------   ----------------
Sunil Kumar.................................................        369,152(1)             *
Richard A. Weinberg.........................................        421,571(2)             *
Susan B. Yoss...............................................        204,792(2)             *
Paul T. Brady...............................................              0                *
Roger J. Cope...............................................        116,831(2)             *
Stephen R. Olsen............................................         80,000                *
Steven E. Post..............................................              0                *
All directors and executive officers of ISP Chemco as a
  group
  (7 persons)...............................................      1,192,346(2)           1.8%


---------------

 *  Less than 1%.

(1) Includes with respect to Mr. Kumar, 19,553 shares held in ISP's 401(k) plan as of September 1, 2001; 11,000 shares held by Mr. Kumar's spouse; and 5,000 shares held by Mr. Kumar's daughter, as to which Mr. Kumar disclaims beneficial ownership.

(2) Includes with respect to Mr. Weinberg, 342,516 shares; Ms. Yoss, 44,792 shares; and Mr. Cope, 61,679 shares; and all directors and executive officers of ISP Chemco as a group, 448,987 shares of ISP common stock subject to options granted under ISP's 1991 Incentive Plan which are currently exercisable or will become exercisable within the next 60 days. ISP's 1991 Incentive Plan expired in accordance with its terms in June 2000. Includes with respect to Mr. Cope 17,837 shares held in ISP's 401(k) plan as of September 1, 2001.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITIES


     The Senior Credit Facilities were provided by a syndicate of banks and other financial institutions, with J.P. Morgan Securities Inc. as the exclusive advisor, lead arranger and book runner, The Chase Manhattan Bank as the administrative agent and collateral agent and a financial institution which is to be appointed as syndication agent. ISP Chemco Inc., ISP Chemicals Inc., ISP Minerals Inc. and ISP Technologies Inc. are co-borrowers under the Senior Credit Facilities, which is comprised of a term loan facility and a revolving credit facility. The term loan facility is comprised of a term loan denominated in eurodollars or U.S. dollars in an amount equal to the U.S. dollar equivalent of $225.0 million, which terminates on June 27, 2008. The revolving credit facility provides for loans of up to an amount equal to the U.S. dollar equivalent of $225.0 million, available in eurodollars or U.S. dollars, and will include a borrowing capacity not in excess of $50.0 million for letters of credit and a borrowing capacity not in excess of $5.0 million for borrowings on same-day notice. The revolving credit facility terminates on June 27, 2006 and amounts borrowed under the revolving credit facility are due on that date.


  INTEREST RATE; FEES

     All borrowings under the Senior Credit Facilities will bear interest at a rate per annum equal to either: (a) the "eurodollar rate" (which is based on a formula relating to the rate for eurodollar deposits for a given interest period as quoted on the Telerate Service) plus (A) in the case of the term loan, a margin that ranges from 2.50% to 3.25% depending on the ratio of our total consolidated debt to EBITDA (as defined in the Senior Credit Facilities) and (B) in the case of the revolving credit facility, a margin that ranges from 1.75% to 2.75% depending on the ratio of our total consolidated debt to EBITDA (as defined in the Senior Credit Facilities) or (b) the "alternate base rate" (generally, the higher of (x) the rate of interest publicly announced by Chase as its prime rate in effect as its principal office in New York City (the "Prime Rate") and (y) the federal funds effective rate from time to time plus 0.50%) plus (A) in the case of the term loan facility, a margin that ranges from 1.50% to 2.25% depending on the ratio of our total consolidated debt to EBITDA and
(ii) in the case of the revolving credit facility, a margin that ranges from 0.75% to 1.75% depending on the ratio of our total consolidated debt to EBITDA.

     A commitment fee calculated at the rate of 0.50% per annum (or if the ratio of our total consolidated debt to EBITDA is less than 2.5 to 1, then 0.375%) will be payable on any amounts not borrowed under the revolving credit facility, payable quarterly in arrears. For purposes of calculating the commitment fee, same-day borrowings shall not be deemed a utilization of the revolving credit facility.

     A commission will be payable on outstanding letters of credit at a rate per annum equal to the eurodollar rate applicable margin for loans under the revolving credit facility on the face amount of each letter of credit and shall be payable quarterly in arrears. In addition, a fronting fee equal to 0.25% per annum on the face amount of each letter of credit shall be payable quarterly in arrears to the applicable bank that issued each letter of credit for its own account.

     The Senior Credit Facilities also provide for certain other fees to be paid to the lenders, the administrative agent and the collateral agent.

  REPAYMENT; PREPAYMENTS

     The term loan facility will be repaid in (A) twenty consecutive quarterly installments of $562,500 (0.25% of the original aggregate principal amount of the term loans), beginning on the quarterly payment date first occurring after the initial funding date and (B) four consecutive semi-annual payments of $53,437,500 (23.75% of the original aggregate principal amount of the term loans), beginning on the second quarterly payment date after the last payment is due under clause (A) above and ending on the seventh anniversary of the initial funding date.

     In addition, under the Senior Credit Facilities, we are required to make mandatory prepayments and commitment reductions (A) with the proceeds of the disposition of all or substantially all of the specialty chemicals business (other than granules or materials businesses) of the Chemco Group (as defined in the Senior Credit Facilities to include us, the guarantors and certain other subsidiaries) and (B) with the adjusted net cash proceeds of certain dispositions in excess of $15 million per fiscal year, subject to the borrowers' ability to reinvest those net cash proceeds in accordance with the terms and conditions of the Senior Credit Facilities.

  GUARANTEES; SECURITY

     Our obligations under the Senior Credit Facilities are guaranteed by all of our direct and indirect domestic subsidiaries and (to the extent consistent with tax efficiency) foreign subsidiaries, other than unrestricted subsidiaries (as defined in the Senior Credit Facilities) and International Specialty Products Funding Corporation.


     All of the obligations in respect of the Senior Credit Facilities, including hedge agreements, foreign exchange contracts and cash management agreements involving any of the lenders and any of the Credit Parties (as defined in the Senior Credit Facilities), are secured by a first-priority, perfected security interest in all of the real and personal property of the Credit Parties, except (A) to the extent that the administrative agent determines that the costs of obtaining such a security interest are excessive in relation to the value of the security afforded thereby, (B) to the extent that any intellectual property of a Credit Party is subject to a negative pledge provision of which the applicable Credit Party is unable to effect a waiver, (C) certain investment property is Holdings Investment Subsidiary Property (as defined in the Senior Credit Facilities) and will be transferred out of the Credit Parties on before the date that is 30 days after the initial funding date, (D) the Linden, New Jersey and Belleville, New Jersey real properties, (E) accounts receivable of the Credit Parties, (F) 34% of the capital stock held by a Credit Party directly in foreign subsidiaries that are not Credit Parties and
(G) the capital stock held indirectly by a Credit Party in a foreign subsidiary that is not a Credit Party.


  CERTAIN COVENANTS

     The Senior Credit Facilities require compliance with various financial covenants, including a total debt leverage maintenance ratio (total consolidated debt to EBITDA), a senior debt leverage maintenance ratio (total consolidated senior debt to EBITDA), an interest coverage ratio and a minimum adjusted net worth. The Senior Credit Facilities contain a number of covenants including, among others, covenants limiting our ability and that of certain of our subsidiaries to incur debt and make guarantees, issue dividends or make other payments in respect of capital stock, make certain restricted payments, incur liens, change lines of business, engage in transactions with affiliates, sell assets and engage in sale leaseback transactions. The Senior Credit Facilities contain other usual and customary negative and affirmative covenants.

  EVENTS OF DEFAULT

     The Senior Credit Facilities contain events of default including, without limitation (subject to customary cure periods and materiality thresholds):

     - failure to make payments when due;

     - material inaccuracy of representations and warranties;

     - breach of covenants;

     - certain cross-defaults and cross-accelerations;

     - events of insolvency, bankruptcy or similar events;

     - certain ERISA events;

     - certain environmental matters;


     - certain material judgments or injunctions;


     - actual or asserted invalidity of any guarantee, security document, security interest, or subordination agreement;

     - breach of subordination provisions of subordinated indebtedness;

     - cessation or suspension of material operations; and

     - a change in control.

OTHER INDEBTEDNESS

  2003 NOTES


     In October 1996, ISP issued $325 million principal amount of its 2003 Notes. The 2003 Notes are not guaranteed by any of ISP's subsidiaries. Holders of the 2003 Notes have the right to require ISP to purchase the notes at a price of 101% of their principal amount, and ISP has the right to redeem the notes at their principal amount plus the applicable premium set forth in the indenture governing the 2003 Notes, together with any accrued and unpaid interest, in the event of a change of control under that indenture. Covenants contained in the indenture relating to the 2003 Notes apply to ISP and its subsidiaries. For instance, the incurrence of additional debt and the issuance of preferred stock by ISP and certain of its subsidiaries would be restricted unless, subject to certain exceptions, the ratio of consolidated income before income taxes, interest, depreciation and amortization expense to the consolidated interest expense as defined in that indenture for the most recently completed four fiscal quarters was at least 2 to 1. As of July 1, 2001, there were $325.0 million of the 2003 Notes outstanding. The net proceeds from the offering of $100.0 million in aggregate principal amount of the old notes on July 31, 2001 will be used to retire a portion of the 2003 Notes on or prior to their maturity.


  2002 NOTES


     In October 1996, ISP also issued $199.9 million principal amount of its 2002 Notes. The 2002 Notes contained substantially the same terms as the 2003 Notes. The net proceeds from the offering of $205.0 million in aggregate principal amount of the old notes on June 27, 2001 were used to retire the 2002 Notes on or prior to October 15, 2001.

                      DESCRIPTION OF THE REGISTERED NOTES

     You can find the definitions of certain terms used in this description below under the subheading "-- Certain Definitions." In this description, "issuers" refers to ISP Chemco Inc., ISP Chemicals Inc., ISP Technologies Inc. and ISP Minerals Inc., each of which will be jointly and severally liable with respect to all obligations in respect of the registered notes, and not to any of their subsidiaries.

     We will issue the registered notes under the indenture with Wilmington Trust Company, as trustee, under which we issued the old notes. We refer to the old notes and the registered notes collectively as the "notes." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the indenture governing the notes. It does not restate the agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under "-- Additional Information." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the indenture.

     The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  THE NOTES

     The notes:

     - are our general unsecured obligations, except to the extent of the security interest in the escrow account as described below under the subheading "-- Escrow Accounts;"

     - are subordinated in right of payment to all of our existing and future Senior Debt;

     - are equal in right of payment with any of our future senior subordinated indebtedness; and

     - are unconditionally guaranteed, on a senior subordinated basis, by the guarantors.

  THE GUARANTEES

     The notes are guaranteed by each of our present and future direct and indirect domestic subsidiaries, other than certain immaterial subsidiaries and our accounts receivable financing subsidiary. The notes will not be guaranteed by any of our present or future foreign subsidiaries.

     The Guarantees:

     - are general unsecured obligations of the guarantors;

     - are subordinated in right of payment to all of the guarantors' existing and future Senior Debt; and

     - are equal in right of payment with any of the guarantors' future senior subordinated indebtedness.

     As indicated above and as discussed in detail below under the caption "-- Subordination," payments on the notes and under these Guarantees are subordinated to the payment of Senior Debt of the guarantors. The indenture permits us and the guarantors to incur additional Senior Debt.


     As discussed above, not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantors generated 53% of our consolidated net sales for the year ended December 31, 2000 and held 55% of our consolidated total assets as of December 31, 2000. See Note 19 to Consolidated Financial Statements included in this prospectus for more detail about the division of our consolidated results of operations and assets among the guarantors and our non-guarantor subsidiaries.


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

     As of July 1, 2001, all of ISP Chemco's subsidiaries, other than the co-issuers, certain immaterial subsidiaries and its accounts receivable financing subsidiary, are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain
Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. In addition, Unrestricted Subsidiaries do not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

     We may issue additional notes under the indenture from time to time, subject to the covenant described below under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, redemptions of notes, offers to purchase notes, and the percentage of notes required to consent to waivers of provisions of, and amendments to, the indenture. We will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes mature on July 1, 2011.

     Interest on the notes accrues at the rate of 10 1/4% per annum and is payable semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 2002. We will make each interest payment to the holders of record on the immediately preceding December 15 and June 15.

     Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder has given us wire transfer instructions, we will pay all principal of and interest, premium and liquidated damages, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee is the paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders are required to pay all taxes due on transfer. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

ESCROW ACCOUNTS


     We placed the net proceeds, other than $0.9 million of accrued interest, of each of the private placements of the old notes into two separate escrow accounts. Pursuant to the terms of the escrow account relating to the old notes issued on June 27, 2001, the assets in the applicable escrow account were distributed to our parent, ISP, and used to retire its outstanding 9 3/4% Senior Notes due 2002. Pursuant to the terms of the escrow account relating to the old notes issued on July 31, 2001, the assets in the applicable escrow account may only be used to redeem or otherwise retire the outstanding 9% Senior Notes due 2003 of ISP. Pending that use, the assets in the escrow account relating to the old notes issued on July 31, 2001 may only be invested in The Wilmington U.S. Government Portfolio/Service Class Shares or, if the fund is no longer in existence, Cash Equivalents and Government Securities. We granted a security interest in both of the escrow accounts to the trustee for the benefit of the holders. Following retirement of the 2002 Notes and the 2003 Notes, any remaining assets in the escrow accounts will be released to us.


GUARANTEES

     The notes are guaranteed by each of the issuers' current and future domestic subsidiaries, other than certain immaterial subsidiaries and our accounts receivable financing subsidiary. These guarantees are joint and several obligations of the guarantors. The guarantee of each guarantor is subordinated to the prior payment in full of all Senior Debt of that guarantor. The obligations of each guarantor under its guarantee are limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Related to the Notes -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not that guarantor is the surviving Person), another Person, other than any of the issuers or another guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the Person acquiring the property in any the sale or disposition, or the Person formed by or surviving any consolidation or merger, assumes all the obligations of that guarantor under the indenture, its guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

             (b) the Net Proceeds of the sale or other disposition are applied in accordance with the applicable provisions of the indenture.

     A guarantor will be released from all obligations with respect to its guarantee:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation) to a Person that is not (after giving effect to the transaction) a Subsidiary of any of the issuers, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

          (2) in connection with any sale of all of the Capital Stock of a guarantor to a Person that is not (after giving effect to the transaction) a Subsidiary of any of the issuers, if the sale complies with the "Asset Sale" provisions of the indenture; or

          (3) if we designate any Restricted Subsidiary that is a guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture. See "-- Repurchase at the Option of Holders -- Asset Sales."

SUBORDINATION

     The payment of principal of and interest, premium, if any, and liquidated damages, if any, on the notes by us or any guarantor is subordinated to the prior payment in full of all of our or the guarantor's Senior Debt, including Senior Debt incurred after June 27, 2001.

     The holders of our or any guarantor's Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of that Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes by us or the guarantor (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under

"-- Legal Defeasance and Covenant Defeasance") in the event of any distribution to our or the guarantor's creditors:

          (1) in a liquidation or dissolution of us or the guarantor;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or the guarantor or our or its property;

          (3) in an assignment for the benefit of our or the guarantor's creditors; or

          (4) in any marshaling of our or the guarantor's assets and liabilities.

     In addition, neither we nor any guarantor may make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (1) a payment default on our or the guarantor's Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

          (2) any other default occurs and is continuing on any series of our or the guarantor's Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of the default (a "Payment Blockage Notice") from us or the guarantor or from the holders of any Designated Senior Debt.

     Payments on the notes may and will be resumed:

          (1) in the case of a payment default, upon the date on which the default is cured or waived; and

          (2) in the case of a nonpayment default, upon the earliest of (A) the date on which the nonpayment default is cured or waived, (B) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, and
     (C) the date on which the trustee receives notice from the holder of the Designated Senior Debt rescinding the Payment Blockage Notice.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless the default has been cured or waived for a period of not less than 180 days.

     If the trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") when:

          (1) the payment is prohibited by these subordination provisions; and

          (2) the trustee or the holder has actual knowledge that the payment is prohibited; the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     We must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of any of the issuers or any of the guarantors, holders of notes may recover less ratably than creditors of the issuers and the guarantors who are holders of Senior Debt. See "Risk Factors -- Risks Related to the Notes -- The notes and guarantees are subordinate to all of our existing and future senior debt."

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

     "Designated Senior Debt" means:

          (1) all Indebtedness and other Obligations of the issuers and the guarantors under the Credit Agreement; and

          (2) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted by the indenture to be incurred the principal amount of which is $25.0 million or more and that has been designated by any issuer as "Designated Senior Debt."


     "Permitted Junior Securities" means:


          (1) Equity Interests in any issuer or any guarantor; or

          (2) debt securities of any issuer or any guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt, in each case, to substantially the same extent as, or to a greater extent than, the notes and the guarantees are subordinated to Senior Debt under the indenture.

     "Senior Debt" means:

          (1) all Indebtedness and other Obligations of the issuers and the guarantors under the Credit Agreement;

          (2) any other Indebtedness of any issuer or any guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which the Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any guarantee, or that it is subordinated in right of payment to any Senior Debt; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by any issuer or any guarantor;


          (2) any intercompany Indebtedness of any issuer or any of its subsidiaries to any issuer or any of its affiliates;


          (3) trade payables and other Indebtedness incurred in connection with obtaining goods or services; or

          (4) the portion of any Indebtedness that is incurred in violation of the indenture.

OPTIONAL REDEMPTION

     At any time prior to July 1, 2004, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes originally issued under the indenture at a redemption price of 110.25% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of notes originally issued under the indenture remains outstanding immediately after the occurrence of the redemption (excluding notes held by us and our affiliates); and

          (2) notice of the redemption is given within 30 days of the date of the closing of the Equity Offering.

     Except pursuant to the preceding paragraph, the notes are not redeemable at our option prior to July 1, 2006.

     After July 1, 2006, we may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2006........................................................   105.125%
2007........................................................   103.416%
2008........................................................   101.708%
2009 and thereafter.........................................   100.000%

MANDATORY REDEMPTION

     We will not be required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     If a Change of Control occurs, we will be obligated to make an offer to each holder of notes to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes (other than notes previously called for redemption) pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and liquidated damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of the conflict.

     On the Change of Control Payment Date, we will, to the extent lawful:

          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

     The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, we will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of ISP Chemco and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of ISP Chemco and its subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) we or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) the fair market value is determined by our Board of Directors and evidenced by a resolution of our Board of Directors set forth in an officers' certificate delivered to the trustee; and

          (3) at least 75% of the consideration received in the Asset Sale by us or the Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

             (a) any liabilities, as shown on our or the Restricted Subsidiary's most recent balance sheet, of us or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee) that are assumed by the transferee of any of those assets;

             (b) any securities, notes or other obligations received by us or any such Restricted Subsidiary from the transferee that are contemporaneously, subject to ordinary settlement periods, converted or convertible by us or the Restricted Subsidiary into cash, to the extent of the cash received or that would be received in that conversion; and

             (c) long-term assets that are used or useful in a Permitted
        Business.

     Within 18 months after the receipt of any Net Proceeds from an Asset Sale, ISP Chemco may apply those Net Proceeds, at its option:

          (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure in a Permitted Business; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, ISP Chemco may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute "Asset Sale Proceeds." When the aggregate amount of Asset Sale Proceeds exceeds the Threshold Amount, ISP Chemco will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and the other pari passu Indebtedness that may be purchased out of the excess of the Asset Sale Proceeds over the Threshold Amount (the excess being referred to herein as the "Excess Proceeds"); provided, however, that ISP Chemco shall not be obligated to make an Asset Sale Offer until the aggregate amount of Excess Proceeds exceeds $5.0 million. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, ISP Chemco may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the aggregate amount of Asset Sale Proceeds will be reduced by the amount of Excess Proceeds relating to the Asset Sale Offer.

     ISP Chemco will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, ISP Chemco will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of the conflict.

     The agreements governing our outstanding Senior Debt currently prohibit us from purchasing any notes, and also provides that certain change of control or asset sale events with respect to any issuer would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which any issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when any issuer is prohibited from purchasing notes, that issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If that issuer does not obtain such a consent or repay those borrowings, that issuer will remain prohibited from purchasing notes. In such case, any issuer's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under the Senior Debt. In those circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

  CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE

     Following the first date upon which, but only for so long as:

          (1) the notes are rated Baa3 or better by Moody's Investors Services, Inc. and BBB- or better by Standard & Poor's Ratings Services (or, in either case, if the person ceases to rate the notes for reasons outside of the control of the issuers, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the issuers as a replacement agency);

          (2) neither Moody's Investors Services, Inc. or Standard & Poor's Ratings Services has attached any "negative outlook" to the rating of the notes; and

          (3) no Default or Event of Default has occurred and is continuing the covenants listed under "-- Repurchase at the Option of Holders -- Asset Sales," "-- Restricted Payments," "-- Incurrence of Indebtedness and Issuance of Preferred Stock," "-- Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," "-- Designation of Restricted and Unrestricted Subsidiaries," "-- Transactions with Affiliates" and
     "-- Business Activities" will no longer be applicable to the notes, all Unrestricted Subsidiaries will become Restricted Subsidiaries, and any then-existing Indebtedness of Unrestricted Subsidiaries will constitute Existing Indebtedness.

  RESTRICTED PAYMENTS

     The issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of any issuers' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of any issuers' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of any issuer or dividends or distributions payable to any Issuer or a Restricted Subsidiary of the issuer);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving any issuer, other than in connection with the merger of an issuer other than ISP Chemco into ISP Chemco) any Equity Interests of any issuer or any direct or indirect parent of the issuer;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

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          (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the Restricted Payment:

             (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Restricted Payment; and

             (b) the issuers would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption
        "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

             (c) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the issuers and their Restricted Subsidiaries after June 27, 2001 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7) (but only to the extent set forth therein) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

                (i) 50% of the Consolidated Net Income of ISP Chemco for the period (taken as one accounting period) beginning January 1, 2001 to the end of ISP Chemco's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if the Consolidated Net Income for that period is a deficit, less 100% of the deficit), plus

                (ii) 100% of the aggregate proceeds received by ISP Chemco since June 27, 2001 as a contribution to common equity capital or from the issue or sale of Equity Interests of ISP Chemco (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of ISP Chemco that have been converted into or exchanged for those Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of ISP Chemco), plus

                (iii) to the extent that any Restricted Investment that was made after June 27, 2001 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to the Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of the Restricted Investment; plus

                (iv) $50.0 million.

     So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of any issuer or any guarantor or of any Equity Interests of ISP Chemco, or any dividend or other distribution in respect thereof, in exchange for Equity Interests (other than Disqualified Stock) of, or in an amount equal to the net cash proceeds of a sale (other than to a Restricted Subsidiary of ISP Chemco) of Equity Interests (other than Disqualified Stock) or a capital contribution to the equity of, ISP Chemco in the 30-day period prior thereto; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

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          (3) the defeasance, redemption, repurchase or other acquisition or retirement of subordinated Indebtedness of any issuer or any guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Restricted Subsidiary of any issuer to the holders of its Equity Interests on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any issuer, any Restricted Subsidiary of any issuer, or any direct or indirect parent company of any issuer held by any member of any issuers' management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period;

          (6) any Restricted Payment for the purpose of defeasing, redeeming, repurchasing or otherwise acquiring or retiring the 2002 Notes;

          (7) any Restricted Payment for the purpose of defeasing, redeeming, repurchasing or otherwise acquiring or retiring Qualified Subordinated Indebtedness; provided that, to the extent that any such Restricted Payment is made out of the net cash proceeds of the substantially concurrent sale (other than to an issuer or a Restricted Subsidiary of an issuer) of Equity Interests of any issuer (other than Disqualified Stock) or the substantially concurrent incurrence (other than from an issuer or a Restricted Subsidiary of an issuer) of Indebtedness of any issuer permitted to be incurred by the indenture, the amount of Restricted Payment shall be excluded from the lead-in to clause (3) of the preceding paragraph; provided, further, that, to the extent applicable, the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph; and

          (8) payments required by the Tax Sharing Agreement as in effect on June 27, 2001, and amendments thereto that do not adversely affect in any material respect the issuers or their Restricted Subsidiaries or the holders.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by such issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the issuers may incur Indebtedness (including Acquired Debt), and the guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for ISP Chemco's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

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     The first paragraph of this covenant will not prohibit the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the issuers and the guarantors of Indebtedness
     (a) under the Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the issuers and their Restricted Subsidiaries thereunder) or (b) pursuant to a Qualified Securitization Program; provided that the aggregate amount of all Indebtedness of the issuers and their Restricted Subsidiaries incurred pursuant to this clause (1), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (1), does not exceed at any one time outstanding an amount equal to $550.0 million, less the aggregate amount applied by the issuers and their Restricted Subsidiaries to repay Indebtedness under the Credit Agreement or a Qualified Securitization Program pursuant to the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales;"

          (2) the incurrence by the issuers and their Restricted Subsidiaries of Existing Indebtedness;

          (3) the incurrence by the issuers and the guarantors of Indebtedness represented by the notes and the related guarantees to be issued on June 27, 2001, and the exchange notes and the related guarantees to be issued in respect thereof pursuant to the registration rights agreement;

          (4) the incurrence by the issuers and the guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the issuers or their Restricted Subsidiaries, in an aggregate amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $25.0 million and (b) 10.0% of the issuers' Net Tangible Assets as of the date on which any such Indebtedness is incurred;

          (5) the incurrence by any issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (1), (2),
     (3), (4), (5), (11) or (12) of this paragraph;

          (6) the incurrence of Indebtedness between any of the issuers, or between any of the issuers and any of their Restricted Subsidiaries, or between any of the issuers' Restricted Subsidiaries; provided, however, that:

             (a) if any issuer or any guarantor is an obligor with respect to such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes and the guarantees, as the case may be, and

             (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than an issuer or a Restricted Subsidiary of any issuer, and any sale or other transfer of any such Indebtedness to a Person that is not either an issuer or a Restricted Subsidiary of any issuer, will, in each case, be deemed to constitute an incurrence of such Indebtedness by such issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by any issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

          (8) the guarantee by any of the issuers or any of the guarantors of Indebtedness of an issuer or a Restricted Subsidiary of any issuer that was permitted to be incurred by another provision of this covenant;

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          (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

          (10) the incurrence by Foreign Subsidiaries of any of the issuers of Indebtedness in an aggregate amount at any time outstanding not to exceed $25.0 million;

          (11) the incurrence by Persons that become Restricted Subsidiaries and guarantors of Acquired Debt in an aggregate principal amount at the date of such incurrence not to exceed $25.0 million; provided that (a) such Acquired Debt is not incurred in connection with, or in contemplation of, such Person merging with or into, or becoming a Subsidiary of, any issuer or any of their other Restricted Subsidiaries and (b) liability for such Acquired Debt shall not extend to the issuers or any of their other Restricted Subsidiaries, or any of their assets;

          (12) the incurrence by the issuers and the guarantors of Indebtedness in respect of industrial revenue bonds or other similar tax advantageous financings in an aggregate amount at any one time outstanding not to exceed $25.0 million;

          (13) the incurrence by the issuers and their Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring such business, asset or Subsidiary; provided, however, that the maximum amount of all such Indebtedness shall at no time exceed the gross proceeds actually received by such issuer or Restricted Subsidiary in connection with such disposition; and

          (14) the incurrence by the issuers and their Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $25.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the issuers will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

  NO SENIOR SUBORDINATED DEBT

     No issuer will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of that issuer and senior in any respect in right of payment to the notes. No guarantor will incur any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of that guarantor and senior in any respect in right of payment to the guarantee of that guarantor.

  LIENS

     The issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless the notes are secured by a Lien on those assets on an equal and ratable basis.

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  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the issuers or any of their Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the issuers or any of their Restricted Subsidiaries;

          (2) make loans or advances to the issuers or any of their Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the issuers or any of their Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing Existing Indebtedness and the Credit Agreement, in each case as in effect on June 27, 2001, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on June 27, 2001;

          (2) the indenture, the notes, the exchange notes, the guarantees, and the guarantees of the exchange notes;

          (3) applicable law;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the issuers or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens" that limit the right of the issuers and their Restricted Subsidiaries to dispose of the assets subject to such Liens;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

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          (12) any agreement governing Indebtedness of Foreign Subsidiaries permitted under "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (13) any agreement governing Indebtedness incurred after June 27, 2001 permitted under "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that the restrictions contained therein are, in the good faith judgment of the Board of Directors, not materially less favorable, taken as a whole, to the holders than those contained in agreements governing Existing Indebtedness.

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     No issuer may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not that issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of that issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either: (a) that issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than that issuer) or to which the sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than any issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made (if other than another issuer) assumes all the obligations of the issuer under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) except in the case of consolidation or merger between or among the issuers and the guarantors, the issuer or the Person formed by or surviving any such consolidation or merger (if other than the issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

             (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such issuer immediately preceding the transaction; and

             (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, no issuer may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the issuers and the guarantors.

  TRANSACTIONS WITH AFFILIATES

     The issuers will not, and will not permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to any such issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such issuer or such Restricted Subsidiary with an unrelated Person; and

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          (2) the issuers deliver to the trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors who have no personal stake in the transaction and who are not Affiliates of any party (other than the issuers and their Restricted Subsidiaries) to the transaction ("disinterested members"); provided that if there are no disinterested members of the Board of Directors, the issuers shall deliver to the trustee an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any transaction with employees of the issuers or any of their Restricted Subsidiaries, including entering into compensation plans, entered into in the ordinary course of business and consistent with the past practice of the issuers or such Restricted Subsidiary;

          (2) transactions between or among the issuers and their Restricted Subsidiaries;

          (3) transactions with a Person that is an Affiliate of any of the issuers solely because any such Issuer owns an Equity Interest in, or controls, such Person;

          (4) payment of reasonable compensation (including stock and option compensation) and expense reimbursements to members of the Board of Directors who are not otherwise Affiliates of the issuers;

          (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the issuers;

          (6) sales of inventory to BMCA and its subsidiaries in the ordinary course of business;

          (7) transactions pursuant to the Management Agreement as in effect on June 27, 2001, and amendments thereto that do not adversely affect in any material respect the issuers or their Restricted Subsidiaries or the holders;

          (8) transactions directly relating to the Restructuring as described under "The Restructuring";

          (9) any sale, conveyance or other transfer of accounts receivable and other related assets customarily transferred in an accounts receivable securitization program in a Qualified Securitization Program; and

          (10) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "-- Restricted Payments."

  ADDITIONAL GUARANTEES

     If the issuers or any of their subsidiaries acquires or creates another Domestic Subsidiary after June 27, 2001, then that newly acquired or created Domestic Subsidiary will become a guarantor and execute a supplemental indenture and deliver an opinion of counsel to the trustee within 20 Business Days of the date on which it was acquired or created; provided that this covenant will not apply to any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the indenture for so long as it continues to constitute an Unrestricted Subsidiary.

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  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value at the time of the designation of all outstanding Investments owned by the issuers and their Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption
"-- Restricted Payments" or Permitted Investments, as determined by the issuers. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  BUSINESS ACTIVITIES

     The issuers will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to ISP Chemco and its Restricted Subsidiaries taken as a whole.

  PAYMENTS FOR CONSENT

     The issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the Securities and Exchange Commission, so long as any notes are outstanding, the issuers will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the issuers' certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the issuers were required to file such reports.

     If the issuers have designated any of their subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the issuers.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, the issuers will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the issuers and the guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to securities analysts and prospective
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investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     For so long as ISP Chemco is an issuer and all other issuers are subsidiaries of ISP Chemco, the foregoing requirements shall be deemed to be satisfied if ISP Chemco delivers the reports required thereby.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on or liquidated damages with respect to the notes, whether or not prohibited by the subordination provisions of the indenture;

          (2) default in payment when due of the principal of or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

          (3) failure to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control" or
     "-- Repurchase at the Option of Holders -- Asset Sales" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets," unless such provisions are not at the time applicable as set forth under "-- Changes in Covenants When Notes Rated Investment Grade;"

          (4) failure to comply with the provisions described under the captions "-- Certain Covenants -- Restricted Payments," "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," unless such provisions are not at the time applicable as set forth under "-- Changes in Covenants When Notes Rated Investment Grade," and such failure continues for 30 days;

          (5) failure for 60 days after notice to comply with any of the other agreements in the indenture;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by any Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after June 27, 2001, if that default:

             (a) is caused by a failure to pay principal of or interest or premium, if any, on such Indebtedness (after giving effect to any applicable grace period provided in such Indebtedness on the date of such default) (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

          (7) failure by any issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed within 60 days;

          (8) except as permitted by the indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any Person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its guarantee;

          (9) the issuers shall fail to place the amount contemplated above under "-- Escrow Account" into the escrow account on June 27, 2001; or ISP shall fail to retire the 2002 Notes on or prior to February 15, 2002; and

          (10) certain events of bankruptcy or insolvency described in the indenture with respect to any issuer or any of its Restricted Subsidiaries.

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

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to any issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.


     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding the notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or liquidated damages.


     The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or liquidated damages on, or the principal of, the notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of any issuer with the intention of avoiding payment of the premium that such issuer would have had to pay if such issuer then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to July 1, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of such issuer with the intention of avoiding the prohibition on redemption of the notes prior to July 1, 2006, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

     The issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of any issuer or any guarantor, as such, will have any liability for any obligations of the issuers or the guarantors under the notes, the indenture, the guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the guarantors discharged with respect to their guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and liquidated damages, if any, on such notes when such payments are due from the trust referred to below;

          (2) the issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

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          (3) the rights, powers, trusts, duties and immunities of the trustee, and the issuers' and the guarantors' obligations in connection therewith;
     and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, the issuers may, at their option and at any time, elect to have the obligations of the issuers and the guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since June 27, 2001, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the issuers or any of their subsidiaries is a party or by which the issuers or any of their subsidiaries is bound;

          (6) the issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the issuers with the intent of preferring the holders of notes over the other creditors of the issuers with the intent of defeating, hindering, delaying or defrauding creditors of the issuers or others; and

          (7) the issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or liquidated damages, if any, on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (8) release any guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any holder of notes, the issuers, the guarantors and the trustee may amend or supplement the indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of any issuer's or guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of such issuers' assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of notes (including the provision of any Liens for the benefit of holders as contemplated under "-- Certain
     Covenants -- Liens") or that does not adversely affect the legal rights under the indenture of any such holder;

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
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

          (6) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture on June 27, 2001; or

          (7) to allow any guarantor to execute a supplemental indenture and/or a guarantee with respect to the notes.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the issuers, have been delivered to the trustee for cancellation; or

             (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and any issuer or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and liquidated damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which any issuer or any guarantor is a party or by which any issuer or any guarantor is bound;

          (3) any issuer or any guarantor has paid or caused to be paid all sums payable by it under the indenture; and

          (4) the issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be. In addition, the issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of any issuer or any guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

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ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to International Specialty Products Inc., 1361 Alps Road, Wayne, New Jersey 07470, Attention:
General Counsel.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "2002 Notes" means the 9 3/4% Senior Notes due 2002 of ISP.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the issuers and their Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption
     "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain
     Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests in any issuers' subsidiaries or the sale of Equity Interests in any of its subsidiaries.

     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

          (1) a transfer of assets between or among the issuers and their Restricted Subsidiaries;

          (2) an issuance of Equity Interests by a Subsidiary to any issuer or to a Restricted Subsidiary of any issuer;

          (3) the sale of inventory in the ordinary course of business on ordinary business terms;

          (4) the sale or other disposition of cash or Cash Equivalents;

          (5) the sale or other disposition of obsolete equipment;

          (6) the sale of accounts receivable pursuant to a Qualified Securitization Program;

          (7) the sale or other disposition for consideration not to exceed $20.0 million of real property currently owned by the issuers located in Belleville, New Jersey and Linden, New Jersey;

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

          (8) the sale or other disposition for consideration not to exceed $25.0 million of the capital stock or assets of a Foreign Subsidiary of ISP Chemco acquired from a fine chemicals research and development company; and

          (9) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments."

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13d-3 of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

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

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper rated as least P-1 by Moody's Investors Services, Inc. or at least A-1 by Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ISP Chemco and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Samuel J. Heyman or any Related Party;

          (2) the adoption of a plan relating to the liquidation or dissolution of ISP Chemco;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than Samuel J. Heyman and his Related Parties, becomes the Beneficial Owner of more of the Voting Stock of ISP Chemco, measured by voting power rather than number of shares, than Mr. Heyman and his Related Parties;

          (4) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Mr. Heyman and his Related Parties are the Beneficial Owners of less than 25% of the Voting Stock of ISP Chemco, measured by voting power rather than number of shares, and any "person" (as defined above), other than Mr. Heyman and his Related Parties, Beneficially Owns more than one-half of the Voting Stock of ISP Chemco, measured by voting power rather than number of shares, owned by Mr. Heyman and his Related Parties;

          (5) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Mr. Heyman and his Related Parties are the Beneficial Owners of less than 10% of the Voting Stock of ISP Chemco, measured by voting power rather than number of shares;

          (6) the first day on which a majority of the members of the Board of Directors of ISP Chemco are not Continuing Directors; or

          (7) the first day on which ISP Chemco ceases to own 100% of the outstanding Equity Interests of the other issuers (except in the case of the merger or consolidation of an issuer with or into another issuer).

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net

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     of the effect of all payments made or received pursuant to Hedging
     Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; plus

          (4) provision for restructuring, staff reductions and impairment loss for the year ended December 31, 2000 of such Person and its subsidiaries for such period to the extent that such provision was deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the issuers will be added to Consolidated Net Income to compute Consolidated Cash Flow of the issuers only to the extent that a corresponding amount would be permitted at the date of determination to be divided to the issuers by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

          (4) the cumulative effect of a change in accounting principles will be excluded.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.
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     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of ISP Chemco who:

          (1) was a member of such Board of Directors on June 27, 2001; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Credit Agreement, dated as of June 27, 2001, by and among the issuers, the guarantors and The Chase Manhattan Bank, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuers to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary of ISP Chemco other than the other issuers and Foreign Subsidiaries.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offerings" means (1) issuances and sales of Equity Interests (other than Disqualified Stock) of any issuer and (2) contributions of equity to any issuer.

     "Existing Indebtedness" means Indebtedness of the issuers and their subsidiaries (other than Indebtedness under the Credit Agreement) in existence on June 27, 2001, until such amounts are repaid.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, to the extent included in consolidated interest expense in accordance with GAAP, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

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          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of any issuer (other than Disqualified Stock) or to any issuer or a Restricted Subsidiary of any issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means any Subsidiary of any issuer formed under the laws of any jurisdiction other than the United States or any political subdivision thereof and substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "guarantors" means: (1) each of the issuers' domestic subsidiaries other than certain immaterial subsidiaries and ISP Chemco Inc.'s accounts receivable financing subsidiary; (2) any other subsidiary that executes a guarantee in accordance with the provisions of the indenture; and (3) the successors and assigns of each Person identified in clauses (1) and (2).

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     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds (excluding appeal bonds), notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If any issuer or any Subsidiary of such issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of such issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of such issuer, such issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by any issuer or any Subsidiary of such issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by such issuer or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "ISP" means International Specialty Products Inc. and any and all successors thereto.

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     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

          (3) any non-recurring gain or loss, together with any related provision for taxes on such non-recurring gain or loss, relating to the Restructuring; and

          (4) any one-time effect of the adoption of the Proposed Statement of Financial Accounting Standards of the Financial Accounting Standards Board entitled Business Combinations and Intangible Assets -- Accounting for Goodwill.

     "Net Proceeds" means the aggregate cash proceeds received by the issuers or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Net Tangible Assets" means, with respect to any Person as of any date of determination, (a) the amount of property, plant and equipment of such Person and its Restricted Subsidiaries, plus (b) the amount of current assets of such Person and its Restricted Subsidiaries, minus (c) the amount of current liabilities of such Person and its Restricted Subsidiaries, in each case as set forth on such Person's consolidated balance sheet prepared in accordance with GAAP as of such date of determination.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the issuers nor any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the issuers or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

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     "Permitted Business" means any business in which the issuers and their subsidiaries were engaged on June 27, 2001, and any business reasonably related or complementary thereto.

     "Permitted Investments" means:

          (1) any Investment in the issuers or in any Restricted Subsidiary of the issuers;

          (2) any Investment in Cash Equivalents;

          (3) any Investment existing on June 27, 2001;

          (4) any Investment by the issuers or any Subsidiary of the issuers in a Person, if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of the issuers and a guarantor; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the issuers or a Restricted Subsidiary of the issuers that is a guarantor;

          (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales," other than securities, notes or other obligations that are deemed to be cash pursuant to clause (3)(b) of the first paragraph of such covenant unless actually converted into cash;

          (6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the issuers;

          (7) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (8) Hedging Obligations; and

          (9) other Investments in any Person (other than an Affiliate of the issuers that is not also a Subsidiary of the issuers) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since June 27, 2001, not to exceed the greater of (a) $35.0 million and (b) 5.0% of the issuers' Net Tangible Assets as of the date on which any such Investment is made.

     For the avoidance of doubt, a loan to a Person that is not a Restricted Subsidiary of the issuers shall not, except to the extent permitted by clause
(9) above, be a Permitted Investment.

     "Permitted Liens" means:

          (1) Liens on assets of any issuer or any guarantor securing its Senior Debt;

          (2) Liens in favor of any issuer or any guarantor;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with any issuer or any Subsidiary of such issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such issuer or the Subsidiary;

          (4) Liens on property existing at the time of acquisition of the property by any issuer or any Subsidiary of such issuer; provided that such Liens were in existence prior to the contemplation of such acquisition;

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          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness permitted by clause (4) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (7) Liens existing on June 27, 2001;

          (8) Liens on accounts receivable in connection with a Qualified Securitization Program;

          (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (10) Liens on assets of the issuers and their Restricted Subsidiaries to secure Indebtedness permitted by clause (5) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" to the extent (and only to the extent) that the Indebtedness being refinanced thereby was secured by Liens on such assets;

          (11) Liens on cash and Cash Equivalents posted as margin pursuant to the requirements of any bona fide hedge agreement relating to interest rates, foreign exchange or commodities listed on public exchanges, but only to the extent such Liens are required from customers generally (regardless of creditworthiness) in accordance with customary market practice; and

          (12) Liens incurred in the ordinary course of business of any issuer or any Subsidiary of such issuer with respect to obligations that do not exceed $50.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the issuers or any of their Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the issuers or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Qualified Securitization Program" means any financing transaction (a) provided by one or more persons, none of which is an Affiliate of ISP Chemco,
(b) in favor of an accounts receivable financing subsidiary, (c) secured by the grant by the accounts receivable financing subsidiary of a security interest in (or a sale of) only accounts receivable originated by one or more of the issuers and their Restricted
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Subsidiaries in connection with the sale or lease of inventory or the rendering of services in the ordinary course of business and the proceeds thereof and (d) for which no recourse to any of the issuers, their Restricted Subsidiaries or the accounts receivable financing subsidiary may be made other than (i) with respect to any of the issuers or any of their Restricted Subsidiaries that sells accounts receivable to the accounts receivable financing subsidiary in connection with the transaction, and the accounts receivable financing subsidiary, (A) repurchases of accounts receivable that do not qualify for financing under terms of the transaction, (B) the amount of any dilutions in respect of such accounts receivable and (C) customary indemnities for financing transactions of such type and (ii) solely with respect to the accounts receivable financing subsidiary, such accounts receivable and the proceeds thereof; provided, however, that, in any case, no recourse to any of the issuers or their Restricted Subsidiaries or the accounts receivable financing subsidiary shall be permitted to be made for any credit-related default or loss with respect to any account receivable.

     "Qualified Subordinated Indebtedness" means Indebtedness of International Specialty Products Inc. in an amount not to exceed $325.0 million issued pursuant to the indenture dated as of October 18, 1996 between ISP Holdings Inc. and Wilmington Trust Company, as trustee.

     "Related Party" means, with respect to Samuel J. Heyman:

          (1) any immediate family member of Mr. Heyman; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Mr. Heyman and immediate family members of Mr. Heyman.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more subsidiaries of that Person (or any combination thereof).

     "Threshold Amount" means, with respect to any fiscal year of the issuers commencing with the fiscal year in which the notes are issued, the sum of (A) $15.0 million plus (B) with respect to each fiscal year commencing with the year ending December 31, 2002, any Threshold Amount attributable to any prior fiscal year that has not been applied to reduce the amount of Asset Sale Proceeds that constitute Excess Proceeds pursuant to the provisions described under "-- Repurchase at the Option of Holders -- Asset Sales;" provided, however, that at such time as the Threshold Amount has been applied to reduce the

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amount of Asset Sale Proceeds that constitute Excess Proceeds by $75.0 million, the Threshold Amount shall thereafter be zero.

     "Unrestricted Subsidiary" means any Subsidiary of any issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with any issuer or any Restricted Subsidiary of such issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such issuer;

          (3) is a Person with respect to which neither such issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of such issuer or any of its Restricted Subsidiaries; and

          (5) has at least one director on its Board of Directors that is not a director of such issuer or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of any issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of an issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," such issuer will be in default of such covenant. The Board of Directors of any issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

FORM OF REGISTERED NOTES

     The certificates representing the registered notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the registered notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global note. Holders of the registered notes will own book-entry interests in the global note evidenced by records maintained by DTC.

     Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if

          - DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days,

          - we provide for the exchange pursuant to the terms of the indenture, or

          - we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee instructions to that effect.

     As of the date of this prospectus, no certificated notes are issued and outstanding.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material U.S. federal income tax considerations relating to the exchange of old notes for registered notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating thereto. This summary is limited to holders of old notes who hold the old notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

     - tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid U.S. federal income tax;

     - tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

     - tax consequences to holders whose "functional currency" is not the U.S. dollar;

     - tax consequences to persons who hold notes through a partnership or similar pass-through entity;

     - tax consequences to holders who have ceased to be United States citizens or to be taxed as resident aliens;

     - alternative minimum tax consequences, if any; or

     - any state, local or foreign tax consequences.

     The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

CONSEQUENCES OF TENDERING NOTES


     The exchange of your old notes for registered notes in the exchange offer will not constitute an exchange for federal income tax purposes. Accordingly, the exchange offer should have no federal income tax consequences to you if you exchange your old notes for registered notes. For example, there should be no change in your tax basis and your holding period should carry over to the registered notes. In addition, the federal income tax consequences of holding and disposing of your registered notes should also be the same as those applicable to your old notes.


     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING OLD NOTES FOR REGISTERED NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives registered notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of registered notes received in the exchange offer, where such notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any notes outstanding after expiration of the exchange offer. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of registered notes by broker-dealers. Notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of such notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of such notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and expenses of counsel to the initial purchaser of the old notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the registered notes and the guarantees of the registered notes will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Weil, Gotshal & Manges LLP has from time to time represented, and may continue to represent, ISP Chemco Inc. and certain of its affiliates (including ISP, G-I Holdings Inc. and Building Materials Corporation of America) in connection with certain legal matters.

                                    EXPERTS

     The consolidated balance sheets of ISP Chemco Inc. as of December 31, 1999 and 2000 and the consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................   F-2
Consolidated Statements of Income for the three years ended
  December 31, 2000 and the six months ended July 2, 2000
  and July 1, 2001 (unaudited)..............................   F-3
Consolidated Balance Sheets as of December 31, 1999 and 2000
  and as of July 1, 2001 (unaudited)........................   F-4
Consolidated Statements of Cash Flows for the three years
  ended December 31, 2000 and the six months ended July 2,
  2000 and July 1, 2001 (unaudited).........................   F-5
Consolidated Statements of Shareholder's Equity for the
  three years ended December 31, 2000 and the six months
  ended July 1, 2001 (unaudited)............................   F-7
Notes to Consolidated Financial Statements..................   F-9
Supplementary Data (unaudited):
  Quarterly Financial Data (unaudited)......................  F-55

                                   SCHEDULES

Consolidated Financial Statement Schedules:
  Schedule II -- Valuation and Qualifying Accounts..........   S-1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ISP Chemco Inc.:

     We have audited the accompanying consolidated balance sheets of ISP Chemco Inc. (formerly known as ISP Opco Holdings Inc.) (a Delaware corporation) and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed further in Note 13, in connection with the issuance in 2001 of senior subordinated notes due 2011, the proceeds of which will be used to refinance debt of the Company's parent, that debt has been pushed down and retroactively reflected in the Company's financial statements for all periods presented.


     In our opinion, the financial statements referred to above, appearing on pages F-3 to F-54 of this Prospectus, present fairly, in all material respects, the financial position of ISP Chemco Inc. and subsidiaries as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule appearing on page S-1 of this Prospectus is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 30, 2001
(except with respect to the
matter discussed in Note 13,
as to which the date is
July 31, 2001)

                                ISP CHEMCO INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                              SIX MONTHS ENDED
                                                                          -------------------------
                                          YEAR ENDED DECEMBER 31,           JULY 2,       JULY 1,
                                    -----------------------------------      2000          2001
                                      1998        1999         2000       (UNAUDITED)   (UNAUDITED)
                                    ---------   ---------   -----------   -----------   -----------
                                                              (THOUSANDS)
Net sales.........................  $ 784,616   $ 787,356    $ 783,941     $ 398,198     $ 406,491
Cost of products sold.............   (463,511)   (482,397)    (514,599)     (256,400)     (255,595)
Selling, general and
  administrative..................   (154,806)   (150,368)    (156,571)      (78,237)      (81,054)
Provision for restructuring, staff
  reduction and impairment loss...    (73,049)       (410)     (14,429)           --            --
Merger-related expenses...........     (7,961)         --           --            --            --
Gain on sale of assets............      1,189       8,541           --            --            --
Goodwill amortization.............    (14,875)    (16,195)     (16,042)       (8,021)       (8,021)
                                    ---------   ---------    ---------     ---------     ---------
Operating income..................     71,603     146,527       82,300        55,540        61,821
Interest expense..................    (56,006)    (59,217)     (62,802)      (31,751)      (29,475)
Gain on contract settlement.......         --          --        3,450         3,450            --
Equity in earnings of joint
  venture.........................      1,455          --           --            --            --
Other income (expense), net.......     20,705      (2,903)     128,614         5,169        18,619
                                    ---------   ---------    ---------     ---------     ---------
Income from continuing operations
  before income taxes.............     37,757      84,407      151,562        32,408        50,965
Income taxes......................    (15,226)    (29,624)     (53,199)      (11,336)      (17,892)
                                    ---------   ---------    ---------     ---------     ---------
Income from continuing
  operations......................     22,531      54,783       98,363        21,072        33,073
                                    ---------   ---------    ---------     ---------     ---------
Discontinued operation:
  Income from discontinued
     operation, net of income
     taxes........................      2,033       1,769           --            --            --
  Gain on sale of discontinued
     operation, net of income
     taxes of $12,725.............         --      23,529           --            --            --
                                    ---------   ---------    ---------     ---------     ---------
Income from discontinued
  operation.......................      2,033      25,298           --            --            --
                                    ---------   ---------    ---------     ---------     ---------
Income before cumulative effect of
  accounting change...............     24,564      80,081       98,363        21,072        33,073
Cumulative effect of change in
  accounting principle, net of
  income tax benefit of $216......         --          --           --            --          (440)
                                    ---------   ---------    ---------     ---------     ---------

Net income........................  $  24,564   $  80,081    $  98,363     $  21,072     $  32,633
                                    =========   =========    =========     =========     =========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                ISP CHEMCO INC.

                          CONSOLIDATED BALANCE SHEETS


                                                                    DECEMBER 31,           JULY 1,
                                                              ------------------------      2001
                                                                 1999         2000       (UNAUDITED)
                                                              ----------   -----------   -----------
                                                                           (THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $   21,324   $   14,763    $    7,221
  Investments in trading securities.........................       6,309      279,381            --
  Investments in available-for-sale securities..............     307,879      222,444            --
  Other short-term investments..............................      13,920       18,893            --
  Restricted cash...........................................          --           --       197,251
  Accounts receivable, trade, less reserve of $3,411, $4,911
    and $6,795..............................................      82,201       89,173        94,754
  Accounts receivable, other................................      23,410       19,618        25,505
  Income taxes receivable...................................      13,787           --            --
  Receivable from related parties, net......................      23,327       14,410        16,174
  Inventories...............................................     151,775      150,948       181,984
  Other current assets......................................      20,579       36,937        34,087
                                                              ----------   ----------    ----------
         Total Current Assets...............................     664,511      846,567       556,976
Property, plant and equipment, net..........................     565,246      558,688       550,769
Excess of cost over net assets of businesses acquired, net
  of accumulated amortization of $147,947, $163,989 and
  $172,010..................................................     505,073      489,032       483,922
Long-term receivable from related party.....................          --           --        20,000
Long-term loan receivable from parent company...............      36,309        1,085            --
Other assets................................................      33,960       28,170        55,964
                                                              ----------   ----------    ----------
Total Assets................................................  $1,805,099   $1,923,542    $1,667,631
                                                              ==========   ==========    ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Short-term debt...........................................  $   74,784   $  143,682    $       77
  Current maturities of long-term debt......................      38,543      224,419       202,374
  Loan payable to parent company............................      30,674       25,000            --
  Accounts payable..........................................      63,370       56,891        59,266
  Accrued liabilities.......................................      72,692       77,651        86,634
  Income taxes..............................................          --        8,036        14,826
                                                              ----------   ----------    ----------
         Total Current Liabilities..........................     280,063      535,679       363,177
                                                              ----------   ----------    ----------
Long-term debt less current maturities......................     593,633      298,142       596,815
                                                              ----------   ----------    ----------
Long-term note payable to parent company....................      50,000       50,000            --
                                                              ----------   ----------    ----------
Deferred income taxes.......................................     125,698      170,341       157,169
                                                              ----------   ----------    ----------
Other liabilities...........................................      60,828       61,731        62,286
                                                              ----------   ----------    ----------
Commitments and Contingencies...............................
Shareholder's Equity:
  Common stock, $.01 par value per share; 1,000 shares
    authorized: 100 shares issued and outstanding...........          --           --            --
  Additional paid-in capital................................     688,844      708,165       438,237
  Retained earnings.........................................      14,120       87,483        85,116
  Accumulated other comprehensive income (loss).............      (8,087)      12,001       (35,169)
                                                              ----------   ----------    ----------
         Total Shareholder's Equity.........................     694,877      807,649       488,184
                                                              ----------   ----------    ----------
Total Liabilities and Shareholder's Equity..................  $1,805,099   $1,923,542    $1,667,631
                                                              ==========   ==========    ==========


The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                ISP CHEMCO INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                      SIX MONTHS ENDED
                                                                                                  -------------------------
                                                                  YEAR ENDED DECEMBER 31,           JULY 2,       JULY 1,
                                                            -----------------------------------      2000          2001
                                                              1998        1999         2000       (UNAUDITED)   (UNAUDITED)
                                                            ---------   ---------   -----------   -----------   -----------
                                                                                      (THOUSANDS)
Cash and cash equivalents, beginning of period............  $  19,372   $  22,258    $  21,324     $  21,324     $  14,763
                                                            ---------   ---------    ---------     ---------     ---------
Cash provided by (used in) operating activities:
  Net income..............................................     24,564      80,081       98,363        21,072        32,633
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Income from discontinued operation....................     (2,033)    (25,298)          --            --            --
    Cumulative effect of change in accounting principle...         --          --           --            --           440
    Gain on sale of assets................................     (1,189)     (8,541)          --            --            --
    Provision for restructuring, staff reduction and
      impairment loss.....................................     73,049         410       14,429            --            --
    Depreciation..........................................     48,872      48,191       50,894        24,858        25,941
    Goodwill amortization.................................     14,875      16,195       16,042         8,021         8,021
    Deferred income taxes.................................      1,798      27,065       12,053           152        (4,280)
  (Increase) decrease in working capital items............        681     (23,933)       8,685       (24,813)      (29,963)
  Purchases of trading securities.........................   (177,746)   (134,552)    (442,895)      (24,898)     (217,335)
  Proceeds from sales of trading securities...............    213,611     147,386      292,339        35,270       376,292
  (Increase) decrease in other assets.....................      3,132        (506)       5,728         4,409         1,332
  Increase (decrease) in other liabilities................         58         502          677          (539)       (1,679)
  (Increase) decrease in receivable from related
    parties...............................................    (36,334)      5,474        6,240        (1,744)          439
  Change in cumulative translation adjustment.............      2,340     (19,366)      (8,126)       (6,709)       (8,976)
  Other, net..............................................       (149)      4,661        8,202        (6,917)        5,784
                                                            ---------   ---------    ---------     ---------     ---------
  Net cash provided by continuing operations..............    165,529     117,769       62,631        28,162       188,649
  Net cash provided by discontinued operation.............      1,315       5,293           --            --            --
                                                            ---------   ---------    ---------     ---------     ---------
Net cash provided by operating activities.................    166,844     123,062       62,631        28,162       188,649
                                                            ---------   ---------    ---------     ---------     ---------
Cash provided by (used in) investing activities:
  Capital expenditures and acquisitions...................   (163,824)   (108,926)     (58,382)      (22,241)      (44,079)
  Proceeds from sale-leaseback transaction................     56,050          --           --            --            --
  Proceeds from sale of assets............................      2,400      11,533           --            --            --
  Proceeds from sale of discontinued operation............         --      62,000           --            --            --
  Purchases of available-for-sale securities..............   (570,270)   (275,271)    (430,789)     (123,270)     (121,299)
  Purchases of held-to-maturity securities................     (9,763)     (2,870)          --            --            --
  Purchases of other short-term investments...............    (10,000)     (5,600)          --            --            --
  Proceeds from sales of available-for-sale securities....    380,104     255,749      437,978        90,278        19,700
  Proceeds from held-to-maturity securities...............        311      12,633           --            --            --
  Proceeds from sales of other short-term investments.....         --      14,716           --            --        12,529
                                                            ---------   ---------    ---------     ---------     ---------
Net cash used in investing activities.....................   (314,992)    (36,036)     (51,193)      (55,233)     (133,149)
                                                            ---------   ---------    ---------     ---------     ---------
Cash provided by (used in) financing activities:
  Proceeds (repayments) from sale of accounts
    receivable............................................     (4,951)      5,558       (2,485)       (5,648)       (2,918)
  Increase (decrease) in short-term debt..................     43,001      (7,849)      70,230        32,539      (108,576)
  Proceeds from issuance of debt..........................         --          --           --            --       426,864
  Increase (decrease) in borrowings under revolving credit
    facility..............................................     97,600     162,400      (99,000)       (6,200)     (122,000)
  Repayments of long-term debt............................       (643)   (200,378)     (10,615)      (10,358)      (28,236)
  Borrowings (repayments) with parent company.............     26,677     (36,309)      29,550           780        28,915
  Increase in restricted cash.............................         --          --           --            --      (197,251)
  Financing fees and expenses.............................         --          --           --            --       (10,389)
  Effect of Restructuring -- transfer of cash to ISP
    Investco LLC..........................................         --          --           --            --       (22,220)
  Dividends and distributions to parent company...........   (103,525)    (27,000)     (25,000)       (2,370)      (35,000)
  Capital contribution from parent company................     91,153      15,618       19,321         8,684         7,769
  Other, net..............................................      1,722          --           --            --            --
                                                            ---------   ---------    ---------     ---------     ---------
Net cash provided by (used in) financing activities.......    151,034     (87,960)     (17,999)       17,427       (63,042)
                                                            ---------   ---------    ---------     ---------     ---------
Net change in cash and cash equivalents...................      2,886        (934)      (6,561)       (9,644)       (7,542)
                                                            ---------   ---------    ---------     ---------     ---------
Cash and cash equivalents, end of period..................  $  22,258   $  21,324    $  14,763     $  11,680     $   7,221
                                                            =========   =========    =========     =========     =========

                                ISP CHEMCO INC.

                                                                                                      SIX MONTHS ENDED
                                                                                                  -------------------------
                                                                  YEAR ENDED DECEMBER 31,           JULY 2,       JULY 1,
                                                            -----------------------------------      2000          2001
                                                              1998        1999         2000       (UNAUDITED)   (UNAUDITED)
                                                            ---------   ---------   -----------   -----------   -----------
                                                                                      (THOUSANDS)
Supplemental Cash Flow Information:
Effect on cash from (increase) decrease in working capital
  items*:
  Accounts receivable.....................................  $  11,126   $ (17,275)   $    (301)    $  (4,904)    $  (6,717)
  Inventories.............................................    (14,872)      7,627       (4,459)       (1,607)      (30,955)
  Other current assets....................................        793         154          280        (2,780)          579
  Accounts payable........................................      8,698       3,497       (6,479)       (4,075)          606
  Accrued liabilities.....................................     (6,910)     (1,616)      (2,322)      (15,645)         (881)
  Income taxes............................................      1,846     (16,320)      21,966         4,198         7,405
                                                            ---------   ---------    ---------     ---------     ---------
         Net effect on cash from (increase) decrease in
           working capital items..........................  $     681   $ (23,933)   $   8,685     $ (24,813)    $ (29,963)
                                                            =========   =========    =========     =========     =========
Cash paid during the period for:
  Interest (net of amount capitalized)....................  $  57,288   $  62,530    $  59,828     $  30,134     $  26,452
  Income taxes............................................     41,844      20,222       28,696        17,433        16,046
Acquisition of remaining 50% interest in GAF-Huls Chemie
  GmbH Joint venture, net of $23,732 cash acquired**:
  Fair market value of assets acquired....................  $  48,003
  Purchase price of acquisition...........................     23,381
                                                            ---------
  Liabilities assumed.....................................  $  24,622
                                                            =========
Acquisition of Kelco Alginates business, net of $269 cash
  acquired:
  Fair market value of assets acquired....................              $  41,619
  Purchase price of acquisition***........................                 39,731
                                                                        ---------
  Liabilities assumed.....................................              $   1,888
                                                                        =========
Acquisition of FineTech Ltd.:
  Fair market value of assets acquired....................                                                       $  23,547
  Purchase price of acquisition...........................                                                          22,450
                                                                                                                 ---------
  Liabilities assumed.....................................                                                       $   1,097
                                                                                                                 =========

---------------

  * Working capital items exclude cash and cash equivalents, short-term investments, short-term debt and receivables from related parties. Working capital acquired in connection with acquisitions is reflected within "Capital expenditures and acquisitions." The effects of reclassifications between noncurrent and current assets and liabilities are excluded from the amounts shown. In addition, the increase in accounts receivable shown above does not reflect the cash proceeds from the sale of the Company's domestic trade accounts receivable (see Note 10); such proceeds are reflected in cash from financing activities. In connection with the financing transactions discussed in Note 13 to Consolidated Financial Statements, the Company's parent, International Specialty Products Inc. ("ISP") also completed a restructuring (the "Restructuring") of its business in order to separate its investment assets from its specialty chemicals business. As part of the Restructuring, the Company, in a non-cash transaction, transferred all of its investment assets, totaling $336.7 million, to a newly formed parent company of the Company, Newco Holdings Inc., a wholly owned subsidiary of ISP, which, in turn, transferred those assets to its newly formed subsidiary, ISP Investco LLC.

 ** The Company had a 50% equity interest in the cash held by the joint venture prior to the acquisition, which was classified within "Other assets" on the Consolidated Balance Sheet.

*** The Company received a cash arbitration award in 2000 of $4.9 million which lowered the purchase price of the acquisition to $34.8 million.

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                ISP CHEMCO INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                            ACCUMULATED
                                                          CAPITAL STOCK        OTHER       RETAINED
                                                         AND ADDITIONAL    COMPREHENSIVE   EARNINGS    COMPREHENSIVE
                                                         PAID-IN CAPITAL   INCOME (LOSS)   (DEFICIT)   INCOME (LOSS)
                                                         ---------------   -------------   ---------   -------------
                                                                                 (THOUSANDS)
Balance, December 31, 1997.............................     $ 484,100        $  7,030      $     --
  Comprehensive income, year ended December 31, 1998:
     Net income........................................            --              --        24,564      $ 24,564
                                                                                                         --------
     Other comprehensive income (loss), net of tax:
     Unrealized holding losses, net of income tax
       benefit of $1,325...............................            --          (1,914)           --        (1,914)
     Less: Reclassification adjustment for gains
       included in net income, net of income taxes of
       $10,777.........................................            --          22,864            --        22,864
                                                                             --------                    --------
     Unrealized losses on available-for-sale
       securities......................................            --         (24,778)           --       (24,778)
     Translation adjustment............................            --           2,340            --         2,340
     Minimum pension liability adjustment..............            --          (4,023)           --        (4,023)
                                                                                                         --------
  Comprehensive loss...................................                                                  $ (1,897)
                                                                                                         ========
  Dividends and distributions to parent company........       (40,000)             --       (63,525)
  Capital contribution from parent company.............        91,153              --            --
  Effect of the Merger.................................       135,333              --            --
  Effect of exercises of stock options prior to the
     Merger............................................         1,722              --            --
  Effect of issuances of stock options as incentives...           918              --            --
                                                            ---------        --------      --------
Balance, December 31, 1998.............................     $ 673,226        $(19,431)     $(38,961)
  Comprehensive income, year ended December 31, 1999:
     Net income........................................            --              --        80,081      $ 80,081
                                                                                                         --------
     Other comprehensive income, net of tax:
     Unrealized holding gains, net of income taxes of
       $9,438..........................................            --          23,089            --        23,089
     Less: Reclassification adjustment for losses
       included in net income, net of tax benefit of
       $656............................................            --          (1,422)           --        (1,422)
                                                                             --------                    --------
     Unrealized gains on available-for-sale
       securities......................................            --          24,511            --        24,511
                                                                             --------                    --------
     Translation adjustment............................            --         (19,366)           --       (19,366)
     Less: Reclassification adjustment for translation
       adjustment included in net income, net of income
       tax effect of $521..............................            --          (1,483)           --        (1,483)
                                                                             --------                    --------
     Net translation adjustment........................            --         (17,883)           --       (17,883)
     Minimum pension liability adjustment..............            --           4,716            --         4,716
                                                                                                         --------
  Comprehensive income.................................                                                  $ 91,425
                                                                                                         ========
  Dividends and distributions to parent company........            --              --       (27,000)
  Capital contribution from parent company.............        15,618              --            --
                                                            ---------        --------      --------
Balance, December 31, 1999.............................     $ 688,844        $ (8,087)     $ 14,120
  Comprehensive income, year ended December 31, 2000:
     Net income........................................            --              --        98,363      $ 98,363
                                                                                                         --------
     Other comprehensive income, net of tax:
     Unrealized holding gains, net of income taxes of
       $68,174.........................................            --         137,065            --       137,065
     Less: Reclassification adjustment for gains
       included in net income, net of income taxes of
       $52,364.........................................            --         108,851            --       108,851
                                                                             --------                    --------
     Unrealized gains on available-for-sale
       securities......................................            --          28,214            --        28,214
     Translation adjustment............................            --          (8,126)           --        (8,126)
                                                                                                         --------
  Comprehensive income.................................                                                  $118,451
                                                                                                         ========
  Dividends and distributions to parent company........            --              --       (25,000)
  Capital contribution from parent company.............        19,321              --            --
                                                            ---------        --------      --------

                                ISP CHEMCO INC.

                                                                            ACCUMULATED
                                                          CAPITAL STOCK        OTHER       RETAINED
                                                         AND ADDITIONAL    COMPREHENSIVE   EARNINGS    COMPREHENSIVE
                                                         PAID-IN CAPITAL   INCOME (LOSS)   (DEFICIT)   INCOME (LOSS)
                                                         ---------------   -------------   ---------   -------------
                                                                                 (THOUSANDS)
Balance, December 31, 2000.............................     $ 708,165        $ 12,001      $ 87,483
  Comprehensive income, six months ended July 1, 2001
     (unaudited):
     Net income (unaudited)............................            --              --        32,633      $ 32,633
                                                                                                         --------
     Other comprehensive income (loss), net of tax:
     Change in unrealized gains (losses) on
       available-for-sale securities:
     Unrealized holding losses arising during the
       period, net of income tax benefit of $39,099
       (unaudited).....................................            --         (74,884)           --       (74,884)
     Less: Reclassification adjustment for losses
       included in net income, net of tax benefit of
       $311 (unaudited)................................            --            (574)           --          (574)
     Effect of Restructuring (unaudited)...............            --          40,290            --        40,290
                                                                             --------                    --------
     Total change for the period (unaudited)...........            --         (34,020)           --       (34,020)
                                                                             --------                    --------
     Change in unrealized losses on derivative hedging
       instruments -- cash flow hedges:
     Net derivative losses, net of income tax benefit
       of $627 (unaudited).............................            --          (1,160)           --        (1,160)
     Less: Reclassification adjustment for losses
       included in net income, net of tax benefit of
       $189 (unaudited)................................            --            (350)           --          (350)
                                                                             --------                    --------
     Total change for the period (unaudited)...........            --            (810)           --          (810)
                                                                             --------                    --------
     Translation adjustment (unaudited)................            --          (8,976)           --        (8,976)
     Effect of Restructuring (unaudited)...............            --          (3,364)           --        (3,364)
                                                                             --------                    --------
     Net translation adjustment for the period
       (unaudited).....................................            --         (12,340)           --       (12,340)
                                                                                                         --------
  Comprehensive loss (unaudited).......................                                                  $(14,537)
                                                                                                         ========
  Effect of Restructuring (unaudited)..................      (277,697)             --            --
  Capital contribution from parent company
     (unaudited).......................................         7,769              --            --
  Dividends and distributions to parent company
     (unaudited).......................................            --              --       (35,000)
                                                            ---------        --------      --------
Balance, July 1, 2001 (unaudited)......................     $ 438,237        $(35,169)     $ 85,116
                                                            =========        ========      ========


The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                ISP CHEMCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. FORMATION OF THE COMPANY, MERGER OF INTERNATIONAL SPECIALTY PRODUCTS INC. INTO ISP HOLDINGS INC. AND RESTRUCTURING

     On July 15, 1998, International Specialty Products Inc. ("Old ISP") merged (the "Merger") with and into ISP Holdings Inc. ("ISP Holdings"). In connection with the Merger, ISP Holdings changed its name to International Specialty Products Inc. ("ISP"). In the Merger, each outstanding share of Old ISP's common stock, other than those held by ISP Holdings, was converted into one share of common stock of ISP, and the outstanding shares of Old ISP's common stock which were held by ISP Holdings were converted into an aggregate of 53,833,333 shares (or approximately 78%) of the outstanding shares of common stock of ISP.

     ISP Opco Holdings Inc. which changed its name on June 5, 2001 to ISP Chemco Inc. (the "Company"), a wholly owned subsidiary of ISP, was formed on June 24, 1998 in connection with the Merger and 100 shares of its common stock were issued to ISP. At the time of the Merger, substantially all of the assets and liabilities of Old ISP were transferred to the Company. The accompanying Consolidated Financial Statements have been prepared on a basis which retroactively reflects the formation of the Company, as discussed above, for all periods presented. The net income presented up to the date that the Company was formed has been reflected as dividends and/or distributions to ISP. The results of operations for the period prior to the Merger represent the results of Old ISP.

     As a result of the Merger, the Company incurred an $8.0 million charge against operating income in 1998 in connection with the termination of ISP Holdings' stock appreciation rights and preferred stock option programs (see
Note 15).

     In connection with the financing transactions discussed in Note 13, ISP completed a restructuring (the "Restructuring") of its business in order to separate its investment assets from its specialty chemicals business. As part of the Restructuring, the Company transferred net assets of approximately $240.8 million, consisting of all of its investment assets, totaling $336.7 million, associated short-term debt and the outstanding stock of certain subsidiaries to a newly formed parent company, Newco Holdings Inc., a wholly owned subsidiary of ISP, which, in turn, transferred those assets to its newly formed subsidiary, ISP Investco LLC. After completing these transactions, the Company's assets consist solely of those related to its specialty chemicals business.

     Prior to January 1, 1997, ISP Holdings was a wholly owned subsidiary of GAF Corporation ("GAF"). On January 1, 1997, GAF effected a series of transactions (the "Separation Transactions") that resulted in, among other things, the capital stock of ISP Holdings being distributed to the shareholders of GAF. Since this distribution, ISP has not been a direct or indirect subsidiary of GAF or its successor, G-I Holdings Inc. Effective November 2000, G-I Holdings Inc. became the successor by merger to GAF and certain of GAF's subsidiaries. References herein to "G-I Holdings" include G-I Holdings Inc. and any and all of its predecessor corporations, including GAF, G-I Holdings Inc. and GAF Fiberglass Corporation.

     The Company is engaged principally in the manufacture and sale of a wide range of specialty chemicals and mineral products. See Notes 17 and 18 for a description of and financial information relating to the Company's business segments and foreign and domestic operations.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     All subsidiaries are consolidated and intercompany transactions have been eliminated.

                                ISP CHEMCO INC.

  FINANCIAL STATEMENT ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates. Actual results could differ from those estimates. In the opinion of management, the financial statements herein contain all adjustments necessary to present fairly the financial position and the results of operations and cash flows of the Company for the periods presented. The Company has a policy to review the recoverability of long-lived assets and identify and measure any potential impairments. The Company does not anticipate any changes in management estimates that would have a material impact on operations, liquidity or capital resources.

  SHORT-TERM INVESTMENTS

     For securities classified as "trading" (including short positions), unrealized gains and losses are reflected in the results of operations. For securities classified as "available-for-sale," unrealized gains and losses, net of income tax effect, are included in a separate component of shareholder's equity, "Accumulated other comprehensive income (loss)," and amounted to $5.8 and $34.0 million as of December 31, 1999 and 2000, respectively.

     "Other short-term investments" are investments in limited partnerships which are accounted for by the equity method. Gains and losses are reflected in "Other income (expense), net." Liquidation of partnership interests generally requires a 30 to 45-day notice period.

     Cash and cash equivalents include cash on deposit and debt securities purchased with original maturities of three months or less.

  INVENTORIES

     Inventories are stated at the lower of cost or market. The LIFO (last-in, first-out) method is utilized to determine cost for a substantial portion of the Company's domestic inventories. All other inventories are determined principally based on the FIFO (first-in, first-out) method.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method based on the estimated economic lives of the assets. The Company uses an economic life of 10-20 years for land improvements, 40 years for buildings, and 3-20 years for machinery and equipment, which includes furniture and fixtures. Certain interest charges are capitalized during the period of construction as part of the cost of property, plant and equipment.

  FOREIGN EXCHANGE CONTRACTS

     The Company entered into forward foreign exchange instruments with off-balance-sheet risk in order to hedge a portion of both its borrowings denominated in foreign currency and its firm or anticipated purchase commitments related to the operations of foreign subsidiaries. Gains and losses on instruments used to hedge firm purchase commitments were deferred, and amortization was included in the measurement of the foreign currency transactions hedged. Gains and losses on instruments used to hedge anticipated purchases were recognized within "Other income (expense), net."

     The Company enters into foreign exchange forward contracts, not designated as hedging instruments, to offset exposure to changes in exchange rates affecting intercompany loans. Forward contract agreements require the Company and the counterparty to exchange fixed amounts of U.S. dollars for fixed amounts of foreign currency on specified dates. The market value of such contracts varies with changes in the market exchange rates. The Company is exposed to credit loss in the event of nonperformance by the

                                ISP CHEMCO INC.

counterparties to the forward contract agreements. However, the Company does not anticipate nonperformance by the counterparties. The Company does not generally require collateral or other security to support these financial instruments.

     As of December 31, 1999 and 2000, the U.S. dollar equivalent notional value of outstanding forward foreign exchange contracts was $57.4 and $20.9 million, respectively, and the amount of net unrealized gains (losses) on such instruments was $(0.3) million and $0, respectively. All forward contracts are in major currencies with highly liquid markets and mature within one year. The Company uses quoted market prices obtained from major financial institutions to determine the market value of its outstanding forward exchange contracts. In addition, the U.S. dollar equivalent notional value of foreign exchange contracts outstanding as of December 31, 1999 and 2000, which were entered into as a hedge of non-local currency intercompany loans, was $33.9 and $17.0 million, respectively, representing 100% of the Company's foreign currency exposure with respect to such loans. As of July 1, 2001, the U.S. dollar equivalent notional value of outstanding forward foreign exchange contracts was $20.2 million (see "Derivatives and Hedging" below).

  DERIVATIVES AND HEDGING

     In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in a derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement.

     The Company adopted SFAS No. 133 as of January 1, 2001. Accounting for interest rate swaps and foreign exchange forward contracts held by the Company is affected by implementation of this standard. The earnings impact of the transition adjustments related to the initial adoption of the standard was an after-tax loss of $0.4 million, which was recorded in the first quarter of 2001 as the cumulative effect of a change in accounting principle.

     As discussed in Note 13, in June 2001, the Company entered into the $450.0 million Senior Credit Facilities, which include a $225.0 million term loan. Borrowings against this term loan will be based on either an alternate base rate or on the eurodollar rate plus a margin based on the ratio of the Company's total consolidated debt to EBITDA. The Company has designated interest rate swaps, with a notional amount of $100 million, as a hedge of its exposure to changes in the eurodollar rate. The interest rate swaps are structured to receive interest based on the eurodollar rate and pay interest on a fixed rate basis. A cash flow hedging relationship has been established whereby the interest rate swaps hedge the risk of changes in the eurodollar rate related to forecasted borrowings against the term loan. The interest rate swaps hedge forecasted exposure to changes in the eurodollar rate through July 2002.

     During the first six months of 2001, a $0.5 million charge related to the reduction in the fair market value of the interest rate swaps was reclassified and charged against interest expense. As of July 1, 2001, the reclassification charge to earnings related to interest accruals over the next twelve months is estimated to be $1.3 million.

     Derivatives held by the Company not designated as hedging instruments include forward foreign exchange instruments. Foreign exchange forward contracts are held to offset exposure to changes in exchange rates affecting intercompany loans.

                                ISP CHEMCO INC.

  FOREIGN CURRENCY TRANSLATION

     Assets and liabilities of foreign subsidiaries are translated at year-end exchange rates. The effects of these translation adjustments are reported in a separate component of shareholder's equity, "Accumulated other comprehensive income (loss)," and amounted to $(13.9), $(22.0) and $(34.4) million as of December 31, 1999 and 2000 and July 1, 2001, respectively. Income and expenses are translated at average exchange rates prevailing during the year. Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved, and translation adjustments of subsidiaries in countries with highly inflationary economies, are included in "Other income (expense), net."

  EXCESS OF COST OVER NET ASSETS OF BUSINESSES ACQUIRED ("GOODWILL")

     Goodwill, which arose principally from the 1989 management-led buyout of the predecessor company to ISP's former parent company, G-I Holdings, and as a result of the Merger (see Note 1), is amortized on the straight-line method over a period of approximately 40 years. The Company believes that the goodwill is recoverable. To determine if goodwill is recoverable, the Company compares the net carrying amount to undiscounted projected cash flows of the underlying businesses to which the goodwill pertains. If goodwill is not recoverable, the Company would record an impairment based on the difference between the net carrying amount and fair value.

  REVENUE RECOGNITION

     Revenue is recognized at the time products are shipped to the customer.

  SHIPPING AND HANDLING COSTS

     Shipping and handling costs included in "Selling, general and administrative" expenses amounted to $24.0, $24.8, $30.3, $14.4 and $14.9 million for 1998, 1999 and 2000 and the first six months of 2000 and 2001, respectively.

  DEBT ISSUANCE COSTS

     Debt issuance costs are amortized to expense over the life of the related debt.

  RESEARCH AND DEVELOPMENT

     Research and development costs are charged to operations as incurred and amounted to $25.9, $23.0, $25.6, $13.3 and $12.2 million for 1998, 1999 and 2000 and the first six months of 2000 and 2001, respectively.

  INVESTMENT IN JOINT VENTURE

     Prior to April 1, 1998, the Company had a 50% equity ownership in GAF-Huls Chemie GmbH, now known as ISP Marl GmbH ("ISP Marl"), a joint venture that operated a chemical manufacturing plant in Germany, and was accounted for by the equity method. Effective April 1, 1998, the Company acquired the remaining 50% interest in ISP Marl (see Note 9). Dividends received by the Company from the joint venture totaled $8.1 million in 1998.

  ENVIRONMENTAL LIABILITY

     The Company, together with other companies, is a party to a variety of proceedings and lawsuits involving environmental matters. The Company estimates that its liability in respect of such environmental

                                ISP CHEMCO INC.

matters, and certain other environmental compliance expenses, as of July 1, 2001, is $20.4 million, before reduction for insurance recoveries reflected on its Consolidated Balance Sheet of $11.8 million. The Company's liability is reflected on an undiscounted basis. See Note 20 for further discussion with respect to environmental liabilities and estimated insurance recoveries.

  ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

     Comprehensive Income includes net income, unrealized gains and losses from investments in available-for-sale securities, net of income tax effect, unrealized gains and losses from derivative hedging instruments, net of tax, foreign currency translation adjustments, and minimum pension liability adjustments. The Company has chosen to disclose Comprehensive Income (Loss) in the Consolidated Statements of Shareholder's Equity.

     Changes in the components of "Accumulated other comprehensive income
(loss)" for the years 1998, 1999 and 2000 and the six months ended July 1, 2001 are as follows:

                                                 UNREALIZED    CUMULATIVE                  ACCUMULATED
                              UNREALIZED GAINS    LOSSES ON      FOREIGN      MINIMUM         OTHER
                                (LOSSES) ON      DERIVATIVE     CURRENCY      PENSION     COMPREHENSIVE
                               AVAILABLE-FOR-      HEDGING     TRANSLATION   LIABILITY       INCOME
                              SALE SECURITIES    INSTRUMENTS   ADJUSTMENT    ADJUSTMENT      (LOSS)
                              ----------------   -----------   -----------   ----------   -------------
                                                             (THOUSANDS)
Balance, December 31,
  1997......................      $  6,073          $  --       $  1,650      $  (693)      $  7,030
Change for the year 1998....       (24,778)            --          2,340       (4,023)       (26,461)
                                  --------          -----       --------      -------       --------
Balance, December 31,
  1998......................      $(18,705)         $  --       $  3,990      $(4,716)      $(19,431)
Change for the year 1999....        24,511             --        (17,883)       4,716         11,344
                                  --------          -----       --------      -------       --------
Balance, December 31,
  1999......................      $  5,806          $  --       $(13,893)     $    --       $ (8,087)
Change for the year 2000....        28,214             --         (8,126)          --         20,088
                                  --------          -----       --------      -------       --------
Balance, December 31,
  2000......................      $ 34,020          $  --       $(22,019)     $    --       $ 12,001
Change for the first six
  months of 2001
  (unaudited)...............       (34,020)          (810)       (12,340)          --        (47,170)
                                  --------          -----       --------      -------       --------
Balance, July 1, 2001
  (unaudited)...............      $     --          $(810)      $(34,359)     $    --       $(35,169)
                                  ========          =====       ========      =======       ========

  NEW ACCOUNTING STANDARDS

     On June 30, 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and eliminates the pooling method of accounting. SFAS No. 141 will not have an impact on the Company's business since the Company has historically accounted for all business combinations using the purchase method of accounting. With the adoption of SFAS No. 142, effective January 1, 2002, goodwill will no longer be subject to amortization over its estimated useful life. However, goodwill will be subject to at least an annual assessment for impairment and more frequently if circumstances indicate a possible impairment. Companies must perform a fair-value-based goodwill impairment test. In addition, under SFAS No. 142, an acquired intangible asset should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged. Intangible assets will be amortized over their useful lives. Early adoption of SFAS No. 142 is not permitted. On an annualized basis, the Company's net income will increase by approximately $16.0 million, unless any impairment charges are necessary.

                                ISP CHEMCO INC.

NOTE 3.  SHORT-TERM INVESTMENTS

     As discussed in Note 1, as part of the Restructuring, the Company transferred all of its investment assets, totaling $336.7 million, to a newly formed parent company, Newco Holdings Inc., which, in turn, transferred those assets to its newly formed subsidiary, ISP Investco LLC. The Senior Credit Facilities discussed in Note 13 prohibit the Company from investing in equity securities in excess of $5.0 million.

     Included in "Investments in available-for-sale securities" at December 31, 1999 was a $144.3 million investment (based on market value) in Life Technologies, Inc. ("Life Technologies"), a 75%-owned subsidiary of Dexter Corporation ("Dexter"). Such investment represented approximately 14% of the outstanding common stock of Life Technologies at December 31, 1999. Also included in "Investments in available-for-sale securities" at December 31, 1999 was a $91.4 million investment (based on market value) in Dexter, representing approximately 10% of the outstanding common stock of Dexter at that date. Dexter and Life Technologies were acquired by Invitrogen Corporation ("Invitrogen") in a merger completed in September 2000. The Company sold its shares of Dexter common stock prior to the merger and also sold all of the Invitrogen common stock that it received in the merger for its Life Technologies shares, resulting in net gains, after expenses, in 2000 of $123.5 million. The total gain realized by the Company related to these investments was approximately $146.0 million prior to expenses, of which a total of $16.4 million was recognized in 1998 and 1999.

     Included in "Investments in available-for-sale securities" at December 31, 2000 was a $204.3 million investment (based on market value) in Hercules Incorporated ("Hercules"). Such investment represented approximately 9.9% of the outstanding common stock of Hercules at such date.

     "Other income (expense), net," includes $29.6, $6.7, $150.6, $7.2 and $28.5 million of net realized and certain unrealized gains on securities in 1998, 1999 and 2000 and the first six months of 2000 and 2001, respectively. The determination of cost in computing realized and unrealized gains and losses is based on the specific identification method. Internal costs for managing the Company's short-term investment portfolio and generating investment income have been charged against "Other income (expense), net," in the amount of $3.0, $3.0, $4.3, $1.5 and $2.1 million for the years 1998, 1999 and 2000 and the first six months of 2000 and 2001, respectively.

     As of December 31, 1999 and 2000, the market value of the Company's equity securities held long was $317.0 and $466.1 million, respectively, and the Company had $38.8 and $223.8 million, respectively, of short positions in common stocks, based on market value. The Company entered into equity-related financial instruments as a means to manage its exposure to market fluctuations on its short-term investments. As of December 31, 2000, the value of equity-related long contracts was $30.2 million, which were marked-to-market each month, with unrealized gains and losses included in the results of operations. The market values referred to above are based on quotations as reported by various stock exchanges and major broker/dealers.

NOTE 4.  PROVISION FOR RESTRUCTURING, STAFF REDUCTION AND IMPAIRMENT LOSS

     The Company announced in January 1999 that it was shutting down its butanediol production unit at its Calvert City, Kentucky manufacturing facility. The decision to shut down this production unit, the Company's highest-cost butanediol production, resulted from significant adverse changes in the butanediol market and the Company's acquisition of the remaining 50% interest in ISP Marl (see Note 9). Accordingly, the Company recorded a one-time restructuring charge against operating income in 1998 of $42.7 million, as detailed below.

     In conjunction with the decision to shut down the butanediol production unit in Calvert City, the Company also reviewed its butanediol production assets at its Texas City and Seadrift, Texas manufacturing facilities to determine if the carrying amount of such assets was recoverable. As a result of

                                ISP CHEMCO INC.

determining that the expected undiscounted cash flows of the assets was less than their carrying amount, the Company recognized an impairment loss of $16.6 million in 1998 and wrote down these assets to fair value.

     Prior to acquiring the remaining 50% interest in ISP Marl, the Company intended to acquire or develop a European manufacturing facility to meet the needs of the Company's European business. Costs incurred in previous years for this project totaled $10.7 million, representing site evaluation, engineering, infrastructure and future technology. Based on the Company's decision to discontinue this project as no longer needed due to the adverse changes in the butanediol market and the ISP Marl acquisition, these costs were no longer recoverable and were written off in the fourth quarter of 1998.

     In the third quarter of 1998, the Company reserved $3.0 million for the consolidation of offices in its European operations, consisting of $0.5 million for severance related to 52 terminated employees in the sales and marketing, finance and accounting, and the supply chain departments, $1.7 million for lease obligations and $0.8 million for the relocation of headquarters operations and other related expenses. This program was completed in 1999.

     The components of the $73.0 million provision for restructuring and impairment loss in 1998 are as follows:

                                                              (MILLIONS)
                                                              ----------
Write-off of Calvert City production assets.................    $22.1
Impairment loss on Texas City and Seadrift assets...........     16.6
Write-off of goodwill related to the butanediol business....     13.1
Write-off of fixed asset costs related to the terminated
  European expansion project................................     10.7
Accrual for decommissioning, demolition and remediation
  costs.....................................................      4.7
Accrual for severance costs.................................      0.9
Accrual for costs related to the termination of raw material
  contracts and other related costs.........................      1.9
Accrual for consolidation of European offices...............      3.0
                                                                -----
Total provision.............................................    $73.0
                                                                =====

     Of the total $70.0 million provision recorded in the fourth quarter of 1998, $7.5 million represented cash costs to be incurred, including severance costs of $0.9 million for 41 terminated employees who were operators and supervisors in the butanediol production unit that was shut down. During 1999, $4.8 million of costs were charged to this accrual, principally for decommissioning activities and severance. In 1999, the Company reversed $1.9 million of such previously recorded restructuring reserves, representing an excess demolition reserve of $0.8 million and $1.1 million of other reserves, mainly for raw material contract terminations, which were no longer required. The total restructuring reserve balance as of December 31, 1999 was $0.8 million. This program was completed in the third quarter of 2000.

     As a result of the write-off of property, plant and equipment and goodwill discussed above, the Company's depreciation expense was lowered by approximately $4.5 million per year and goodwill amortization was lowered by approximately $0.4 million per year.

     In the third quarter of 1999, the Company implemented a staff reduction program impacting corporate and worldwide executive and administrative staff positions. As a result, a total of 79 positions were eliminated in 1999 through normal attrition or termination, for which the Company recorded a pre-tax provision for severance of $2.3 million. The applicable severance reserve remaining as of December 31, 1999 was $0.5 million, and this program was completed in the second quarter of 2000.

                                ISP CHEMCO INC.

     As discussed above, as part of the 1998 restructuring program, the Company wrote down to fair value the butanediol production assets at its Texas City and Seadrift, Texas manufacturing facilities. In December 2000, the Company shut down production at the Seadrift facility and shut down production of butanediol at the Texas City facility in the first quarter of 2001. Accordingly, the Company recorded a one-time restructuring charge against operating income in 2000 of $2.5 million, as detailed below. Also, in connection with the relocation of certain of the Company's production lines for personal care products to the Company's Freetown, Massachusetts facility, the Company shut down its manufacturing operation in Belleville, New Jersey in the first quarter of 2001. Accordingly, the Company recorded a restructuring charge against operating income in 2000 of $11.9 million, as detailed below.

     The components of the $14.4 million provision for restructuring in 2000 are as follows:

                                                                           TEXAS CITY/
                                                              BELLEVILLE    SEADRIFT
                                                              ----------   -----------
                                                                     (MILLIONS)
Write-off of production assets..............................    $10.4         $0.4
Accrual for severance costs.................................      0.9          0.7
Accrual for decommissioning and remediation.................       --          1.4
Accrual for other related costs.............................      0.6           --
                                                                -----         ----
Total provision.............................................    $11.9         $2.5
                                                                =====         ====

     Of the total $14.4 million restructuring provision, $3.6 million represents cash costs to be incurred, including severance costs of $0.9 million for 33 plant management, supervisors and operators to be terminated at the Belleville plant and severance costs of $0.7 million for 10 supervisors and operators at the Texas City and Seadrift plants. These restructuring programs are expected to be completed by the end of 2001. As a result of the write-off of property, plant and equipment, the Company estimates that its depreciation expense will be lowered by approximately $1.4 million per year.

     In the first six months of 2001, $0.8 million of costs were charged against the Belleville reserve, principally for severance costs, leaving a reserve balance of $0.7 million as of July 1, 2001. In the first six months of 2001, $1.8 million of costs were charged against the Texas City/Seadrift reserve, primarily for severance costs, leaving a reserve balance of $0.3 million as of July 1, 2001.

NOTE 5.  GAIN ON CONTRACT SETTLEMENT

     In the first quarter of 2000, the Company received $3.5 million from the settlement of a pre-1997 contract termination dispute relating to the Company's mineral products business segment.

NOTE 6.  DISPOSITION OF ASSETS

     In September 1998, the Company sold its tennis court materials business that was part of the mineral products business segment, which resulted in a pre-tax gain of $1.2 million. The tennis court materials business accounted for $1.4 million of sales in 1998. As a result, the sale did not have a material impact on the Company's results of operations for the year 1999.

     On April 2, 1999, the Company sold its pearlescent pigments business, a non-core product line that was part of the personal care business segment, which resulted in a pre-tax gain of $8.5 million. The pearlescent pigments product line accounted for $4.9 million of the Company's net sales in 1998. As a result, the sale did not have a material impact on the Company's results of operations for the year 1999.

                                ISP CHEMCO INC.

NOTE 7.  DISCONTINUED OPERATION

     On October 1, 1999, the Company sold the stock of its Filter Products subsidiaries to Hayward Industrial Products, Inc. for a purchase price of $62 million. The gain on the sale was $23.5 million, after income taxes of $12.7 million. Accordingly, the Filter Products business segment is reported as a discontinued operation in the Consolidated Financial Statements.

     Summary operating results for the Filter Products business are as follows:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1999
                                                              -------   -------
                                                                 (THOUSANDS)
Net sales...................................................  $39,322   $28,730
                                                              -------   -------
Income before income taxes..................................  $ 3,248   $ 2,726
Income taxes................................................   (1,215)     (957)
                                                              -------   -------
Net income..................................................  $ 2,033   $ 1,769
                                                              =======   =======

NOTE 8.  INCOME TAXES

     Income tax (provision) benefit for continuing operations consists of the following:

                                                                      SIX MONTHS ENDED
                                                                  -------------------------
                                   YEAR ENDED DECEMBER 31,          JULY 2,       JULY 1,
                              ---------------------------------      2000          2001
                                1998       1999        2000       (UNAUDITED)   (UNAUDITED)
                              --------   --------   -----------   -----------   -----------
                                                       (THOUSANDS)
Federal:
  Current...................  $  5,773   $ 15,471    $(23,376)     $ (2,654)     $(18,754)
  Deferred..................    (1,957)   (31,406)    (20,648)       (3,427)        6,390
                              --------   --------    --------      --------      --------
          Total Federal.....     3,816    (15,935)    (44,024)       (6,081)      (12,364)
                              --------   --------    --------      --------      --------
Foreign:
  Current...................   (19,106)   (16,830)    (17,466)       (7,841)       (1,691)
  Deferred..................        --      5,185       9,076         3,591        (2,205)
                              --------   --------    --------      --------      --------
          Total foreign.....   (19,106)   (11,645)     (8,390)       (4,250)       (3,896)
                              --------   --------    --------      --------      --------
State and local:
  Current...................       (95)    (1,200)       (304)         (689)       (1,727)
  Deferred..................       159       (844)       (481)         (316)           95
                              --------   --------    --------      --------      --------
          Total state and
            local...........        64     (2,044)       (785)       (1,005)       (1,632)
                              --------   --------    --------      --------      --------
Income tax provision........  $(15,226)  $(29,624)   $(53,199)     $(11,336)     $(17,892)
                              ========   ========    ========      ========      ========

                                ISP CHEMCO INC.

     The differences between the income tax provision computed by applying the statutory Federal income tax rate to pre-tax income, and the income tax provision reflected in the Consolidated Statements of Income are as follows:

                                                                      SIX MONTHS ENDED
                                                                  -------------------------
                                   YEAR ENDED DECEMBER 31,          JULY 2,       JULY 1,
                              ---------------------------------      2000          2001
                                1998       1999        2000       (UNAUDITED)   (UNAUDITED)
                              --------   --------   -----------   -----------   -----------
                                                       (THOUSANDS)
Statutory tax provision.....  $(13,215)  $(29,542)   $(53,047)     $(11,343)     $(17,838)
Impact of:
  Foreign operations........     3,313      4,472       3,730         1,223         3,415
  State and local taxes, net
     of Federal benefits....        41     (1,330)       (511)         (654)       (1,062)
  Nondeductible goodwill
     amortization...........    (9,220)    (5,671)     (5,616)       (2,854)       (2,807)
  Percentage depletion......     1,929      1,943       1,521         1,345           574
  Other, net................     1,926        504         724           947          (174)
                              --------   --------    --------      --------      --------
Income tax provision........  $(15,226)  $(29,624)   $(53,199)     $(11,336)     $(17,892)
                              ========   ========    ========      ========      ========

     The components of the net deferred tax liability are as follows:

                                                         DECEMBER 31,          JULY 1,
                                                    ----------------------      2001
                                                      1999        2000       (UNAUDITED)
                                                    --------   -----------   -----------
                                                                (THOUSANDS)
Deferred tax liabilities related to:
  Property, plant and equipment...................  $ 96,747    $102,697      $112,120
  Other...........................................    53,991      82,193        54,286
                                                    --------    --------      --------
          Total deferred tax liabilities..........   150,738     184,890       166,406
                                                    --------    --------      --------
Deferred tax assets related to:
  Expenses not yet deducted for tax purposes......   (18,263)    (19,901)      (10,322)
  Other...........................................   (19,533)    (24,042)      (26,047)
                                                    --------    --------      --------
          Total deferred tax assets...............   (37,796)    (43,943)      (36,369)
                                                    --------    --------      --------
Net deferred tax liability........................   112,942     140,947       130,037
Deferred tax assets reclassified to other current
  assets..........................................    12,756      29,394        27,132
                                                    --------    --------      --------
Noncurrent deferred tax liability.................  $125,698    $170,341      $157,169
                                                    ========    ========      ========

     The Company and its domestic subsidiaries are a party to a Tax Sharing Agreement with ISP with respect to the payment of Federal income taxes and certain related matters dated as of January 1, 1997 (the "1997 Tax Sharing Agreement"). During the term of the 1997 Tax Sharing Agreement, which extends as long as the Company or any of its domestic subsidiaries, as the case may be, are included in a consolidated Federal income tax return filed by ISP or a successor entity, the Company is obligated to pay to ISP an amount equal to those Federal income taxes the Company would have incurred if, subject to certain exceptions, the Company (on behalf of itself and its domestic subsidiaries) filed its own consolidated Federal income tax return. These exceptions include, among others, that the Company may utilize certain favorable tax attributes, i.e., losses, deductions and credits (except for a certain amount of foreign tax credits and, in general, net operating losses), only at the time such attributes reduce the

                                ISP CHEMCO INC.

Federal income tax liability of ISP and its consolidated subsidiaries (the "ISP Group"); and that the Company may carry back or carry forward its favorable tax attributes only after taking into account current tax attributes of the ISP Group. In general, subject to the foregoing limitations, unused tax attributes carry forward for use in reducing amounts payable by the Company to ISP in future years. Subject to certain exceptions, actual payment for such attributes will be made by ISP to the Company only when ISP receives an actual refund of taxes from the Internal Revenue Service (the "IRS") or, under certain circumstances, the earlier of the dates of the filing of Federal income tax returns of the Company for taxable years of the Company following the last taxable year in which it was a member of the ISP Group. Foreign tax credits not utilized by the Company in computing its tax sharing payments will be refunded by ISP to the Company, if such credits expire unutilized, upon the termination of the statute of limitations for the year of expiration.

     The 1997 Tax Sharing Agreement provides for analogous principles to be applied to any consolidated, combined or unitary state or local income taxes. Under the 1997 Tax Sharing Agreement, ISP makes all decisions with respect to all matters relating to taxes of the ISP Group. The provisions of the 1997 Tax Sharing Agreement take into account both the Federal income taxes the Company would have incurred if it filed its own separate Federal income tax return and the fact that the Company is a member of the ISP Group for Federal income tax purposes.


     In connection with the Restructuring, the Company entered into a tax sharing agreement with Newco Holdings with respect to the payment of Federal income taxes and certain related matters. The tax sharing agreement is substantially similar to the tax sharing agreement described above.



     The Company was a party to tax sharing agreements with members of the consolidated group that included G-I Holdings Inc. (the "G-I Holdings Group"). Since the Separation Transactions, the Company has not been included in the consolidated Federal income tax returns of the G-I Holdings Group and, therefore, such tax sharing agreements are no longer applicable with respect to the tax liabilities of the Company for periods subsequent to the Separation Transactions. The Company remains obligated, however, with respect to tax liabilities imposed or that may be imposed for periods prior to the Separation Transactions. Among other things, those tax sharing agreements provide for the sharing of the G-I Holdings Group's consolidated tax liability based on each member's share of the tax as if such member filed on a separate basis. Accordingly, a payment of tax would be made to G-I Holdings equal to the Company's allocable share of the G-I Holdings Group's consolidated tax liability.



     On September 15, 1997, G-I Holdings received a notice from the IRS of a deficiency in the amount of $84.4 million (after taking into account the use of net operating losses and foreign tax credits otherwise available for use in later years) in connection with the formation in 1990 of Rhone-Poulenc Surfactants and Specialties, L.P. (the "surfactants partnership"), a partnership in which G-I Holdings held an interest. G-I Holdings has advised the Company that it believes that it will prevail in the tax matter arising out of the surfactants partnership, although there can be no assurance in this regard. The Company believes that the ultimate disposition of this matter will not have a material adverse effect on its business, financial position or results of operations. On September 21, 2001, the IRS filed a proof of claim with respect to such deficiency against G-I Holdings in the G-I Holdings bankruptcy. If such proof of claim is sustained, the Company, together with G-I Holdings and several current and former subsidiaries of G-I Holdings, would be severally liable for such taxes and interest in the amount of approximately $250.0 million should G-I Holdings be unable to satisfy such liability. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related bodily injury claims relating to the inhalation of asbestos fiber. See Note 20.

                                ISP CHEMCO INC.

NOTE 9.  ACQUISITIONS


     In February 1998, the Company acquired Polaroid Corporation's Freetown, Massachusetts fine chemicals facility. In connection with the acquisition, the Company entered into a sale-leaseback arrangement for the facility's equipment with a third party. The lease has been accounted for as an operating lease, with an initial term of four years and, at the Company's option, up to three one-year renewal periods. As part of the acquisition transaction, the Company entered into a long-term supply and license agreement with Polaroid for the imaging chemicals and polymers manufactured at the facility and used by Polaroid in its instant film business. The results of the Freetown facility are included in the Company's financial statements from the date of its acquisition and were not material to 1998 operations.



     On October 12, 2001, Polaroid filed for protection under Chapter 11 of the U.S. Bankruptcy Code. As a result, Polaroid may choose to either assume or reject the supply and license agreement it has with the Company. Polaroid has stated that it is reviewing this contract and will determine some time in the future whether it will elect to assume this contract or propose certain modifications to it. If Polaroid rejects the contract and no longer purchases product from the Company or the Company accepts modifications to the contract, which would reduce the amounts to be paid by Polaroid, the Company's performance chemicals, fine chemicals and industrial business segment could experience a reduction in sales and operating income which could be material to that business segment's results.


     Effective April 1, 1998, the Company acquired the remaining 50% interest in ISP Marl, its joint venture with Huls AG. ISP Marl consists of a manufacturing facility that produces primarily butanediol and tetrahydrofuran. As part of the transaction, the Company also acquired Huls' production facility that supplies ISP Marl with acetylene, its primary raw material. The results of ISP Marl are included in the Company's financial statements on a consolidated basis from the date of its acquisition, including sales of $53.0 million for 1998.

     On October 15, 1999, the Company acquired substantially all of the assets of the Kelco Alginates division of Monsanto Company, including manufacturing facilities in San Diego, California and Girvan, Scotland, a research facility in Tadworth, England and equity investments in three seaweed processing joint ventures in Ireland, Iceland and Tasmania. The alginates business manufactures sodium alginate, propylene glycol alginate and other alginate derivatives. The results of the alginates business, including sales of $12.8 million for 1999, are included in the Company's financial statements from the date of its acquisition and were not material to 1999 operations.


     On June 7, 2001, the Company completed the acquisition of FineTech Ltd. ("FineTech"), a pharmaceutical research company based in Haifa, Israel. FineTech specializes in the design of proprietary synthetic routes and methodologies used in the production of highly complex and valuable organic compounds for the pharmaceutical industry. The acquisition was accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the estimated fair value of the identifiable net assets acquired, and the excess was recorded as goodwill. The results of FineTech are included in the Company's results from the date of acquisition and are not expected to be material to the Company's results of operations in 2001. FineTech recorded revenues of $3.5 million in the year 2000.


NOTE 10.  SALE OF ACCOUNTS RECEIVABLE

     In June 1993, the Company sold its domestic trade accounts receivable, without recourse, for a maximum of $25.0 million in cash to be made available to the Company based on eligible domestic receivables outstanding from time to time. The agreement under which the Company sells its domestic trade accounts receivable was renewed each year through 1998 for one-year periods on substantially the same terms and conditions, and the maximum purchase amount was increased in January 1998 to provide for up to $33.0 million in cash. In June 1999, the agreement was extended through May 2000, and the

                                ISP CHEMCO INC.

maximum purchase amount was increased to provide for up to $36.0 million in cash. The agreement has been extended through October 2001 on the same terms and conditions. The excess of accounts receivable sold over the net proceeds received is included in "Accounts receivable, other." The effective cost to the Company varies with LIBOR or commercial paper rates and is included in "Other income (expense), net" in the amount of $1.8, $2.5, $2.3, $1.2 and $0.9 million for 1998, 1999 and 2000 and the first six months of 2000 and 2001, respectively.

NOTE 11.  INVENTORIES

     Inventories comprise the following:

                                                         DECEMBER 31,         JULY 1,
                                                      -------------------      2001
                                                        1999       2000     (UNAUDITED)
                                                      --------   --------   -----------
                                                                 (THOUSANDS)
Finished goods......................................  $107,583   $ 93,356    $109,256
Work-in-process.....................................    18,457     29,022      40,611
Raw materials and supplies..........................    25,735     28,570      32,117
                                                      --------   --------    --------
Inventories.........................................  $151,775   $150,948    $181,984
                                                      ========   ========    ========

     At December 31, 1999 and 2000 and July 1, 2001, $47.7, $38.7 and $56.5
million, respectively, of domestic inventories were valued using the LIFO method. If the FIFO inventory method had been used to value these inventories, they would have been $2.7 million higher at December 31, 1999, $0.1 million lower at December 31, 2000 and $5.2 million higher at July 1, 2001.

NOTE 12.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment comprises the following:

                                                        DECEMBER 31,          JULY 1,
                                                    ---------------------      2001
                                                      1999        2000      (UNAUDITED)
                                                    ---------   ---------   -----------
                                                                (THOUSANDS)
Land and land improvements........................  $  75,823   $  78,236    $  79,245
Buildings and building equipment..................     99,800     105,279      107,613
Machinery and equipment...........................    580,841     624,761      643,396
Construction in progress..........................     75,879      60,326       52,341
                                                    ---------   ---------    ---------
          Total...................................    832,343     868,602      882,595
Less accumulated depreciation.....................   (267,097)   (309,914)    (331,826)
                                                    ---------   ---------    ---------
Property, plant and equipment, net................  $ 565,246   $ 558,688    $ 550,769
                                                    =========   =========    =========

     See Note 20 for information regarding capital leases.

                                ISP CHEMCO INC.

NOTE 13.  LONG-TERM DEBT AND LINES OF CREDIT

     Long-term debt comprises the following:


                                                         DECEMBER 31,         JULY 1,
                                                     --------------------      2001
                                                       1999       2000      (UNAUDITED)
                                                     --------   ---------   -----------
                                                                (THOUSANDS)
9 3/4% Senior Notes due February 2002..............  $199,871   $ 199,871    $ 199,871
9% Senior Notes due October 2003...................    98,000      98,000       98,000
Senior Credit Facilities:
  Term loan........................................        --          --      225,000
  Revolving credit facility........................   295,000     196,000       74,000
10 1/4% Senior Subordinated Notes due 2011.........        --          --      201,864
Obligation on mortgaged property, due January
  2001.............................................    38,125      28,125           --
Obligations under capital leases (Note 20).........       945         533          410
Other..............................................       235          32           44
                                                     --------   ---------    ---------
          Total long-term debt.....................   632,176     522,561      799,189
Less current maturities............................   (38,543)   (224,419)    (202,374)
                                                     --------   ---------    ---------
Long-term debt less current maturities.............  $593,633   $ 298,142    $ 596,815
                                                     ========   =========    =========


     On June 27, 2001, the Company and three of its wholly owned subsidiaries issued $205.0 million aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2011 (the "2011 Notes"). The net proceeds of $197.3 million, after discount and fees, which are reflected on the Consolidated Balance Sheet as of July 1, 2001 as "Restricted cash," were placed in an escrow account and will be distributed to the Company's parent, ISP, to be used to retire ISP's 9 3/4% Senior Notes due 2002 (the "2002 Notes") on or prior to their maturity. On July 31, 2001, the Company and its three wholly owned subsidiaries issued an additional $100.0 million aggregate principal amount of 2011 Notes. These notes have the same terms as the 2011 Notes issued in June. The net proceeds were $98.9 million, including $0.9 million of accrued interest from June 27, 2001 to the date of issuance, of which $98.0 million were placed in an escrow account and will be distributed to ISP to be used to retire a portion of ISP's 9% Senior Notes due 2003 (the "2003 Notes") on or prior to their maturity. All of the 2011 Notes were guaranteed by substantially all of the Company's other domestic subsidiaries.

     As the Company intends to use the net proceeds from the issuance of the 2011 Notes to retire ISP's 2002 Notes and a portion of ISP's 2003 Notes, the 2002 Notes and $98.0 million of the 2003 Notes have been retroactively reflected on the Company's Consolidated Balance Sheets for all periods presented.

     In a related transaction, the Company and its three subsidiaries which issued the 2011 Notes also entered into $450.0 million of new senior secured credit facilities (the "Senior Credit Facilities"), the initial borrowings under which were used to repay amounts outstanding under the Company's previous credit facility. The Senior Credit Facilities are comprised of a $225.0 million term loan with a maturity of seven years and a $225.0 million revolving credit facility which will terminate in five years. The revolving credit facility includes a borrowing capacity not in excess of $50.0 million for letters of credit. All borrowings under the Senior Credit Facilities will be based on either an alternate base rate (based on the banks' base rate or on the federal funds rate) or on the eurodollar rate plus a margin based on the ratio of the Company's total consolidated debt to EBITDA (as defined in the Senior Credit Facilities). The Senior Credit Facilities require compliance with various financial covenants, including a total debt leverage maintenance ratio, a senior debt leverage maintenance ratio, an interest coverage ratio and a minimum

                                ISP CHEMCO INC.

adjusted net worth. As of July 1, 2001, $74.0 million of borrowings and $5.6 million of letters of credit were outstanding under the revolving credit facility.

     In October 1996, ISP issued $325.0 million principal amount of the 2003 Notes. The net cash proceeds of $317.2 million were utilized to consummate a cash tender offer for all of the G-I Holdings Inc. Senior Discount Notes and Series B Senior Discount Notes due 1998.

     In October 1996, ISP consummated an offer to exchange (the "Exchange Offer") $1,000 principal amount of the 2002 Notes for each $1,000 principal amount of the G-I Holdings Inc. Series B 10% Senior Notes due 2006 (the "10% Notes"). Pursuant to the Exchange Offer, an aggregate amount of $199.9 million of the 2002 Notes were issued to the former holders of the 10% Notes.

     Holders of the 2002 Notes and the 2003 Notes (collectively, the "Notes") have the right to require ISP to purchase the Notes at a price of 101% of their principal amount, and ISP has the right to redeem the Notes at their principal amount plus the Applicable Premium (as defined), together with any accrued and unpaid interest, in the event of a Change of Control (as defined). Under the indentures relating to the Notes, the incurrence of additional debt and the issuance of preferred stock by ISP would be restricted unless, subject to certain exceptions, the ratio of consolidated income before income taxes, interest, depreciation and amortization expense to the consolidated interest expense (as defined) for the most recently completed four fiscal quarters is at least 2 to 1. For the four quarters ended July 1, 2001, ISP was in compliance with such test.

     During 1997, the Company entered into five-year interest rate swaps with banks in the aggregate notional principal amount of $100.0 million in order to fix a portion of its interest expense and reduce its exposure to floating interest rates. These interest rate swaps require the Company to pay a fixed rate and receive the eurodollar rate for a period of five years. Based on the fair value of the outstanding interest rate swaps at December 31, 1999 and 2000 and July 1, 2001, the Company would have incurred gains (losses) of $0.7, $(0.8) and $(2.5) million, respectively, representing the estimated amount that would be receivable or payable by the Company if the interest rate swaps were terminated at such dates. The fair value of $(2.5) million at July 1, 2001 is included in "Accrued liabilities" in the Consolidated Balance Sheet.

     The Company may be considered to be at risk, to the extent of the costs of replacing such interest rate swaps at current market rates, in the event of nonperformance by counterparties. However, since the counterparties are major financial institutions, the credit ratings of which are continually monitored by the Company, the risk of such nonperformance is considered by the Company to be remote.

     At December 31, 2000, the Company had a $28.1 million mortgage obligation on its headquarters property. This mortgage was repaid in January 2001. Interest on the mortgage was at a floating rate based on LIBOR.

     Borrowings by the Company, including those under the Senior Credit Facilities are subject to the application of certain financial covenants contained in such agreement and in the indentures relating to the Notes. As of July 1, 2001, the Company was in compliance with such covenants, and the application of such covenants would not have restricted the amount available for borrowing under the Senior Credit Facilities. The Senior Credit Facilities and the indentures relating to the Notes and the 2011 Notes also limit the amount of cash dividends, purchases of treasury stock, and other restricted payments (as defined) by the Company. As of July 1, 2001, under the most restrictive of such limitations, the Company could have paid dividends and other restricted payments of up to $58.0 million.

     The Senior Credit Facilities and the indentures relating to the Notes and the 2011 Notes contain additional affirmative and negative covenants, including restrictions on liens, investments, transactions with affiliates, sale-leaseback transactions, and mergers and transfers of all or substantially all of the assets of

                                ISP CHEMCO INC.

the Company or its subsidiaries. The Senior Credit Facilities also provide for a default if there is a change in control (as defined) of the Company.

     The Company believes that the fair value of its non-public variable rate indebtedness approximates the book value of such indebtedness because the interest rates on such indebtedness are at floating short-term rates. The Senior Credit Facilities also provide for adjustments to the interest rate if there is a change in the credit rating of the Company. With respect to the Company's publicly traded debt securities, the Company has obtained estimates of fair values from an independent source believed to be reliable. The estimated fair value of the 2002 Notes as of December 31, 1999 and 2000 and July 1, 2001 was $200.4, $165.9 and $199.9 million, respectively, and the estimated fair value of the 2003 Notes as of December 31, 1999 and 2000 and July 1, 2001 was $318.8, $246.7 and $312.8 million, respectively. The estimated fair value of the 2011 Notes as of July 1, 2001 was $203.5 million.

     The aggregate maturities of long-term debt as of July 1, 2001 for the next five years are as follows:

TWELVE MONTHS ENDED JUNE 30,                                  (THOUSANDS)
----------------------------                                  -----------
2002........................................................   $202,374
2003........................................................      2,429
2004........................................................    100,254
2005........................................................      2,253
2006........................................................     76,250

     In the above table, maturities for the twelve months ended June 30, 2002 include the $199.9 million of 2002 Notes due February 2002. Maturities for the twelve months ended June 30, 2004 include the $98.0 million of 2003 Notes due October 2003. Maturities for the twelve months ended June 30, 2006 include the $74.0 million of borrowings outstanding under the revolving credit facility as of July 1, 2001, based on the expiration of the revolving credit facility in June 2006. Each twelve-month period in the above table includes $2.3 million of maturities relating to the term loan under the Senior Credit Facilities.

     At July 1, 2001, the Company's foreign subsidiaries had total available short-term lines of credit aggregating $3.7 million, of which $3.6 million were unused. The weighted-average interest rate on the Company's short-term borrowings as of December 31, 1999 and 2000 and July 1, 2001 was 5.7%, 7.0% and 15.4%, respectively.

NOTE 14.  BENEFIT PLANS

     Eligible, full-time employees of the Company are covered by various benefit plans, as described below.

  DEFINED CONTRIBUTION PLAN

     The Company provides a defined contribution plan for eligible employees. The Company contributes up to 7% of participants' compensation (any portion of which can be contributed, at the participants' option, in the form of ISP's common stock), and also contributes fixed amounts, ranging from $50 to $750 per year depending on age, to the accounts of participants who are not covered by a Company-provided postretirement medical benefit plan. The aggregate contributions by the Company were $8.0, $8.1, $7.7, $4.0 and $3.9 million for 1998, 1999 and 2000 and the first six months of 2000 and 2001, respectively.

  DEFINED BENEFIT PLANS

     The Company provides a noncontributory defined benefit retirement plan for certain hourly employees in the United States (the "Hourly Retirement Plan"). Benefits under this plan are based on stated

                                ISP CHEMCO INC.

amounts for each year of service. The Company's funding policy is consistent with the minimum funding requirements of ERISA.

     ISP Marl provides a noncontributory defined benefit retirement plan for its hourly and salaried employees (the "ISP Marl Plan"). Benefits under this plan are based on average earnings over each employee's career with the Company.

     The Company's net periodic pension cost (income) for the Hourly Retirement Plan and the ISP Marl Plan included the following components:


                                                                          ISP MARL PLAN
                                            HOURLY RETIREMENT PLAN      ------------------
                                          ---------------------------       YEAR ENDED
                                            YEAR ENDED DECEMBER 31,        DECEMBER 31,
                                          ---------------------------   ------------------
                                           1998      1999      2000     1998   1999   2000
                                          -------   -------   -------   ----   ----   ----
                                                            (THOUSANDS)
Service cost............................  $   313   $   310   $   247   $140   $176   $ 99
Interest cost...........................    1,586     1,678     1,811    172    236    132
Expected return on plan assets..........   (2,366)   (2,314)   (2,633)    --     --     --
Amortization of actuarial losses........       --       215        40     --     12     --
Amortization of unrecognized prior
  service cost..........................      174       174       190     12     11      7
                                          -------   -------   -------   ----   ----   ----
Net periodic pension cost (income)......  $  (293)  $    63   $  (345)  $324   $435   $238
                                          =======   =======   =======   ====   ====   ====


     Net periodic pension cost for the Hourly Retirement Plan was $172,000 and $324,000, respectively, for the first six months of 2000 and 2001, and was $225,000 and $126,000, respectively, for the ISP Marl Plan.

     The following tables set forth, for the years 1999 and 2000, reconciliations of the beginning and ending balances of the benefit obligation, fair value of plan assets, funded status, amounts recognized in the Consolidated Balance Sheets and changes in Accumulated Other Comprehensive Income (Loss) related to the Hourly Retirement Plan and the ISP Marl Plan:


                                                 HOURLY RETIREMENT
                                                       PLAN            ISP MARL PLAN
                                                 -----------------   -----------------
                                                   DECEMBER 31,        DECEMBER 31,
                                                 -----------------   -----------------
                                                  1999      2000      1999      2000
                                                 -------   -------   -------   -------
                                                              (THOUSANDS)
Change in benefit obligation:
  Benefit obligation at beginning of year......  $24,015   $23,429   $ 3,378   $ 3,796
  Service cost.................................      310       247       176        99
  Interest cost................................    1,678     1,811       236       132
  Plan amendments..............................       --       236        --        --
  Actuarial (gains) losses.....................   (1,574)    1,028         6      (862)
  Benefits paid................................   (1,000)   (1,345)       --        --
                                                 -------   -------   -------   -------
  Benefit obligation at end of year............   23,429    25,406     3,796     3,165
                                                 -------   -------   -------   -------

                                ISP CHEMCO INC.

                                                 HOURLY RETIREMENT
                                                       PLAN            ISP MARL PLAN
                                                 -----------------   -----------------
                                                   DECEMBER 31,        DECEMBER 31,
                                                 -----------------   -----------------
                                                  1999      2000      1999      2000
                                                 -------   -------   -------   -------
                                                              (THOUSANDS)
Change in plan assets:
  Fair value of plan assets at beginning of
     year......................................   21,008    23,661        --        --
  Actual return on plan assets.................    2,602     3,959        --        --
  Employer contributions.......................    1,051     1,857        --        --
  Benefits paid................................   (1,000)   (1,345)       --        --
                                                 -------   -------   -------   -------
  Fair value of plan assets at end of year.....   23,661    28,132        --        --
                                                 -------   -------   -------   -------
Reconciliation of funded status:
  Funded status................................      232     2,726    (3,796)   (3,165)
  Transition obligation........................       --        --       159        96
  Unrecognized prior service cost..............    1,062     1,109       515       (64)
  Unrecognized actuarial losses................    2,637     2,299        --        --
                                                 -------   -------   -------   -------
     Net amount recognized in Consolidated
       Balance Sheets..........................  $ 3,931   $ 6,134   $(3,122)  $(3,133)
                                                 =======   =======   =======   =======
Amounts recognized in Consolidated Balance
  Sheets:
  Prepaid (accrued) benefit cost...............  $ 3,931   $ 6,134   $(3,122)  $(3,133)
  Intangible asset.............................       --        --        --        --
  Accumulated other comprehensive loss.........       --        --        --        --
                                                 -------   -------   -------   -------
  Net amount recognized........................  $ 3,931   $ 6,134   $(3,122)  $(3,133)
                                                 =======   =======   =======   =======
Change for the year in accumulated other
  comprehensive loss:
  Change in intangible asset...................  $ 1,236        --        --        --
  Change in additional minimum liability.......   (5,951)       --        --        --
                                                 -------   -------   -------   -------
Total..........................................  $(4,715)       --        --        --
                                                 =======   =======   =======   =======


     In determining the projected benefit obligation, the weighted-average assumed discount rate was 7.75% and 7.50% for 1999 and 2000, respectively, for the Hourly Retirement Plan, and was 6.5% for each year for the ISP Marl Plan. The expected long-term rate of return on assets, used in determining net periodic pension cost (income) for the Hourly Retirement Plan, was 11% for 1999 and 2000 and was 7% for each year for the ISP Marl Plan.

     The Company also provides a nonqualified defined benefit retirement plan for certain key employees. Expense accrued for this plan was $1.0, $0.9, $1.2, $0.2 and $0.3 million for 1998, 1999 and 2000 and the first six months of 2000 and 2001, respectively.

  POSTRETIREMENT MEDICAL AND LIFE INSURANCE

     The Company generally does not provide postretirement medical and life insurance benefits, although it subsidizes such benefits for certain employees and certain retirees. Such subsidies were reduced as of January 1, 2000.

                                ISP CHEMCO INC.

     The net periodic postretirement benefit cost included the following components:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1998     1999     2000
                                                              ------   ------   ------
                                                                    (THOUSANDS)
Service cost................................................  $   6    $   7    $ 109
Interest cost...............................................    619      608      576
Amortization of unrecognized prior service cost.............   (179)    (179)    (284)
                                                              -----    -----    -----
Net periodic postretirement benefit cost....................  $ 446    $ 436    $ 401
                                                              =====    =====    =====

     Net periodic postretirement benefit cost was $151,000 and $191,000 for the first six months of 2000 and 2001, respectively.

     The following table sets forth, for the years 1999 and 2000, reconciliations of the beginning and ending balances of the postretirement benefit obligation, funded status and amounts recognized in the Consolidated Balance Sheets related to postretirement medical and life insurance benefits:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      2000
                                                              -------   -------
                                                                 (THOUSANDS)
Change in benefit obligation:
  Benefit obligation at beginning of year...................  $ 9,249   $ 7,640
  Service cost..............................................        7       109
  Interest cost.............................................      608       576
  Effect of plan amendments.................................       --    (1,750)
  Actuarial (gains) losses..................................   (1,393)    2,051
  Benefits paid, net of participant contributions...........     (831)     (458)
                                                              -------   -------
  Benefit obligation at end of year.........................    7,640     8,168
                                                              -------   -------
Change in plan assets:
  Fair value of plan assets at beginning of year............       --        --
  Employer contributions....................................      831       458
  Benefits paid, net of participant contributions...........     (831)     (458)
                                                              -------   -------
  Fair value of plan assets at end of year..................       --        --
                                                              -------   -------
Reconciliation of funded status:
  Funded status.............................................   (7,640)   (8,168)
  Unrecognized prior service cost...........................     (975)   (2,440)
  Unrecognized actuarial (gains) losses.....................   (1,209)      842
                                                              -------   -------
  Net amount recognized in Consolidated Balance Sheets as
     accrued benefit cost...................................  $(9,824)  $(9,766)
                                                              =======   =======

     For purposes of calculating the accumulated postretirement benefit obligation, the following assumptions were made. Retirees as of December 31, 2000 who were formerly salaried employees (with certain exceptions) were assumed to receive a Company subsidy of $400 to $1,000 per year. For retirees over age 65, this subsidy may be replaced by participation in a managed care program. With respect to retirees who were formerly hourly employees, most such retirees are subject to a $5,000 per person lifetime maximum benefit. Subject to such lifetime maximum, a 9% and 6% annual rate of increase in the Company's per capita cost of providing postretirement medical benefits was assumed for 2000 for such

                                ISP CHEMCO INC.

retirees under and over age 65, respectively. To the extent that the lifetime maximum benefits have not been reached, the foregoing rates were assumed to decrease gradually to an ultimate rate of 4.5% and 6%, respectively, by the year 2009 and remain at that level thereafter. The weighted-average assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.75% and 7.50% for 1999 and 2000, respectively.

     The health care cost trend rate assumption has an effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1999 and 2000 by $346,000 and $156,000, respectively, and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for the years 1999 and 2000 by $25,000 and $11,000, respectively. A decrease of one percentage point in each year would decrease the accumulated postretirement benefit obligation as of December 31, 1999 and 2000 by $308,000 and $138,000, respectively, and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for the years 1999 and 2000 by $22,000 and $10,000, respectively.

NOTE 15. STOCK OPTION AND AWARD PLANS, LONG TERM INCENTIVE PLAN AND STOCK APPRECIATION RIGHTS


     ISP's 1991 Incentive Plan for Key Employees and Directors, as amended (the "1991 Plan"), authorized the grant of options to purchase a maximum of 13,000,000 shares of ISP's common stock. The Compensation Committee of ISP's Board of Directors (the "Committee") determined the exercise price and vesting schedule of options granted under the 1991 Plan. In 1995 through 1999, ISP granted options to certain employees to purchase an aggregate of 3,217,020 shares of ISP's common stock at exercise prices ranging from $0.625 to $5.625 below the fair market value of such shares on the date of grant. The difference between the exercise price and the fair market value of such shares on the date of grant is being recognized as compensation expense over the vesting period of 2 1/2 to 5 years. Compensation expense for such options was $1.9, $0.8 and $0.5 million in 1998, 1999 and 2000, respectively. All other employee options granted under the 1991 Plan have a term of nine years, have an exercise price equal to the fair market value of such shares on the date of grant and become exercisable at a rate determined by the Committee at the time of grant. Special vesting rules apply to options granted to non-employee directors. The 1991 Plan expired in accordance with its terms in June 2000, and no additional options will be granted under the 1991 Plan.


     Effective July 1, 2000, ISP adopted the 2000 Stock Option Plan for Non-Employee Directors (the "2000 Plan"), which authorizes the grant of options to purchase a maximum of 200,000 shares of ISP's common stock. Under the 2000 Plan, each non-employee director is granted a non-qualified stock option to purchase 5,000 shares of common stock (the "Initial Option") on the date such person becomes an eligible director and an additional non-qualified option to purchase 3,000 shares of common stock (an "Additional Option") on each anniversary of the date of grant of the Initial Option. The term of each option granted is nine years. Initial Options are subject to a three-year vesting period, commencing on the first anniversary of the date of grant, and Additional Options are subject to a one-year vesting period, becoming exercisable in full on the first anniversary of the date of grant. The exercise price of the options is equal to the fair market value of such shares on the date of grant. During 2000, ISP granted 15,000 options pursuant to the 2000 Plan, of which 12,000 options were outstanding at December 31, 2000.

     The Company has elected the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and applies APB Opinion No. 25 and related interpretations in accounting for the 1991 Plan and the 2000 Plan (collectively, the "Plans"). If the Company had elected to recognize compensation cost based on the fair value of awards under the Plans at grant dates, the Company's pro forma net income for the years 1998, 1999 and 2000 would have been $27.5, $82.3 and $100.9 million, respectively. The SFAS No. 123 method of accounting has not been applied to options granted prior to

                                ISP CHEMCO INC.

January 1, 1995, and the resulting pro forma compensation expense may not be indicative of pro forma expense in future years.

     The fair value of ISP's stock options used to compute pro forma net income and earnings per share is the estimated present value at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 6%; expected life of 6 years; expected volatility of 24%; and dividend yield of 0%.

     The following is a summary of transactions pertaining to the Plans:

                                           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                       DECEMBER 31, 1998    DECEMBER 31, 1999    DECEMBER 31, 2000
                                       ------------------   ------------------   ------------------
                                                 WEIGHTED             WEIGHTED             WEIGHTED
                                                 AVERAGE              AVERAGE              AVERAGE
                                       SHARES    EXERCISE   SHARES    EXERCISE   SHARES    EXERCISE
                                       (000'S)    PRICE     (000'S)    PRICE     (000'S)    PRICE
                                       -------   --------   -------   --------   -------   --------
Outstanding, January 1...............   4,733     $ 9.68     6,989     $12.06     8,028     $10.93
Granted..............................   3,117      15.05     3,468       9.47        20       6.12
Exercised............................    (351)      7.70      (292)      7.03       (87)      6.40
Exchanged for Incentive Plan Units...      --         --        --         --    (2,033)     10.94
Forfeited............................    (510)     11.19    (2,137)     12.78    (1,303)     11.62
                                        -----               ------               ------
Outstanding, December 31.............   6,989      12.06     8,028      10.93     4,625      10.50
                                        =====               ======               ======
Options exercisable, December 31.....   2,190      10.63     3,162      10.81     2,669      10.24
                                        =====               ======               ======

     Based on calculations using the Black-Scholes option-pricing model, the weighted-average fair value of options granted in 1998, 1999 and 2000 under the Plans for which the exercise price equaled the fair market value of such shares on the date of grant was $4.40, $2.91 and $1.81 per share, respectively, and such weighted-average fair value of options granted in 1998 and 1999 for which the exercise price was less than the fair market value of such shares on the date of grant was $6.42 and $5.64 per share, respectively; all options granted in 2000 were at exercise prices equal to the fair market value at the date of grant.

     The following is a summary of the status of stock options outstanding and exercisable under the Plans as of December 31, 2000:

                                           STOCK OPTIONS OUTSTANDING         STOCK OPTIONS
                                        --------------------------------      EXERCISABLE
                                                              WEIGHTED     ------------------
                                                  WEIGHTED     AVERAGE               WEIGHTED
                                                  AVERAGE     REMAINING              AVERAGE
                                        SHARES    EXERCISE   CONTRACTUAL   SHARES    EXERCISE
RANGE OF EXERCISE PRICES                (000'S)    PRICE        LIFE       (000'S)    PRICE
------------------------                -------   --------   -----------   -------   --------
$3.781-$5.875.........................     364     $ 4.91    3.92 years        74     $ 5.88
$5.876-$8.938.........................   1,030       7.47    2.90 years       883       7.33
$8.939-$13.313........................   2,389      10.84    6.19 years     1,442      11.17
$13.314-$18.625.......................     842      15.65    6.43 years       270      15.99
                                         -----                              -----
Total.................................   4,625      10.50    5.32 years     2,669      10.24
                                         =====                              =====

     In February 2000, ISP adopted the 2000 Long Term Incentive Plan (the "Incentive Plan"). The Incentive Plan authorizes the grant of incentive units ("Incentive Units") to eligible Company employees. The Incentive Plan is administered by the Committee, which in its sole discretion determines the number of Incentive Units to be granted to each employee. Generally, Incentive Units vest cumulatively, in 20% increments over five years, or in 10% increments every six months over five years. The value of Incentive

                                ISP CHEMCO INC.

Units is determined at the end of each fiscal quarter based on ISP's total Stockholders' Equity (excluding accumulated other comprehensive income and losses) divided by ISP's total common shares outstanding. The Incentive Plan will terminate five years after its effective date of February 2000, unless terminated sooner by the Committee.

     In 2000, employees exchanged an aggregate of 2,032,994 stock options granted under the 1991 Plan (discussed above) for an aggregate of 1,508,062 Incentive Units. An additional 2,052,725 Incentive Units were granted during 2000. At December 31, 2000, 3,342,049 Incentive Units were outstanding. Compensation expense for such Incentive Units was $2.0 million in 2000.

     In 2000, ISP issued restricted stock awards to two executives totaling 230,000 shares of ISP's common stock pursuant to individual plan agreements. Such shares were issued subject to certain conditions with respect to transfer and other restrictions as prescribed by the plans. The restricted shares vest over a period of four to five years. Upon the issuance of the restricted shares, unearned compensation, equivalent to the market price of the shares on the date of grant, in the amount of $1.3 million, was charged to ISP's Stockholders' Equity and will be amortized to compensation expense as the shares vest. Also in 2000, ISP granted two executives stock bonus awards totaling 75,000 shares of ISP's common stock and, in connection with such awards, also made loans totaling $167,000 to such executives to enable them to satisfy certain withholding tax obligations. These loans were evidenced by recourse promissory notes with an interest rate of 6.45% per annum and were repaid on April 15, 2001. The value of the stock awards on the date of issuance, totaling $455,000, was charged to compensation expense in 2000.

     ISP Holdings issued options in 1996 to certain employees to purchase 138,983 shares of ISP Holdings' redeemable convertible preferred stock ("Preferred Stock"), exercisable at a price of $111.44 per share. Each share of Preferred Stock was convertible, at the holder's option, into shares of common stock of ISP Holdings at a formula price based on the sum of the determined initial Book Value (as defined) plus interest on such Book Value at a specified rate. The options vested over seven years, subject to earlier vesting under certain circumstances including in connection with a change of control.

     ISP Holdings also issued stock appreciation rights ("SARs") in 1996 related to 27,748 shares of ISP Holdings' common stock. The SARs represented the right to receive a cash payment based upon the appreciation in value of the specified number of shares of common stock of ISP Holdings over the sum of the determined initial Book Value (as defined) per share of common stock of ISP Holdings plus interest on such Book Value at a specified rate. The SARs vested over a five-year period, subject to earlier vesting under certain circumstances including in connection with a change of control.

     As a result of the Merger (see Note 1), ISP Holdings' Preferred Stock option and SAR programs were terminated, and the Company charged $8.0 million against operating income for cash payments made in 1998 for amounts vested at that time. Additional expense is being recorded over the remaining vesting period from the date of the Merger through 2003, including $0.8 million expensed in 1998 after the Merger, $0.9 million in 1999, and $0.4 million in 2000.

                                ISP CHEMCO INC.

NOTE 16.  RELATED PARTY TRANSACTIONS

     Included in the Consolidated Balance Sheets are the following receivable (payable) balances with related parties, which arise from operating transactions between the Company and its affiliates, including the sales of mineral products and the management agreement, as discussed below:

                                                          DECEMBER 31,        JULY 1,
                                                        -----------------      2001
                                                         1999      2000     (UNAUDITED)
                                                        -------   -------   -----------
                                                                  (THOUSANDS)
ISP Parent Company....................................  $ 6,316   $ 2,676     $    --
Building Materials Corporation of America ("BMCA")....   15,037    10,253      16,440
G-I Holdings..........................................    1,460     1,610          --
Other.................................................      514      (129)       (266)
                                                        -------   -------     -------
Receivable from related parties, net..................  $23,327   $14,410     $16,174
                                                        =======   =======     =======

     As discussed in Notes 8 and 20, in January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related claims. As a result, the Company, as of December 31, 2000, established a reserve for doubtful receivables from G-I Holdings of $2.7 million, representing $0.5 million of unpaid management fees (see below) and $2.2 million of other payments which the Company made on behalf of G-I Holdings.

     BMCA, an indirect subsidiary of G-I Holdings and an affiliate of the Company, and its subsidiaries purchase all of their colored roofing granules requirements from the Company under a requirements contract, except for the requirements of certain of their roofing plants which are supplied by a third party. Effective January 1, 2001, this contract was amended and restated to provide, among other things, that the contract will expire on December 31, 2001, unless extended by the parties. In 2000, BMCA and its subsidiaries purchased a total of $59.3 million of mineral products from the Company, representing 7.6% of the Company's total net sales and 82.5% of the Company's net sales of mineral products. Sales by the Company to BMCA and its subsidiaries totaled $62.6 and $57.3 million for 1998 and 1999, respectively. The receivable from BMCA and its subsidiaries for sales of mineral products as of December 31, 1999 and 2000 was $2.9 and $7.7 million, respectively.


     Pursuant to a management agreement (the "Management Agreement"), the Company has provided certain general management, administrative, legal, telecommunications, information and facilities services to certain of its affiliates, including its parent company, BMCA and G-I Holdings. Charges by the Company for providing such services aggregated $5.1, $6.1 and $6.2 million for 1998, 1999 and 2000, respectively, and are reflected as reductions of "Selling, general and administrative" expense. Such charges consist of management fees and other reimbursable expenses attributable to, or incurred by the Company for the benefit of, the respective parties, which are based on an estimate of the costs the Company incurs to provide such services. The receivable from such affiliates for management fees as of December 31, 1999 and 2000 was $3.1 and $1.6 million, respectively. The Management Agreement also provides that the Company pay to a subsidiary of G-I Holdings lease payments for the use of one of the Company's sales offices. Effective January 1, 2001, the Management Agreement was amended to extend the term of the agreement through March 31, 2001, to provide for the automatic extension of the agreement for successive quarterly periods unless the agreement is terminated by a party, and to adjust the management fees payable there under. In addition, the Management Agreement was amended to provide that BMCA rather than the Company be responsible for providing management services to G-I Holdings and certain of its subsidiaries and that G-I Holdings pay to BMCA a management fee for such services. The Company and BMCA also allocate a portion of the management fees payable by BMCA under the Management Agreement to separate lease payments for the use of BMCA's headquarters. In connection with the

                                ISP CHEMCO INC.

Restructuring, effective June 27, 2001, the Company also provides certain general management, administrative, legal, telecommunications, information and facilities services to ISP Investco LLC and its subsidiaries. The Management Agreement was amended in order to set forth the terms of those services and the charges to ISP Investco LLC for the provision of these services. These charges consist of management fees and other reimbursable expenses attributable to ISP Investco or its subsidiaries, or incurred by the Company for their benefit. The aggregate amount payable to the Company under the Management Agreement for 2001, net of the lease payments to the subsidiary of G-I Holdings, is expected to be approximately $8.7 million.


     In September 1999, ISP granted its President and Chief Executive Officer the right to purchase, and such officer purchased, 318,599 shares of ISP's common stock held in treasury for a purchase price of $9.563 per share, or an aggregate of $3.047 million. Pursuant to the purchase agreement, ISP loaned such officer $3.047 million to purchase the shares of common stock, which loan is evidenced by a recourse promissory note. The recourse promissory note bears interest at the rate of 6% per annum. The principal amount of the note is payable in four installments starting in June 2001 through January 2004. However, if such officer remains continuously employed by the Company through each installment date, the principal amount due on such installment date will be forgiven. As the loan is forgiven, compensation expense will be recorded.

NOTE 17.  BUSINESS SEGMENT INFORMATION

     The Company is a leading multinational manufacturer of a broad spectrum of specialty chemicals and mineral products. In addition to the mineral products business segment, the Company operates its specialty chemicals business through three reportable business segments, organized based upon the markets for their products and the internal management of the Company, as follows:

     Personal Care products serve as critical ingredients in the formulation of many well-known skin care, hair care, toiletry and cosmetic products. Skin care ingredients include sunscreen actives, waterproofing agents, preservatives, emollients and moisturizers. Hair care ingredients include a number of specially formulated fixative resins for hairsprays, mousses and gels, as well as thickeners and stabilizers for shampoos and conditioners.

     Pharmaceutical, Food and Beverage products are sold to these three government-regulated industries. In the pharmaceutical market, the Company's products serve as key ingredients in prescription and over-the-counter tablets, injectable prescription drugs and serums, cough syrups, antiseptics, toothpastes and denture adhesives. The Company's food products are comprised of the alginates business which was acquired in October 1999 (see Note 9). The Company's alginates products are used as stabilizers in many well-known consumer products. The Company's specialty polymers serve the beverage market by assuring the clarity and extending the shelf life of beer, wine and fruit juices.

     Performance Chemicals, Fine Chemicals and Industrial. The Company's performance chemicals business includes acetylene-based polymers, vinyl ether monomers, and advanced materials for consumer, agricultural and industrial applications. The Company's acetylene-based chemistry produces a number of performance polymers for use in a wide range of markets including coatings, agriculture, imaging, detergents, electronics and metalworking. The Company manufactures a broad range of highly specialized fine chemicals which are sold to the pharmaceutical, biotechnology, agricultural and imaging markets, including bulk pharmaceuticals, pharmaceutical intermediates, and pheromones for use in insect population measurement and control. The Company's industrial business markets several intermediate and solvent products, such as butanediol, tetrahydrofuran (THF) and N-methyl pyrrolidone (NMP), which are sold primarily to industrial markets for use in high performance plastics, lubricating oil and chemical processing, electronics cleaning, and coatings.

                                ISP CHEMCO INC.

     Mineral Products. The Company manufactures ceramic-coated colored roofing granules that are sold primarily to the North American roofing industry for use in the production of asphalt roofing shingles.

     The following segment data are presented based on the Company's internal management reporting system for the four reportable business segments. The Company evaluates segment performance based on operating income. Therefore, the measure of profit or loss that is reported to management for each segment is operating income. Interest expense, other income items and income taxes are not allocated to the business segments for management reporting. At this time, the Company's internal management reporting system does not report assets by segment for the three specialty chemicals reportable segments (personal care; pharmaceutical, food and beverage; and performance chemicals, fine chemicals and industrial), as many of the Company's plant assets are utilized by several of the segments. Therefore, the following asset-related segment data are presented only for specialty chemicals and mineral products.

     Sales of mineral products to BMCA and its subsidiaries in 1998, 1999 and 2000 accounted for 66.2%, 65.7% and 82.5%, respectively, of the Company's net sales of mineral products, representing 8.0%, 7.3% and 7.6%, respectively, of the Company's total net sales. No other customer accounted for more than 5% of the Company's total net sales in 1998, 1999 or 2000.

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1998       1999       2000
                                                         --------   --------   --------
                                                                   (MILLIONS)
Net sales:
  Personal Care........................................  $  189.4   $  187.1   $  189.0
  Pharmaceutical, Food and Beverage....................     157.9      177.3      232.8
  Performance Chemicals, Fine Chemicals and
     Industrial........................................     342.8      335.7      290.2
                                                         --------   --------   --------
          Total Specialty Chemicals....................     690.1      700.1      712.0
  Mineral Products(1)..................................      94.5       87.3       71.9
                                                         --------   --------   --------
Net sales..............................................  $  784.6   $  787.4   $  783.9
                                                         ========   ========   ========
Operating income(2):
  Personal Care(3).....................................  $   37.6   $   47.9   $   34.7
  Pharmaceutical, Food and Beverage....................      33.6       42.1       50.8
  Performance Chemicals, Fine Chemicals and
     Industrial........................................      64.0       41.8        0.1
                                                         --------   --------   --------
          Total Specialty Chemicals....................     135.2      131.8       85.6
  Mineral Products(3)..................................      20.5       16.1        9.4
                                                         --------   --------   --------
          Total segment operating income...............     155.7      147.9       95.0
  Unallocated corporate office (expenses) income.......      (3.1)      (1.0)       1.7
  Provision for restructuring, staff reduction and
     impairment loss(4)................................     (73.0)      (0.4)     (14.4)
  Merger-related expenses..............................      (8.0)        --         --
                                                         --------   --------   --------
          Total operating income.......................      71.6      146.5       82.3
Interest expense and other, net........................     (33.8)     (62.1)      69.3
                                                         --------   --------   --------
Income from continuing operations before income
  taxes................................................  $   37.8   $   84.4   $  151.6
                                                         ========   ========   ========

                                ISP CHEMCO INC.

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1998       1999       2000
                                                         --------   --------   --------
                                                                   (MILLIONS)
Assets:
  Specialty Chemicals..................................  $1,050.3   $1,182.0   $1,173.3
  Mineral Products.....................................     157.6      153.3      152.9
  General Corporate(5).................................     486.2      469.8      597.3
  Net assets of discontinued operation.................      24.2         --         --
                                                         --------   --------   --------
          Total assets.................................  $1,718.3   $1,805.1   $1,923.5
                                                         ========   ========   ========
Capital expenditures and acquisitions:
  Specialty Chemicals..................................  $  153.7   $  101.4   $   53.8
  Mineral Products.....................................      10.1        7.5        4.6
                                                         --------   --------   --------
          Total........................................  $  163.8   $  108.9   $   58.4
                                                         ========   ========   ========
Depreciation and goodwill amortization:
  Specialty Chemicals..................................  $   50.3   $   53.0   $   55.9
  Mineral Products.....................................      11.8       11.4       11.0
  Unallocated corporate office.........................       1.6         --         --
                                                         --------   --------   --------
          Total........................................  $   63.7   $   64.4   $   66.9
                                                         ========   ========   ========

---------------

(1) Includes sales to BMCA and its subsidiaries of $62.6, $57.3 and $59.3 million for 1998, 1999 and 2000, respectively.

(2) Operating income for 1998 and 1999 for the three specialty chemicals business segments has been reclassified to conform to the 2000 presentation, based on a reallocation of certain manufacturing costs.


(3) Personal care operating income for the year 1999 includes a pre-tax gain of $8.5 million from the sale of the pearlescent pigments product line. Mineral products operating income for the year 1998 includes a pre-tax gain of $1.2 million from the sale of its tennis court materials business. See Note 6.


(4) Of the $73.0 million restructuring and impairment loss in 1998, $70.0 million related to the performance chemicals, fine chemicals and industrial business segment. The remaining $3.0 million provision related to the consolidation of European offices and related to all business segments except mineral products. Of the $14.4 million provision for restructuring in 2000, $11.9 million relates to the personal care business segment and $2.5 million relates to the performance chemicals, fine chemicals and industrial business segment.

(5) General Corporate assets primarily represent the Company's investments in trading and available-for-sale securities and other short-term investments, which are held for general corporate purposes and are not allocated to business segments.

                                ISP CHEMCO INC.

NOTE 18.  GEOGRAPHIC INFORMATION

     Financial information set forth below for foreign operations represent sales and long-lived assets (property, plant and equipment) of foreign-based subsidiaries. Net sales are attributed to countries based on the location of customers and reflect the Company's internal management reporting system.

                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------
                                                              1998     1999     2000
                                                             ------   ------   ------
                                                                    (MILLIONS)
Net sales:
  North America:
     United States.........................................  $407.5   $410.5   $389.5
     Canada................................................    16.4     16.9     21.1
                                                             ------   ------   ------
          Total North America..............................   423.9    427.4    410.6
                                                             ------   ------   ------
  Europe:
     Germany...............................................    84.4     89.0     73.0
     United Kingdom........................................    34.6     39.8     35.6
     France................................................    21.2     17.3     19.7
     Italy.................................................    15.7     15.9     14.1
     Spain.................................................    11.2     11.4     11.2
     Belgium...............................................     6.1      5.6     10.5
     Switzerland...........................................    12.4      7.7      9.3
     Other European countries..............................    47.1     47.4     54.0
                                                             ------   ------   ------
          Total Europe.....................................   232.7    234.1    227.4
                                                             ------   ------   ------
  Asia-Pacific:
     Japan.................................................    26.3     24.7     26.3
     China.................................................     9.4     12.7     15.9
     South Korea...........................................     7.0      9.3     13.9
     Australia.............................................    11.0     11.5     10.9
     Taiwan................................................    13.3      9.6     11.7
     Other Asia-Pacific countries..........................    20.0     21.1     21.6
                                                             ------   ------   ------
          Total Asia-Pacific...............................    87.0     88.9    100.3
                                                             ------   ------   ------
  Latin America:
     Brazil................................................    14.7     12.7     16.6
     Mexico................................................    12.1     12.3     19.6
     Other Latin American countries........................    14.2     12.0      9.4
                                                             ------   ------   ------
          Total Latin America..............................    41.0     37.0     45.6
                                                             ------   ------   ------
          Total net sales..................................  $784.6   $787.4   $783.9
                                                             ======   ======   ======
Property, plant and equipment, net:
  United States............................................  $471.0   $491.1   $490.8
  Germany..................................................    53.5     48.0     43.7
  United Kingdom...........................................     6.3     11.3     11.3
  All other foreign countries..............................    11.4     14.8     12.9
                                                             ------   ------   ------
          Total property, plant and equipment, net.........  $542.2   $565.2   $558.7
                                                             ======   ======   ======

                                ISP CHEMCO INC.

     Approximately 50% of the Company's sales in 2000 were in foreign countries which are subject to currency exchange rate fluctuation risks. See Note 2 for a discussion of the Company's policy to manage these risks. Certain countries in which the Company has sales are subject to additional risks, including high rates of inflation, exchange controls, government expropriation and general instability.

NOTE 19.  GUARANTOR FINANCIAL INFORMATION


     As discussed in Note 13, in June 2001, the Company and three of its wholly owned subsidiaries issued $205.0 million aggregate principal amount of the 2011 Notes. On July 31, 2001, the Company and its three subsidiaries issued an additional $100.0 million of the 2011 Notes. The notes are guaranteed by all of the Company's other domestic subsidiaries, other than certain immaterial subsidiaries and International Specialty Products Funding Corporation, the Company's accounts receivable financing subsidiary. These guarantees are full, unconditional and joint and several.


     ISP Global Technologies Inc., which is a guarantor of the 2011 Notes, is party to a License and Royalty Agreement with non-guarantor foreign affiliates. Under this agreement, the non-guarantor affiliates have been given license for the use of the Patent Rights, Know-how and Trademarks in connection with the manufacture, use and sale of ISP products.

     Presented below is condensed consolidating financial information for the Company, the guarantor subsidiaries and the non-guarantor subsidiaries. This financial information should be read in conjunction with the Consolidated Financial Statements and other notes related thereto. Separate financial information for the Company's guarantor subsidiaries and non-guarantor subsidiaries is not included herein because management has determined that such information is not material to investors.

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998

                                                                    NON-
                                       PARENT     GUARANTOR      GUARANTOR
                                      COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      --------   ------------   ------------   ------------   ------------
                                                                  (THOUSANDS)
Net sales...........................  $     --    $ 460,703      $ 323,913      $      --      $ 784,616
Intercompany net sales..............        --      179,520         25,920       (205,440)            --
                                      --------    ---------      ---------      ---------      ---------
          Total net sales...........        --      640,223        349,833       (205,440)       784,616
                                      --------    ---------      ---------      ---------      ---------
Cost of products sold...............               (430,057)      (238,894)       205,440       (463,511)
Selling, general and
  administrative....................      (111)    (106,232)       (48,463)                     (154,806)
Provision for restructuring, staff
  reduction and impairment loss.....        --      (70,049)        (3,000)                      (73,049)
Merger-related expenses.............        --       (7,961)            --                        (7,961)
Gain on sale of assets..............        --        1,189             --                         1,189
Goodwill amortization...............        --      (14,875)            --                       (14,875)
                                      --------    ---------      ---------      ---------      ---------
Operating income....................      (111)      12,238         59,476             --         71,603
Equity in income of subsidiaries....    47,782           --             --        (47,782)            --
Intercompany royalty income
  (expense), net....................        --       28,291        (28,291)                           --
Intercompany dividend income........        --        6,449             --         (6,449)            --
Interest expense....................   (27,951)     (17,620)       (10,435)                      (56,006)
Equity in earnings of joint
  venture...........................        --           --          1,455                         1,455
Other income (expense), net.........     1,511      (14,108)        33,302                        20,705
                                      --------    ---------      ---------      ---------      ---------
Income from continuing operations
  before income taxes...............    21,231       15,250         55,507        (54,231)        37,757
Income tax (provision) benefit......     9,782       (1,981)       (23,027)                      (15,226)
                                      --------    ---------      ---------      ---------      ---------
Income from continuing operations...    31,013       13,269         32,480        (54,231)        22,531
Income from discontinued operation,
  net of income taxes...............        --           --          2,033                         2,033
                                      --------    ---------      ---------      ---------      ---------
Net income..........................  $ 31,013    $  13,269      $  34,513      $ (54,231)     $  24,564
                                      ========    =========      =========      =========      =========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1999

                                                                    NON-
                                       PARENT     GUARANTOR      GUARANTOR
                                      COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      --------   ------------   ------------   ------------   ------------
                                                                  (THOUSANDS)
Net sales...........................  $     --    $ 424,686      $ 362,670      $      --      $ 787,356
Intercompany net sales..............        --      166,192         21,753       (187,945)            --
                                      --------    ---------      ---------      ---------      ---------
          Total net sales...........        --      590,878        384,423       (187,945)       787,356
                                      --------    ---------      ---------      ---------      ---------
Cost of products sold...............    (1,018)    (420,778)      (248,546)       187,945       (482,397)
Selling, general and
  administrative....................        --      (99,750)       (50,618)                     (150,368)
Provision for restructuring, staff
  reduction and impairment loss.....        --         (410)            --                          (410)
Gain on sale of assets..............        --        8,541             --                         8,541
Goodwill amortization...............    (3,630)     (12,565)            --                       (16,195)
                                      --------    ---------      ---------      ---------      ---------
Operating income....................    (4,648)      65,916         85,259             --        146,527
Equity in income of subsidiaries....   154,063           --             --       (154,063)            --
Intercompany royalty income
  (expense), net....................        --       29,261        (29,261)                           --
Intercompany dividend income........        --       54,250             --        (54,250)            --
Interest expense....................   (25,553)     (18,512)       (15,152)                      (59,217)
Other income (expense), net.........     1,783       (3,986)          (700)                       (2,903)
                                      --------    ---------      ---------      ---------      ---------
Income from continuing operations
  before income taxes...............   125,645      126,929         40,146       (208,313)        84,407
Income tax (provision) benefit......     8,686      (25,944)       (12,366)                      (29,624)
                                      --------    ---------      ---------      ---------      ---------
Income from continuing operations...   134,331      100,985         27,780       (208,313)        54,783
                                      --------    ---------      ---------      ---------      ---------
Discontinued operation:
  Income from discontinued
     operation, net of income
     taxes..........................        --           --          1,769                         1,769
  Gain on sale of discontinued
     operation, net of income taxes
     of $12,725.....................        --           --         23,529                        23,529
                                      --------    ---------      ---------      ---------      ---------
Income from discontinued
  operation.........................        --           --         25,298             --         25,298
                                      --------    ---------      ---------      ---------      ---------
Net income..........................  $134,331    $ 100,985      $  53,078      $(208,313)     $  80,081
                                      ========    =========      =========      =========      =========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000

                                                                    NON-
                                       PARENT     GUARANTOR      GUARANTOR
                                      COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      --------   ------------   ------------   ------------   ------------
                                                                  (THOUSANDS)
Net sales...........................  $     --    $ 413,384      $ 370,557      $      --      $ 783,941
Intercompany net sales..............        --      180,628         12,213       (192,841)            --
                                      --------    ---------      ---------      ---------      ---------
          Total net sales...........        --      594,012        382,770       (192,841)       783,941
                                      --------    ---------      ---------      ---------      ---------
Cost of products sold...............      (443)    (418,222)      (288,775)       192,841       (514,599)
Selling, general and
  administrative....................        66     (104,002)       (52,635)                     (156,571)
Provision for restructuring, staff
  reduction and impairment loss.....        --      (14,429)            --                       (14,429)
Goodwill amortization...............    (3,630)     (12,412)            --                       (16,042)
                                      --------    ---------      ---------      ---------      ---------
Operating income....................    (4,007)      44,947         41,360             --         82,300
Equity in income of subsidiaries....   146,387           --             --       (146,387)            --
Intercompany royalty income
  (expense), net....................        --       26,449        (26,449)                           --
Intercompany dividend income........        --       27,491             --        (27,491)            --
Interest expense....................   (25,171)     (16,917)       (20,714)                      (62,802)
Gain on contract settlement.........        --        3,450             --                         3,450
Other income (expense), net.........      (469)     (11,666)       140,749                       128,614
                                      --------    ---------      ---------      ---------      ---------
Income before income taxes..........   116,740       73,754        134,946       (173,878)       151,562
Income tax (provision) benefit......     9,114      (20,502)       (41,811)                      (53,199)
                                      --------    ---------      ---------      ---------      ---------
Net income..........................  $125,854    $  53,252      $  93,135      $(173,878)     $  98,363
                                      ========    =========      =========      =========      =========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                         SIX MONTHS ENDED JULY 2, 2000

                                                                    NON-
                                       PARENT     GUARANTOR      GUARANTOR
                                      COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      --------   ------------   ------------   ------------   ------------
                                                                  (THOUSANDS)
                                                                  (UNAUDITED)
Net sales...........................  $     --    $ 211,652      $ 186,546      $      --      $ 398,198
Intercompany net sales..............        --       95,945          6,891       (102,836)            --
                                      --------    ---------      ---------      ---------      ---------
          Total net sales...........        --      307,597        193,437       (102,836)       398,198
                                      --------    ---------      ---------      ---------      ---------
Cost of products sold...............      (495)    (210,289)      (148,452)       102,836       (256,400)
Selling, general and
  administrative....................        --      (51,891)       (26,346)                      (78,237)
Goodwill amortization...............    (1,815)      (6,206)            --                        (8,021)
                                      --------    ---------      ---------      ---------      ---------
Operating income....................    (2,310)      39,211         18,639             --         55,540
Equity in income of subsidiaries....    49,729           --             --        (49,729)            --
Intercompany royalty income
  (expense), net....................        --       16,892        (16,892)                           --
Intercompany dividend income........        --       17,073             --        (17,073)            --
Interest expense....................   (12,791)     (10,903)        (8,057)                      (31,751)
Gain on contract settlement.........        --        3,450             --                         3,450
Other income (expense), net.........    (1,743)      (1,709)         8,621                         5,169
                                      --------    ---------      ---------      ---------      ---------
Income before income taxes..........    32,885       64,014          2,311        (66,802)        32,408
Income tax (provision) benefit......     5,260      (13,047)        (3,549)                      (11,336)
                                      --------    ---------      ---------      ---------      ---------
Net income (loss)...................  $ 38,145    $  50,967      $  (1,238)     $ (66,802)     $  21,072
                                      ========    =========      =========      =========      =========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                         SIX MONTHS ENDED JULY 1, 2001

                                                                    NON-
                                       PARENT     GUARANTOR      GUARANTOR
                                      COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      --------   ------------   ------------   ------------   ------------
                                                                  (THOUSANDS)
                                                                  (UNAUDITED)
Net sales...........................  $     --     $204,720       $201,771      $      --       $406,491
Intercompany net sales..............        --      103,141         13,563       (116,704)            --
                                      --------     --------       --------      ---------       --------
          Total net sales...........        --      307,861        215,334       (116,704)       406,491
                                      --------     --------       --------      ---------       --------
Cost of products sold...............        --     (217,188)      (155,111)       116,704       (255,595)
Selling, general and
  administrative....................    (2,429)     (52,661)       (25,964)                      (81,054)
Goodwill amortization...............    (1,815)      (6,206)            --                        (8,021)
                                      --------     --------       --------      ---------       --------
Operating income....................    (4,244)      31,806         34,259             --         61,821
Equity in income of subsidiaries....    58,026           --             --        (58,026)            --
Intercompany royalty income
  (expense), net....................        --       14,301        (14,301)                           --
Intercompany dividend income........        --       13,173             --        (13,173)            --
Interest expense....................   (13,536)      (7,265)        (8,674)                      (29,475)
Other income (expense), net.........       (44)      (6,130)        24,793                        18,619
                                      --------     --------       --------      ---------       --------
Income before income taxes..........    40,202       45,885         36,077        (71,199)        50,965
Income tax (provision) benefit......     5,604      (13,090)       (10,406)                      (17,892)
                                      --------     --------       --------      ---------       --------
Income before cumulative effect of
  accounting change.................    45,806       32,795         25,671        (71,199)        33,073
Cumulative effect of change in
  accounting principle, net of
  income tax benefit of $216........        --         (473)            33                          (440)
                                      --------     --------       --------      ---------       --------
Net income..........................  $ 45,806     $ 32,322       $ 25,704      $ (71,199)      $ 32,633
                                      ========     ========       ========      =========       ========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1999

                                                                      NON-
                                        PARENT      GUARANTOR      GUARANTOR
                                       COMPANY     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      ----------   ------------   ------------   ------------   ------------
                                                                   (THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.........  $    2,290    $    6,338      $ 12,696     $        --     $   21,324
  Investments in trading
    securities......................          --            --         6,309                          6,309
  Investments in available-for-sale
    securities......................          --            --       307,879                        307,879
  Other short-term investments......          --            --        13,920                         13,920
  Accounts receivable, trade, net...          --        11,446        70,755                         82,201
  Accounts receivable, other........         551         3,194        19,665                         23,410
  Income taxes receivable
    (payable).......................       5,434        25,261       (16,908)                        13,787
  Receivable (payable) from related
    parties, net....................     (18,870)       42,386          (189)                        23,327
  Inventories.......................          --        93,759        58,016                        151,775
  Other current assets..............       2,629        12,859         5,091                         20,579
                                      ----------    ----------      --------     -----------     ----------
         Total Current Assets.......      (7,966)      195,243       477,234              --        664,511
Investment in subsidiaries..........     890,754       318,033            --      (1,208,787)            --
Intercompany loans..................       2,446        51,110       (53,556)                            --
Due from (to) subsidiaries, net.....       2,657        13,046       (15,703)                            --
Property, plant and equipment,
  net...............................          --       491,148        74,098                        565,246
Goodwill............................     139,904       365,169            --                        505,073
Long-term loan receivable from
  parent company....................      36,309            --            --                         36,309
Other assets........................       1,731        31,192         1,037                         33,960
                                      ----------    ----------      --------     -----------     ----------
Total Assets........................  $1,065,835    $1,464,941      $483,110     $(1,208,787)    $1,805,099
                                      ==========    ==========      ========     ===========     ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Short-term debt...................  $       --    $       --      $ 74,784     $        --     $   74,784
  Current maturities of long-term
    debt............................          --        38,497            46                         38,543
  Loan payable to parent company....          --            --        30,674                         30,674
  Accounts payable..................          22        39,351        23,997                         63,370
  Accrued liabilities...............          75        43,527        29,090                         72,692
                                      ----------    ----------      --------     -----------     ----------
         Total Current
           Liabilities..............          97       121,375       158,591              --        280,063
Long-term debt less current
  maturities........................     297,871       295,573           189                        593,633
Long-term note payable to parent
  company...........................      50,000            --            --                         50,000
Deferred income taxes...............          --       119,913         5,785                        125,698
Other liabilities...................      22,990        37,326           512                         60,828
Total Shareholder's Equity..........     694,877       890,754       318,033      (1,208,787)       694,877
                                      ----------    ----------      --------     -----------     ----------
Total Liabilities and Shareholder's
  Equity............................  $1,065,835    $1,464,941      $483,110     $(1,208,787)    $1,805,099
                                      ==========    ==========      ========     ===========     ==========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 2000


                                                                      NON-
                                        PARENT      GUARANTOR      GUARANTOR
                                       COMPANY     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      ----------   ------------   ------------   ------------   ------------
                                                                   (THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.........  $       --    $    2,884      $ 11,879     $        --     $   14,763
  Investments in trading
    securities......................          --            --       279,381                        279,381
  Investments in available-for-sale
    securities......................          --            --       222,444                        222,444
  Other short-term investments......          --            --        18,893                         18,893
  Accounts receivable, trade, net...          --        15,417        73,756                         89,173
  Accounts receivable, other........          --         2,874        16,744                         19,618
  Receivable from related parties,
    net.............................     (18,116)       33,500          (974)                        14,410
  Inventories.......................          --        92,192        58,756                        150,948
  Other current assets..............         (61)       20,532        16,466                         36,937
                                      ----------    ----------      --------     -----------     ----------
         Total Current Assets.......     (18,177)      167,399       697,345              --        846,567
Investment in subsidiaries..........   1,005,959       403,317            --      (1,409,276)            --
Intercompany loans..................      18,591        24,541       (43,132)                            --
Due from (to) subsidiaries, net.....      25,372        (6,468)      (18,904)                            --
Property, plant and equipment,
  net...............................          --       490,839        67,849                        558,688
Goodwill............................     136,274       352,758            --                        489,032
Long-term loan receivable from
  parent company....................       1,085            --            --                          1,085
Other assets........................       3,144        24,704           322                         28,170
                                      ----------    ----------      --------     -----------     ----------
Total Assets........................  $1,172,248    $1,457,090      $703,480     $(1,409,276)    $1,923,542
                                      ==========    ==========      ========     ===========     ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Short-term debt...................  $       --    $       --      $143,682     $        --     $  143,682
  Current maturities of long-term
    debt............................          --       224,383            36                        224,419
  Loan payable to parent company....          --            --        25,000                         25,000
  Accounts payable..................         736        32,009        24,146                         56,891
  Accrued liabilities...............       1,215        51,454        24,982                         77,651
  Income taxes......................      (5,865)      (57,415)       71,316                          8,036
                                      ----------    ----------      --------     -----------     ----------
         Total Current
           Liabilities..............      (3,914)      250,431       289,162              --        535,679
Long-term debt less current
  maturities........................     297,871           259            12                        298,142
Long-term note payable to parent
  company...........................      50,000            --            --                         50,000
Deferred income taxes...............          --       159,890        10,451                        170,341
Other liabilities...................      20,642        40,551           538                         61,731
Total Shareholder's Equity..........     807,649     1,005,959       403,317      (1,409,276)       807,649
                                      ----------    ----------      --------     -----------     ----------
Total Liabilities and Shareholder's
  Equity............................  $1,172,248    $1,457,090      $703,480     $(1,409,276)    $1,923,542
                                      ==========    ==========      ========     ===========     ==========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                                  JULY 1, 2001


                                                                       NON-
                                         PARENT      GUARANTOR      GUARANTOR
                                        COMPANY     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       ----------   ------------   ------------   ------------   ------------
                                                                    (THOUSANDS)
                                                                    (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents..........  $        2    $      655     $   6,564      $      --      $    7,221
  Restricted cash....................     197,251            --            --                        197,251
  Accounts receivable, trade, net....          --         9,640        85,114                         94,754
  Accounts receivable, other.........          --         3,521        21,984                         25,505
  Receivable from related parties,
    net..............................        (110)       16,284            --                         16,174
  Inventories........................          --       105,318        76,666                        181,984
  Other current assets...............          --        20,706        13,381                         34,087
                                       ----------    ----------     ---------      ---------      ----------
         Total Current Assets........     197,143       156,124       203,709             --         556,976
Investment in subsidiaries...........     676,896       111,417            --       (788,313)             --
Intercompany loans...................      15,946        (4,996)      (10,950)                            --
Due from (to) subsidiaries, net......          --       114,486      (114,486)                            --
Property, plant and equipment, net...          --       492,434        58,335                        550,769
Goodwill.............................     134,459       346,552         2,911                        483,922
Long-term receivable from related
  party..............................          --            --        20,000                         20,000
Other assets.........................       6,008        36,917        13,039                         55,964
                                       ----------    ----------     ---------      ---------      ----------
Total Assets.........................  $1,030,452    $1,252,934     $ 172,558      $(788,313)     $1,667,631
                                       ==========    ==========     =========      =========      ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Short-term debt....................  $       --    $       --     $      77      $      --      $       77
  Current maturities of long-term
    debt.............................     202,121           217            36                        202,374
  Accounts payable...................          --        35,837        23,429                         59,266
  Accrued liabilities................      12,748        53,515        20,371                         86,634
  Income taxes.......................       5,221          (847)       10,452                         14,826
                                       ----------    ----------     ---------      ---------      ----------
         Total Current Liabilities...     220,090        88,722        54,365             --         363,177
Long-term debt less current
  maturities.........................     297,614       299,175            26                        596,815
Deferred income taxes................          --       150,865         6,304                        157,169
Other liabilities....................      24,564        37,276           446                         62,286
Total Shareholder's Equity...........     488,184       676,896       111,417       (788,313)        488,184
                                       ----------    ----------     ---------      ---------      ----------
Total Liabilities and Shareholder's
  Equity.............................  $1,030,452    $1,252,934     $ 172,558      $(788,313)     $1,667,631
                                       ==========    ==========     =========      =========      ==========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998

                                                                                   NON-
                                                      PARENT     GUARANTOR      GUARANTOR
                                                     COMPANY    SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                                     --------   ------------   ------------   ------------
                                                                          (THOUSANDS)
Cash and cash equivalents, beginning of year.......  $     --    $   5,282      $  14,090      $  19,372
                                                     --------    ---------      ---------      ---------
Cash provided by (used in) operating activities:
  Net income (loss)................................   (23,218)      13,269         34,513         24,564
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Income from discontinued operation.............        --           --         (2,033)        (2,033)
    Gain on sale of assets.........................        --       (1,189)            --         (1,189)
    Provision for restructuring, staff reduction
       and impairment loss.........................        --       70,049          3,000         73,049
    Depreciation...................................        --       40,129          8,743         48,872
    Goodwill amortization..........................        --       14,875             --         14,875
    Deferred income taxes..........................        --       (1,628)         3,426          1,798
  (Increase) decrease in working capital items.....    (3,987)      (8,055)        12,723            681
  Purchases of trading securities..................        --           --       (177,746)      (177,746)
  Proceeds from sales of trading securities........        --           --        213,611        213,611
  (Increase) decrease in other assets..............    (1,781)         617          4,296          3,132
  Increase (decrease) in other liabilities.........      (799)         549            308             58
  (Increase) decrease in receivable from related
    parties........................................     3,026      (39,360)            --        (36,334)
  Change in amounts due to (from) subsidiaries.....     5,638       (6,140)           502             --
  Change in investment in and advances to
    affiliates.....................................   (11,247)     (58,377)        69,624             --
  Change in cumulative translation adjustment......        --           --          2,340          2,340
  Other, net.......................................        --        7,198         (7,347)          (149)
                                                     --------    ---------      ---------      ---------
  Net cash provided by (used in) continuing
    operations.....................................   (32,368)      31,937        165,960        165,529
  Net cash provided by discontinued operation......        --           --          1,315          1,315
                                                     --------    ---------      ---------      ---------
Net cash provided by (used in) operating
  activities.......................................   (32,368)      31,937        167,275        166,844
                                                     --------    ---------      ---------      ---------
Cash provided by (used in) investing activities:
  Capital expenditures and acquisitions............        --     (133,957)       (29,867)      (163,824)
  Proceeds from sale-leaseback transaction.........        --       56,050             --         56,050
  Proceeds from sale of assets.....................        --        2,400             --          2,400
  Purchases of available-for-sale securities.......        --           --       (570,270)      (570,270)
  Purchases of held-to-maturity securities.........        --           --         (9,763)        (9,763)
  Purchases of other short-term investments........        --           --        (10,000)       (10,000)
  Proceeds from sales of available-for-sale
    securities.....................................        --           --        380,104        380,104
  Proceeds from held-to-maturity securities........        --           --            311            311
                                                     --------    ---------      ---------      ---------
Net cash used in investing activities..............        --      (75,507)      (239,485)      (314,992)
                                                     --------    ---------      ---------      ---------

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.



         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS -- (CONTINUED)


                          YEAR ENDED DECEMBER 31, 1998



                                                                                   NON-
                                                      PARENT     GUARANTOR      GUARANTOR
                                                     COMPANY    SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                                     --------   ------------   ------------   ------------
                                                                          (THOUSANDS)
Cash provided by (used in) financing activities:
  Proceeds (repayments) from sale of accounts
    receivable.....................................        --           --         (4,951)        (4,951)
  Increase (decrease) in short-term debt...........        --       (1,340)        44,341         43,001
  Increase in borrowings under revolving credit
    facility.......................................        --       97,600             --         97,600
  Repayments of long-term debt.....................      (405)        (217)           (21)          (643)
  Borrowings (repayments) with parent company......    (3,997)          --         30,674         26,677
  Change in net intercompany loans.................    47,420      (62,967)        15,547             --
  Dividends and distributions to parent company....  (103,525)       6,449         (6,449)      (103,525)
  Capital contribution from parent company.........    91,153           --             --         91,153
  Other, net.......................................     1,722           --             --          1,722
                                                     --------    ---------      ---------      ---------
Net cash provided by financing activities..........    32,368       39,525         79,141        151,034
                                                     --------    ---------      ---------      ---------
Net change in cash and cash equivalents............        --       (4,045)         6,931          2,886
                                                     --------    ---------      ---------      ---------
Cash and cash equivalents, end of year.............  $     --    $   1,237      $  21,021      $  22,258
                                                     ========    =========      =========      =========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1999

                                                                                   NON-
                                                      PARENT     GUARANTOR      GUARANTOR
                                                     COMPANY    SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                                     --------   ------------   ------------   ------------
                                                                          (THOUSANDS)
Cash and cash equivalents, beginning of year.......  $     --    $   1,237      $  21,021      $  22,258
                                                     --------    ---------      ---------      ---------
Cash provided by (used in) operating activities:
  Net income (loss)................................   (73,982)     100,985         53,078         80,081
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Income from discontinued operation.............        --           --        (25,298)       (25,298)
    Gain on sale of assets.........................        --       (8,541)            --         (8,541)
    Provision for restructuring, staff reduction
       and impairment loss.........................                    410             --            410
    Depreciation...................................        --       39,305          8,886         48,191
    Goodwill amortization..........................     3,630       12,565             --         16,195
    Deferred income taxes..........................        --       47,372        (20,307)        27,065
  (Increase) decrease in working capital items.....    (4,238)     (26,100)         6,405        (23,933)
  Purchases of trading securities..................        --           --       (134,552)      (134,552)
  Proceeds from sales of trading securities........        --           --        147,386        147,386
  (Increase) decrease in other assets..............        66       (3,171)         2,599           (506)
  Increase (decrease) in other liabilities.........       534          623           (655)           502
  Decrease in receivable from related parties......     2,394        2,891            189          5,474
  Change in amounts due to (from) subsidiaries.....    (7,353)      (1,861)         9,214             --
  Change in investment in and advances to
    affiliates.....................................   160,569     (140,093)       (20,476)            --
  Change in cumulative translation adjustment......        --           --        (19,366)       (19,366)
  Other, net.......................................         1         (404)         5,064          4,661
                                                     --------    ---------      ---------      ---------
  Net cash provided by continuing operations.......    81,621       23,981         12,167        117,769
  Net cash provided by discontinued operation......        --           --          5,293          5,293
                                                     --------    ---------      ---------      ---------
Net cash provided by operating activities..........    81,621       23,981         17,460        123,062
                                                     --------    ---------      ---------      ---------
Cash provided by (used in) investing activities:
  Capital expenditures and acquisitions............        --      (82,048)       (26,878)      (108,926)
  Proceeds from sale of assets.....................        --       11,533             --         11,533
  Proceeds from sale of discontinued operation.....        --           --         62,000         62,000
  Purchases of available-for-sale securities.......        --           --       (275,271)      (275,271)
  Purchases of held-to-maturity securities.........        --           --         (2,870)        (2,870)
  Purchases of other short-term investments........        --           --         (5,600)        (5,600)
  Proceeds from sales of available-for-sale
    securities.....................................        --           --        255,749        255,749
  Proceeds from held-to-maturity securities........        --           --         12,633         12,633
  Proceeds from sales of other short-term
    investments....................................        --           --         14,716         14,716
                                                     --------    ---------      ---------      ---------
Net cash provided by (used in) investing
  activities.......................................        --      (70,515)        34,479        (36,036)
                                                     --------    ---------      ---------      ---------

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.



         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS -- (CONTINUED)


                          YEAR ENDED DECEMBER 31, 1999



                                                                                   NON-
                                                      PARENT     GUARANTOR      GUARANTOR
                                                     COMPANY    SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                                     --------   ------------   ------------   ------------
                                                                          (THOUSANDS)
Cash provided by (used in) financing activities:
  Proceeds from sale of accounts receivable........        --           --          5,558          5,558
  Decrease in short-term debt......................        --           --         (7,849)        (7,849)
  Increase in borrowings under revolving credit
    facility.......................................        --      162,400             --        162,400
  Repayments of long-term debt.....................        --     (200,372)            (6)      (200,378)
  Borrowings (repayments) with parent company......   (36,309)          --             --        (36,309)
  Change in net intercompany loans.................   (31,640)      35,357         (3,717)            --
  Dividends and distributions to parent company....   (27,000)      54,250        (54,250)       (27,000)
  Capital contribution from parent company.........    15,618           --             --         15,618
                                                     --------    ---------      ---------      ---------
Net cash provided by (used in) financing
  activities.......................................   (79,331)      51,635        (60,264)       (87,960)
                                                     --------    ---------      ---------      ---------
Net change in cash and cash equivalents............     2,290        5,101         (8,325)          (934)
                                                     --------    ---------      ---------      ---------
Cash and cash equivalents, end of year.............  $  2,290    $   6,338      $  12,696      $  21,324
                                                     ========    =========      =========      =========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000

                                                                                   NON-
                                                      PARENT     GUARANTOR      GUARANTOR
                                                     COMPANY    SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                                     --------   ------------   ------------   ------------
                                                                          (THOUSANDS)
Cash and cash equivalents, beginning of year.......  $  2,290     $  6,338      $  12,696      $  21,324
                                                     --------     --------      ---------      ---------
Cash provided by (used in) operating activities:
  Net income (loss)................................   (48,024)      53,252         93,135         98,363
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Provision for restructuring, staff reduction
       and impairment loss.........................        --       14,429             --         14,429
    Depreciation...................................        --       42,583          8,311         50,894
    Goodwill amortization..........................     3,630       12,412             --         16,042
    Deferred income taxes..........................        --       32,308        (20,255)        12,053
  (Increase) decrease in working capital items.....     4,664      (44,841)        48,862          8,685
  Purchases of trading securities..................        --           --       (442,895)      (442,895)
  Proceeds from sales of trading securities........        --           --        292,339        292,339
  (Increase) decrease in other assets..............    (1,413)       6,426            715          5,728
  Increase (decrease) in other liabilities.........    (2,348)       3,225           (200)           677
  (Increase) decrease in receivable from related
    parties........................................      (754)       6,209            785          6,240
  Change in amounts due to (from) subsidiaries.....   (22,715)      19,514          3,201             --
  Change in investment in and advances to
    affiliates.....................................    51,270      (50,822)          (448)            --
  Change in cumulative translation adjustment......        --           --         (8,126)        (8,126)
  Other, net.......................................        --        5,513          2,689          8,202
                                                     --------     --------      ---------      ---------
Net cash provided by (used in) operating
  activities.......................................   (15,690)     100,208        (21,887)        62,631
                                                     --------     --------      ---------      ---------
Cash provided by (used in) investing activities:
  Capital expenditures and acquisitions............        --      (48,294)       (10,088)       (58,382)
  Purchases of available-for-sale securities.......        --           --       (430,789)      (430,789)
  Proceeds from sales of available-for-sale
    securities.....................................        --           --        437,978        437,978
                                                     --------     --------      ---------      ---------
Net cash used in investing activities..............        --      (48,294)        (2,899)       (51,193)
                                                     --------     --------      ---------      ---------
Cash provided by (used in) financing activities:
  Proceeds (repayments) from sale of accounts
    receivable.....................................        --           --         (2,485)        (2,485)
  Increase in short-term debt......................        --           --         70,230         70,230
  Decrease in borrowings under revolving credit
    facility.......................................        --      (99,000)            --        (99,000)
  Repayments of long-term debt.....................        --      (10,428)          (187)       (10,615)
  Borrowings (repayments) with parent company......    35,224           --         (5,674)        29,550
  Change in net intercompany loans.................   (16,145)      26,569        (10,424)            --
  Dividends and distributions to parent company....   (25,000)      27,491        (27,491)       (25,000)
  Capital contribution from parent company.........    19,321           --             --         19,321
                                                     --------     --------      ---------      ---------
Net cash provided by (used in) financing
  activities.......................................    13,400      (55,368)        23,969        (17,999)
                                                     --------     --------      ---------      ---------
Net change in cash and cash equivalents............    (2,290)      (3,454)          (817)        (6,561)
                                                     --------     --------      ---------      ---------
Cash and cash equivalents, end of year.............  $     --     $  2,884      $  11,879      $  14,763
                                                     ========     ========      =========      =========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JULY 2, 2000

                                                                                   NON-
                                                      PARENT     GUARANTOR      GUARANTOR
                                                     COMPANY    SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                                     --------   ------------   ------------   ------------
                                                                          (THOUSANDS)
                                                                          (UNAUDITED)
Cash and cash equivalents, beginning of period.....  $  2,290    $   6,338      $  12,696      $  21,324
                                                     --------    ---------      ---------      ---------
Cash provided by (used in) operating activities:
  Net income (loss)................................   (28,657)      50,967         (1,238)        21,072
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation...................................        --       20,684          4,174         24,858
    Goodwill amortization..........................     1,815        6,206             --          8,021
    Deferred income taxes..........................        --       19,057        (18,905)           152
  (Increase) decrease in working capital items.....    (1,671)         (37)       (23,105)       (24,813)
  Purchases of trading securities..................        --           --        (24,898)       (24,898)
  Proceeds from sales of trading securities........        --           --         35,270         35,270
  (Increase) decrease in other assets..............    (4,330)       8,790            (51)         4,409
  Increase (decrease) in other liabilities.........    (1,487)         890             58           (539)
  (Increase) decrease in receivable from related
    parties........................................    16,473      (18,028)          (189)        (1,744)
  Change in amounts due to (from) subsidiaries.....    22,114      (24,806)         2,692             --
  Change in investment in and advances to
    affiliates.....................................   (29,726)    (120,444)       150,170             --
  Change in cumulative translation adjustment......        --           --         (6,709)        (6,709)
  Other, net.......................................        --          996         (7,913)        (6,917)
                                                     --------    ---------      ---------      ---------
Net cash provided by (used in) operating
  activities.......................................   (25,469)     (55,725)       109,356         28,162
                                                     --------    ---------      ---------      ---------
Cash provided by (used in) investing activities:
  Capital expenditures and acquisitions............        --      (18,266)        (3,975)       (22,241)
  Purchases of available-for-sale securities.......        --           --       (123,270)      (123,270)
  Proceeds from sales of available-for-sale
    securities.....................................        --           --         90,278         90,278
                                                     --------    ---------      ---------      ---------
Net cash used in investing activities..............        --      (18,266)       (36,967)       (55,233)
                                                     --------    ---------      ---------      ---------
Cash provided by (used in) financing activities:
  Proceeds (repayments) from sale of accounts
    receivable.....................................        --           --         (5,648)        (5,648)
  Increase in short-term debt......................        --           --         32,539         32,539
  Decrease in borrowings under revolving credit
    facility.......................................        --       (6,200)            --         (6,200)
  Repayments of long-term debt.....................        --      (10,174)          (184)       (10,358)
  Borrowings (repayments) with parent company......    31,454           --        (30,674)           780
  Change in net intercompany loans.................   (14,582)      68,138        (53,556)            --
  Capital contribution from parent company.........     8,684           --             --          8,684
  Dividends and distributions to parent company....    (2,370)      17,073        (17,073)        (2,370)
                                                     --------    ---------      ---------      ---------
Net cash provided by (used in) financing
  activities.......................................    23,186       68,837        (74,596)        17,427
                                                     --------    ---------      ---------      ---------
Net change in cash and cash equivalents............    (2,283)      (5,154)        (2,207)        (9,644)
                                                     --------    ---------      ---------      ---------
Cash and cash equivalents, end of period...........  $      7    $   1,184      $  10,489      $  11,680
                                                     ========    =========      =========      =========

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JULY 1, 2001

                                                                                   NON-
                                                     PARENT      GUARANTOR      GUARANTOR
                                                     COMPANY    SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                                    ---------   ------------   ------------   ------------
                                                                         (THOUSANDS)
                                                                         (UNAUDITED)
Cash and cash equivalents, beginning of period....  $      --    $   2,884      $  11,879      $  14,763
                                                    ---------    ---------      ---------      ---------
Cash provided by (used in) operating activities:
  Net income (loss)...............................    (25,393)      32,322         25,704         32,633
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Cumulative effect of change in accounting
    principle.....................................         --          473            (33)           440
  Depreciation....................................         --       21,642          4,299         25,941
  Goodwill amortization...........................      1,815        6,206             --          8,021
  Deferred income taxes...........................         --       (8,371)         4,091         (4,280)
  (Increase) decrease in working capital items....     21,822       51,923       (103,708)       (29,963)
  Purchases of trading securities.................         --           --       (217,335)      (217,335)
  Proceeds from sales of trading securities.......         --           --        376,292        376,292
  (Increase) decrease in other assets.............      2,080         (804)            56          1,332
  Increase (decrease) in other liabilities........      3,922       (3,276)        (2,325)        (1,679)
  (Increase) decrease in receivable from related
    parties.......................................    (18,006)      17,216          1,229            439
  Change in amounts due to (from) subsidiaries....     25,372     (120,954)        95,582             --
  Change in investment in and advances to
    affiliates....................................     14,391      (81,880)        67,489             --
  Change in cumulative translation adjustment.....         --           --         (8,976)        (8,976)
  Other, net......................................         --       (4,385)        10,169          5,784
                                                    ---------    ---------      ---------      ---------
Net cash provided by (used in) operating
  activities......................................     26,003      (89,888)       252,534        188,649
                                                    ---------    ---------      ---------      ---------
Cash provided by (used in) investing activities:
  Capital expenditures and acquisitions...........         --      (24,355)       (19,724)       (44,079)
  Purchases of available-for-sale securities......         --           --       (121,299)      (121,299)
  Proceeds from sales of available-for-sale
    securities....................................         --           --         19,700         19,700
  Proceeds from sales of other short-term
    investments...................................         --           --         12,529         12,529
                                                    ---------    ---------      ---------      ---------
Net cash used in investing activities.............         --      (24,355)      (108,794)      (133,149)
                                                    ---------    ---------      ---------      ---------
Cash provided by (used in) financing activities:
  Proceeds from sale of accounts receivable.......         --           --         (2,918)        (2,918)
  Decrease in short-term debt.....................         --           --       (108,576)      (108,576)
  Proceeds from issuance of debt..................    201,864      225,000             --        426,864
  Decrease in borrowings under revolving credit
    facility......................................         --     (122,000)            --       (122,000)
  Repayments of long-term debt....................         --      (28,250)            14        (28,236)
  Borrowings (repayments) with parent company.....     (1,085)          --         30,000         28,915
  Change in net intercompany loans................      2,645       29,537        (32,182)            --
  Increase in restricted cash.....................   (197,251)          --             --       (197,251)
  Financing fees and expenses.....................     (4,943)      (5,446)            --        (10,389)
  Effect of Restructuring - transfer of cash to
    ISP Investco LLC..............................         --           --        (22,220)       (22,220)
  Dividends and distributions to parent company...    (35,000)      13,173        (13,173)       (35,000)
  Capital contribution from parent company........      7,769           --             --          7,769
                                                    ---------    ---------      ---------      ---------
Net cash provided by (used in) financing
  activities......................................    (26,001)     112,014       (149,055)       (63,042)
                                                    ---------    ---------      ---------      ---------
Net change in cash and cash equivalents...........          2       (2,229)        (5,315)        (7,542)
                                                    ---------    ---------      ---------      ---------
Cash and cash equivalents, end of period..........  $       2    $     655      $   6,564      $   7,221
                                                    =========    =========      =========      =========

                                ISP CHEMCO INC.

NOTE 20.  COMMITMENTS AND CONTINGENCIES

  ASBESTOS LITIGATION AGAINST G-I HOLDINGS

     In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related bodily injury claims relating to the inhalation of asbestos fiber ("Asbestos Claims"). Neither the Company nor the assets or operations of the Company, which was operated as a division of a corporate predecessor of G-I Holdings prior to July 1986, have been involved in the manufacture or sale of asbestos products. The Company believes that it should have no legal responsibility for damages in connection with Asbestos Claims.


     ISP has been advised by Samuel J. Heyman that in 2000 three actions were commenced by creditors or potential creditors of G-I Holdings, two of which were filed against Mr. Heyman and the third against Mr. Heyman and certain other stockholders of G-I Holdings. Two of the actions commenced in 2000 were effectively stayed and the third was dismissed as a result of the G-I Holdings Chapter 11 filing. In September 2001, the Official Committee of Unsecured Creditors of G-I Holdings filed a substantially similar action against Mr. Heyman. The actions allege, among other things, that the distribution by G-I Holdings of the capital stock of ISP to Mr. Heyman and certain G-I Holdings stockholders in the Separation Transactions was without fair consideration and a fraudulent conveyance. These actions seek, among other things, to set aside such distribution and to require Mr. Heyman and such other stockholders to return to G-I Holdings the capital stock of ISP held by them as well as an unspecified amount of damages. The defendants in such actions have advised ISP that they believe these actions are without merit and that the defendants intend to vigorously oppose them. However, if such actions were successful, the plaintiffs could seek to undo the Separation Transactions, which could result in a change of control of ISP. See Note 13 for a discussion of the Senior Credit Facilities.


  ENVIRONMENTAL LITIGATION

     The Company, together with other companies, is a party to a variety of proceedings and lawsuits involving environmental matters ("Environmental Claims"), under the Comprehensive Environmental Response Compensation and Liability Act, Resource Conservation and Recovery Act and similar state laws, in which recovery is sought for the cost of cleanup of contaminated sites or remedial obligations are imposed, a number of which Environmental Claims are in the early stages or have been dormant for protracted periods.

     The Company estimates that its liability in respect of all Environmental Claims (including those relating to its closed Linden, New Jersey plant described below), as of July 1, 2001, is approximately $20.4 million, before reduction for insurance recoveries reflected on the Company's Consolidated Balance Sheet (discussed below) of $11.8 million that relate to both past expenses and estimated future liabilities ("estimated recoveries"). The gross environmental liability is included within "Accrued liabilities" and "Other liabilities," and the estimated recoveries are included within "Other assets."

     In the opinion of the Company's management, the resolution of the Environmental Claims should not be material to the business, liquidity, results of operations, cash flows or financial position of the Company. However, adverse decisions or events, particularly as to increases in remedial costs, discovery of new contamination, assertion of natural resource damages and the liability and the financial responsibility of the Company's insurers and of the other parties involved at each site and their insurers, could cause the Company to increase its estimate of its liability in respect of such matters. It is not currently possible to estimate the amount or range of any additional liability.

     After considering the relevant legal issues and other pertinent factors, the Company believes that it will receive the estimated recoveries and the legal expenses incurred on the Company's behalf and that the recoveries could be well in excess of the current estimated liability for all Environmental Claims, although

                                ISP CHEMCO INC.

there can be no assurances in this regard. The Company believes it is entitled to substantially full defense and indemnity under its insurance policies for most Environmental Claims, although the Company's insurers have not affirmed a legal obligation under the policies to provide indemnity for such claims.

     In March 1995, G-I Holdings commenced litigation on behalf of itself and its predecessors, successors, subsidiaries and related corporate entities seeking amounts substantially in excess of the estimated recoveries. While the Company believes that its claims are meritorious, there can be no assurance that the Company will prevail in its efforts to obtain amounts equal to, or in excess of, the estimated recoveries.

     In June 1989, the Company entered into a Consent Order with the New Jersey Department of Environmental Protection ("NJDEP") requiring the development of a remediation plan for its closed Linden, New Jersey plant and the maintenance of financial assurances (currently $7.5 million) to guarantee the Company's performance. This Consent Order does not address any potential natural resource damage claims. In April 1993, NJDEP issued orders which require the prevention of discharge of contaminated groundwater and stormwater from the site and the elimination of other potential exposure concerns. The Company believes, although there can be no assurance, that, taking into account its plans for development of the site, it can comply with the NJDEP order at a cost of no more than $7.5 million.

  LEASE COMMITMENTS

     Leases for certain equipment at the Company's mineral products plants are accounted for as capital leases and are included in "Property, plant and equipment, net," at December 31, 1999 and 2000 in the amount of $1.9 and $0.9 million, respectively. The Company also has operating leases related to the sale-leaseback transaction discussed in Note 9 and for transportation, production and data processing equipment and for various buildings and offices. Rental expense on operating leases was $15.1, $17.3 and $17.9 million for 1998, 1999 and 2000, respectively. Future minimum lease payments for properties which were held under long-term noncancelable leases as of December 31, 2000 were as follows:

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
                                                                  (THOUSANDS)
2001........................................................   $299      $10,848
2002........................................................    164        9,608
2003........................................................    145        8,138
2004........................................................      4        6,974
2005........................................................      1        2,001
Later years.................................................     --        3,010
                                                               ----      -------
Total minimum payments......................................    613      $40,579
                                                                         =======
Less interest included above................................    (80)
                                                               ----
Present value of net minimum lease payments.................   $533
                                                               ====

  OTHER MATTERS

     The Company has received site designation from the New Jersey Hazardous Waste Facilities Siting Commission for the construction of a hazardous waste treatment, storage and disposal facility at its Linden, New Jersey property and has received approval from the New Jersey Turnpike Authority for a direct access ramp from the Turnpike to the site. If the Company is successful in securing the necessary permits to construct and operate the hazardous waste facility and decides to proceed with this project, the

                                ISP CHEMCO INC.

Company would develop and operate the facility in a separate subsidiary, either on its own or in a joint venture with a suitable partner. The Company estimates that the cost of constructing the facility will be approximately $100.0 million and, if approved, the facility is anticipated to be in operation three years after commencement of construction. The Company anticipates utilizing internally generated cash and/or seeking project or other independent financing for this project. Accordingly, the Company would not expect such facility to impact materially its liquidity or capital resources. The Company is also investigating other development opportunities at this site.

     See Note 8 for information regarding additional contingencies.


NOTE 21. SUBSEQUENT EVENT



     In October 2001, the Company entered into a new agreement for the sale of its domestic receivables. This agreement replaces a previous agreement which terminated in October 2001 (see Note 10). The agreement has a termination date of October 2004 and provides for up to $40.0 million in cash to be made available to the Company based on eligible domestic receivables outstanding from time to time.

                                ISP CHEMCO INC.

                                ISP CHEMCO INC.

                         SUPPLEMENTARY DATA (UNAUDITED)
                      QUARTERLY FINANCIAL DATA (UNAUDITED)

                                             1999 BY QUARTER                     2000 BY QUARTER
                                    ---------------------------------   ---------------------------------
                                    FIRST    SECOND   THIRD    FOURTH   FIRST    SECOND   THIRD    FOURTH
                                    ------   ------   ------   ------   ------   ------   ------   ------
                                                                 (MILLIONS)
Net sales.........................  $201.6   $193.2   $188.2   $204.4   $197.9   $200.3   $195.9   $189.8
Cost of products sold.............   119.4    111.4    106.9    144.7    129.4    127.0    129.7    128.5
                                    ------   ------   ------   ------   ------   ------   ------   ------
Gross profit......................  $ 82.2   $ 81.8   $ 81.3   $ 59.7   $ 68.5   $ 73.3   $ 66.2   $ 61.3
                                    ======   ======   ======   ======   ======   ======   ======   ======
Operating income(1)...............  $ 46.9   $ 38.8   $ 38.8   $ 22.0   $ 25.7   $ 29.8   $ 24.1   $  2.7
                                    ======   ======   ======   ======   ======   ======   ======   ======
Income from continuing operations
  before income taxes.............  $ 24.0   $ 27.0   $ 22.6   $ 10.8   $ 15.3   $ 17.1   $ 44.2   $ 75.0
Income taxes......................    (8.6)    (9.3)    (8.0)    (3.7)    (5.1)    (6.2)   (15.5)   (26.4)
                                    ------   ------   ------   ------   ------   ------   ------   ------
Income from continuing
  operations......................    15.4     17.7     14.6      7.1     10.2     10.9     28.7     48.6
                                    ------   ------   ------   ------   ------   ------   ------   ------
Discontinued operation:
Income from discontinued
  operation, net of income
  taxes...........................     0.5      0.9      0.4       --       --       --       --       --
Gain on sale of discontinued
  operation, net of income
  taxes...........................      --       --     24.5     (1.0)      --       --       --       --
                                    ------   ------   ------   ------   ------   ------   ------   ------
Income (loss) from discontinued
  operation.......................     0.5      0.9     24.9     (1.0)      --       --       --       --
                                    ------   ------   ------   ------   ------   ------   ------   ------
Net income........................  $ 15.9   $ 18.6   $ 39.5   $  6.1   $ 10.2   $ 10.9   $ 28.7   $ 48.6
                                    ======   ======   ======   ======   ======   ======   ======   ======

---------------

(1) Operating income for the first quarter of 1999 reflects a pre-tax gain of $8.5 million from the sale of the Company's pearlescent pigments business. See Note 6 to Consolidated Financial Statements. Operating income for the fourth quarter of 2000 reflects a provision for restructuring of $14.4 million. See Note 4 to Consolidated Financial Statements.

                                                                     SCHEDULE II

                                ISP CHEMCO INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                          YEAR ENDED DECEMBER 31, 1998

                                             BALANCE     CHARGED TO                          BALANCE
                                            JANUARY 1,   COSTS AND                         DECEMBER 31,
DESCRIPTION                                    1998       EXPENSES    DEDUCTIONS   OTHER       1998
-----------                                 ----------   ----------   ----------   -----   ------------
                                                                    (THOUSANDS)
Valuation and Qualifying Accounts Deducted
  from Assets to Which They Apply:
  Allowance for doubtful accounts.........   $ 2,609      $    78       $  291(a)  $ 98(b)   $ 2,494
  Reserve for inventory market
     valuation............................    13,585       15,410        7,762(a)   127(b)    21,360
  Reserves for restructuring..............        --       10,503        1,161       --        9,342

                          YEAR ENDED DECEMBER 31, 1999

                                                    BALANCE     CHARGED TO                  BALANCE
                                                   JANUARY 1,   COSTS AND                 DECEMBER 31,
DESCRIPTION                                           1999       EXPENSES    DEDUCTIONS       1999
-----------                                        ----------   ----------   ----------   ------------
                                                                       (THOUSANDS)
Valuation and Qualifying Accounts Deducted from
  Assets to Which They Apply:
  Allowance for doubtful accounts................   $ 2,494       $2,026      $ 1,109(a)    $ 3,411
  Reserve for inventory market valuation.........    21,360        5,063       11,275(a)     15,148
  Reserves for restructuring and staff
     reduction...................................     9,342        2,273(c)    10,291(d)      1,324

                          YEAR ENDED DECEMBER 31, 2000

                                           BALANCE     CHARGED TO                           BALANCE
                                          JANUARY 1,   COSTS AND                          DECEMBER 31,
DESCRIPTION                                  2000       EXPENSES    DEDUCTIONS   OTHER        2000
-----------                               ----------   ----------   ----------   ------   ------------
                                                                  (THOUSANDS)
Valuation and Qualifying Accounts
  Deducted from Assets to which They
  Apply:
  Allowance for doubtful accounts.......   $ 3,411      $ 1,934       $  434(a)  $   --     $ 4,911
  Reserve for inventory market
     valuation..........................    15,148       11,902        8,535(a)   3,798(b)    22,313
  Reserves for restructuring and staff
     reduction..........................     1,324        3,613        1,324         --       3,613

---------------

Notes:

(a) Represents write-off of uncollectible accounts net of recoveries, and the effects of foreign currency translation.

(b) Represents balance acquired in acquisitions.

(c) Reflects a reserve established for a staff reduction program in 1999 (see
    Note 4 to Consolidated Financial Statements).

(d) Includes $1,863 of excess reserves which were reversed and credited to the Consolidated Statement of Income (see Note 4 to Consolidated Financial Statements).

------------------------------------------------------
------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANY DEALER, SALES REPRESENTATIVE, OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL.

                             ----------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................   13
Where You Can Find More Information...   17
Forward-Looking Statements............   17
The Exchange Offer....................   18
Capitalization........................   26
Unaudited Pro Forma Consolidated
  Financial Statements................   27
Selected Financial Data...............   33
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   35
The Restructuring.....................   47
Business..............................   48
Management............................   58
Executive Compensation................   60
Certain Relationships.................   65
Security Ownership of Certain
  Beneficial Owners and Management....   68
Description of Other Indebtedness.....   69
Description of the Registered Notes...   72
Federal Income Tax Considerations.....  107
Plan of Distribution..................  108
Legal Matters.........................  108
Experts...............................  108
Index to Consolidated Financial
  Statements and Schedules............  F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                  $305,000,000

                                ISP CHEMCO INC.
                               ISP CHEMICALS INC.
                               ISP MINERALS INC.
                             ISP TECHNOLOGIES INC.
                                   CO-ISSUERS
                       GUARANTEED, JOINTLY AND SEVERALLY
                      ON A SENIOR, UNSECURED BASIS BY ALL
                          OF OUR DOMESTIC SUBSIDIARIES
                         (OTHER THAN CERTAIN IMMATERIAL
                         SUBSIDIARIES AND OUR ACCOUNTS
                        RECEIVABLE FINANCING SUBSIDIARY)
                           -------------------------

                                   PROSPECTUS
                           -------------------------

                               November   , 2001

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Each registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment to its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transactions from which a director derived an improper personal benefit. The Certificate of Incorporation of each corporate registrant (other than ISP Real Estate Company, Inc.) has eliminated the personal liability of directors to the fullest extent permitted by Subsection (b)(7) of Section 102 of the DGCL.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.


     Each corporate registrant's By-Laws states that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against judgments, fines and amounts paid in settlement actually incurred by him in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of such registrant.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES,

     (a) Exhibits


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   3.1    --   Certificate of Incorporation of ISP Chemco Inc.
   3.2    --   By-laws of ISP Chemco Inc.
   3.3    --   Certificate of Incorporation of ISP Chemicals Inc.
   3.4    --   By-laws of ISP Chemicals Inc.
   3.5    --   Certificate of Incorporation of ISP Minerals Inc.
   3.6    --   By-laws of ISP Minerals Inc.
   3.7    --   Certificate of Incorporation of ISP Technologies Inc.
   3.8    --   By-laws of ISP Technologies Inc.
   3.9    --   Certificate of Incorporation of ISP Management Company, Inc.
   3.10   --   By-laws of ISP Management Company, Inc.
   3.11   --   Certificate of Incorporation of Bluehall Incorporated
   3.12   --   By-laws of Bluehall Incorporated
   3.13   --   Certificate of Incorporation of Verona Inc.
   3.14   --   By-laws of Verona Inc.
   3.15   --   Certificate of Incorporation of ISP Real Estate Company,
               Inc.
   3.16   --   By-laws of ISP Real Estate Company, Inc.
   3.17   --   Certificate of Incorporation of ISP Freetown Fine Chemicals
               Inc.
   3.18   --   By-laws of ISP Freetown Fine Chemicals Inc.
   3.19   --   Certificate of Incorporation of ISP International Corp.
   3.20   --   By-laws of ISP International Corp.
   3.21   --   Certificate of Incorporation of ISP (Puerto Rico) Inc.
   3.22   --   By-laws of ISP (Puerto Rico) Inc.
   3.23   --   Certificate of Incorporation of ISP Alginates Inc.
   3.24   --   By-laws of ISP Alginates Inc.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   3.25   --   Certificate of Incorporation of ISP Environmental Services
               Inc.
   3.26   --   By-laws of ISP Environmental Services Inc.
   3.27   --   Certificate of Incorporation of ISP Investments Inc.
   3.28   --   By-Laws of ISP Investments Inc.
   3.29   --   Certificate of Incorporation of ISP Global Technologies Inc.
   3.30   --   By-laws of ISP Global Technologies Inc.
   3.31   --   Operating Agreement of ISP Chemicals LLC
   3.32   --   Operating Agreement of ISP Management LLC
   3.33   --   Operating Agreement of ISP Minerals LLC
   3.34   --   Operating Agreement of ISP Technologies LLC
   3.35   --   Operating Agreement of ISP Investments LLC
   3.36   --   Operating Agreement of ISP Global Technologies LLC
   4.1    --   Indenture, dated as of June 27, 2001, between ISP Chemco
               Inc., ISP Chemicals Inc., ISP Minerals Inc. and ISP
               Technologies Inc., as issuers, the subsidiary guarantors
               party thereto, and Wilmington Trust Company, as trustee.
   4.2    --   Form of Notes (included in Exhibit 4.1).
   4.3    --   A/B Exchange Registration Rights Agreement, dated as of June
               27, 2001, by and among ISP Chemco Inc., ISP Chemicals Inc.,
               ISP Minerals Inc. and ISP Technologies Inc., as issuers, the subsidiary guarantors party thereto, and Bear Stearns & Co.
               Inc., J.P. Morgan Securities Inc., Deutsche Bank Alex. Brown
               Inc., UBS Warburg LLC, Scotia Capital (USA) Inc., BNP
               Paribas Securities Corp., and BNY Capital Markets, Inc., as
               initial purchasers.
   5.1    --   Opinion of Weil, Gotshal & Manges LLP
   8.1    --   Opinion of Weil, Gotshal & Manges LLP
  10.1    --   Credit Agreement, dated as of June 27, 2001, between ISP
               Chemco Inc., ISP Chemicals Inc., ISP Minerals Inc. and ISP
               Technologies Inc., as borrowers, the subsidiary guarantors party thereto, the lenders party thereto, The Chase
               Manhattan Bank, as administrative agent, J.P. Morgan
               Securities Inc., as advisor, lead arranger and bookrunner,
               Bear Stearns Corporate Lending Inc. and UBS Warburg LLC, as
               co-syndication agents, and Deutsche Bank Alex. Brown Inc.
               and The Bank of Nova Scotia, as co-documentation agents.
  10.2    --   Amendment No. 1 to Credit Agreement, dated as of July 24,
               2001, by and among ISP Chemco Inc., ISP Chemicals Inc., ISP
               Technologies Inc. and ISP Minerals Inc., as borrowers, and
               The Chase Manhattan Bank, as administrative agent.
  10.3    --   Pledge and Security Agreement, dated as of June 27, 2001,
               among ISP Chemco Inc., ISP Chemicals Inc., ISP Minerals Inc.
               and ISP Technologies Inc., as borrowers, the subsidiary
               guarantors party thereto, The Chase Manhattan Bank, as
               administrative agent, J.P. Morgan Securities Inc., as
               advisor, lead arranger and bookrunner, Bear Stearns
               Corporate Lending Inc. and UBS Warburg LLC, as
               co-syndication agents, and Deutsche Bank Alex. Brown Inc.
               and The Bank of Nova Scotia, as co-documentation agents.
 *10.4    --   Amended and Restated Management Agreement, dated as of
               January 1, 1999, by and among GAF Corporation, G-I Holdings
               Inc., G Industries Corp., Merick Inc., GAF Fiberglass
               Corporation, International Specialty Products Inc. ("ISP"),
               GAF Building Materials Corporation, GAF Broadcasting
               Company, Inc., Building Materials Corporation of America
               ("BMCA") and ISP Opco Holdings Inc., as assignee of
               International Specialty Products Inc. (incorporated by
               reference to Exhibit 10.1 to BMCA's Annual Report on Form
               10-K for the fiscal year ended December 31, 1998).

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 *10.5    --   Amendment No. 1 to Amended and Restated Management
               Agreement, dated as of January 1, 2000, by and among GAF
               Corporation, G-I Holdings Inc., G Industries Corp., Merick
               Inc., GAF Fiberglass Corporation, International Specialty
               Products Inc., GAF Building Materials Corporation, GAF
               Broadcasting Company, Inc., Building Materials Corporation
               of America and ISP Opco Holdings Inc., as assignee of
               International Specialty Products Inc. (incorporated by
               reference to Exhibit 10.2 to ISP's Annual Report on Form
               10-K for the fiscal year ended December 31, 1999).
 *10.6    --   Amendment No. 2 to Amended and Restated Management
               Agreement, dated as of January 1, 2001, by and among G-I
               Holdings Inc., Merick Inc., International Specialty Products
               Inc., GAF Broadcasting Company, Inc., Building Materials
               Corporation of America and ISP Opco Holdings Inc., as
               assignee of International Specialty Products Inc.
               (incorporated by reference to Exhibit 10.3 to ISP's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               2000).
  10.7    --   Amendment No. 3 to Amended and Restated Management
               Agreement, dated as of June 27, 2001, by and among G-I
               Holdings Inc., Merick Inc., International Specialty Products
               Inc., ISP Investco LLC, GAF Broadcasting Company, Inc.,
               Building Materials Corporation of America and ISP Management
               Company, Inc., as assignee of ISP Chemco Inc.
  10.8    --   Tax Sharing Agreement, dated as of January 1, 2001, by and among International Specialty Products Inc., Newco Holdings
               Inc. and ISP Chemco Inc.
 *10.9    --   International Speciality Products Inc. 1991 Incentive Plan
               for Key Employees and Directors, as amended (incorporated by reference to Exhibit 4.3 to Post-Effective Amendment No. 1 on Form S-8 to the ISP Registration Statement on Form S-4
               (Registration No. 333-53709)).
 *10.10   --   International Specialty Products Inc. 2000 Long-Term
               Incentive Plan (incorporated by reference to Annex A to
               ISP's definitive proxy statement on Schedule 14A with
               respect to ISP's 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 20,
               2001).
 *10.11   --   Amendment No. 2 to the International Specialty Products Inc.
               2000 Long-Term Incentive Plan (incorporated by reference to
               Annex C to ISP's definitive proxy statement on Schedule 14A with respect to ISP's 2001 Annual Meeting of Stockholders
               filed with the Securities and Exchange Commission on April
               20, 2001).
 *10.12   --   Letter Agreement, dated September 29, 1999, between
               International Specialty Products Inc. and Sunil Kumar
               (incorporated by reference to Exhibit 10 to the ISP
               Quarterly Report on Form 10-Q for the fiscal quarter ended
               October 3, 1999).
 *10.13   --   First Amendment to Letter Agreement dated September 29, 1999 between International Specialty Products Inc. and Sunil
               Kumar (incorporated by reference to Exhibit 10.11 to ISP's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 2000).
 *10.14   --   International Specialty Products Inc. Yoss Restricted Share
               Plan (incorporated by reference to Exhibit 4.3 to the
               Registration Statement on Form S-8 of International
               Specialty Products Inc. (Registration No. 333-52504)).
 *10.15   --   International Specialty Products Inc. Olsen Restricted Share
               Plan (incorporated by reference to Exhibit 4.3 to the
               Registration Statement on Form S-8 of International
               Specialty Products Inc. (Registration No. 333-52638)).
  12.1    --   Computation of Ratio of Earnings to Fixed Charges.
  21.1    --   Subsidiaries of ISP Chemco Inc.
  23.1    --   Consent of Arthur Andersen LLP.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  23.2    --   Consent of Weil, Gotshal & Manges LLP (to be included in
               Exhibits 5 and 8).
 *24      --   Power of Attorney.
  25      --   Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of Wilmington Trust Company, as
               Trustee under the Indenture.
  99.1    --   Form of Letter of Transmittal.
  99.2    --   Form of Notice of Guaranteed Delivery.


---------------


* Previously filed.


ITEM 22.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) Each undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) Each undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (d) Each undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (e) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP CHEMCO INC.
                                          ISP CHEMICALS INC.
                                          ISP MINERALS INC.
                                          ISP TECHNOLOGIES INC.
                                          ISP MANAGEMENT COMPANY, INC.

                                          By:       /s/ SUSAN B. YOSS
                                            ------------------------------------
                                              Name:  Susan B. Yoss
                                              Title:   Executive Vice
                                                       President -- Finance and
                                                       Treasurer


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                          *                               Chief Executive Officer,     November 6, 2001
 ---------------------------------------------------       President and Director
                     Sunil Kumar                            (Principal Executive
                                                                  Officer)


                  /s/ SUSAN B. YOSS                     Executive Vice President --    November 6, 2001
 ---------------------------------------------------       Finance and Treasurer
                    Susan B. Yoss                           (Principal Financial
                                                                  Officer)


                          *                              Vice President -- Finance     November 6, 2001
 ---------------------------------------------------       (Principal Accounting
                   Jon W. Rushatz                                 Officer)


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                    Paul T. Brady


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                    Roger J. Cope


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                  Stephen R. Olsen


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                   Steven E. Post


 *By:                 /s/ SUSAN B. YOSS
        ---------------------------------------------
                        Susan B. Yoss
                      Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          BLUEHALL INCORPORATED
                                          VERONA INC.
                                          ISP REAL ESTATE COMPANY, INC.
                                          ISP FREETOWN FINE CHEMICALS INC.
                                          ISP INTERNATIONAL CORP.
                                          ISP (PUERTO RICO) INC.

                                          By:       /s/ SUSAN B. YOSS
                                            ------------------------------------
                                              Name:  Susan B. Yoss
                                              Title:   Executive Vice
                                                       President -- Finance and
                                                       Treasurer


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                          *                             Chief Executive Officer and    November 6, 2001
 ---------------------------------------------------        President (Principal
                     Sunil Kumar                             Executive Officer)


                  /s/ SUSAN B. YOSS                     Executive Vice President --    November 6, 2001
 ---------------------------------------------------       Finance and Treasurer
                    Susan B. Yoss                           (Principal Financial
                                                                  Officer)


                          *                              Vice President -- Finance     November 6, 2001
 ---------------------------------------------------       (Principal Accounting
                   Jon W. Rushatz                                 Officer)


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                 Richard A. Weinberg


 *By:                 /s/ SUSAN B. YOSS
        ---------------------------------------------
                        Susan B. Yoss
                      Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP ALGINATES INC.

                                          By:       /s/ SUSAN B. YOSS
                                            ------------------------------------
                                              Name: Susan B. Yoss
                                              Title:   Executive Vice
                                            President -- Finance
                                                and Treasurer


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                          *                               Chief Executive Officer      November 6, 2001
 ---------------------------------------------------        (Principal Executive
                     Sunil Kumar                                  Officer)


                  /s/ SUSAN B. YOSS                     Executive Vice President --    November 6, 2001
 ---------------------------------------------------       Finance and Treasurer
                    Susan B. Yoss                           (Principal Financial
                                                                  Officer)


                          *                              Vice President -- Finance     November 6, 2001
 ---------------------------------------------------       (Principal Accounting
                   Jon W. Rushatz                                 Officer)


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                 Richard A. Weinberg


 *By:                 /s/ SUSAN B. YOSS
        ---------------------------------------------
                        Susan B. Yoss
                      Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP ENVIRONMENTAL SERVICES INC.

                                          By:        /s/ SUNIL KUMAR
                                            ------------------------------------
                                              Name: Sunil Kumar
                                              Title:  Chief Executive Officer
                                              and President


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                   /s/ SUNIL KUMAR                      Chief Executive Officer and    November 6, 2001
 ---------------------------------------------------        President (Principal
                     Sunil Kumar                             Executive Officer)


                          *                              Vice President -- Finance     November 6, 2001
 ---------------------------------------------------      and Treasurer (Principal
                   Jon W. Rushatz                           Accounting Officer)


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                 Richard A. Weinberg


 *By:                  /s/ SUNIL KUMAR
        ---------------------------------------------
                         Sunil Kumar
                      Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP INVESTMENTS INC.
                                          ISP GLOBAL TECHNOLOGIES INC.

                                          By:       /s/ SUSAN B. YOSS
                                            ------------------------------------
                                              Name: Susan B. Yoss
                                              Title:  Executive Vice
                                              President -- Finance
                                                      and Treasurer


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                          *                             Chief Executive Officer and    November 6, 2001
 ---------------------------------------------------        President (Principal
                     Sunil Kumar                             Executive Officer)


                  /s/ SUSAN B. YOSS                     Executive Vice President --    November 6, 2001
 ---------------------------------------------------       Finance and Treasurer
                    Susan B. Yoss                           (Principal Financial
                                                                  Officer)


                          *                              Vice President -- Finance     November 6, 2001
 ---------------------------------------------------       (Principal Accounting
                   Jon W. Rushatz                                 Officer)


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                 Richard A. Weinberg


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                   Arthur W. Clark


                          *                                       Director             November 6, 2001
 ---------------------------------------------------
                  Barry A. Crozier


 *By:                 /s/ SUSAN B. YOSS
        ---------------------------------------------
                        Susan B. Yoss
                      Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP CHEMICALS LLC

                                          By: ISP Chemicals Inc., its Sole
                                          Member

                                          By:       /s/ SUSAN B. YOSS
                                            ------------------------------------
                                              Name: Susan B. Yoss
                                              Title:  Executive Vice
                                                      President -- Finance
                                                      and Treasurer


                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                          *                               Chief Executive Officer,      November 6, 2001
 ---------------------------------------------------    President and Director of ISP
                     Sunil Kumar                          Chemicals Inc. (Principal
                                                             Executive Officer)


                  /s/ SUSAN B. YOSS                      Executive Vice President --    November 6, 2001
 ---------------------------------------------------    Finance and Treasurer of ISP
                    Susan B. Yoss                         Chemicals Inc. (Principal
                                                             Financial Officer)


                          *                             Vice President -- Finance of    November 6, 2001
 ---------------------------------------------------    ISP Chemicals Inc. (Principal
                   Jon W. Rushatz                            Accounting Officer)


                          *                               Director of ISP Chemicals     November 6, 2001
 ---------------------------------------------------                Inc.
                    Paul T. Brady


                          *                               Director of ISP Chemicals     November 6, 2001
 ---------------------------------------------------                Inc.
                    Roger J. Cope


                          *                               Director of ISP Chemicals     November 6, 2001
 ---------------------------------------------------                Inc.
                  Stephen R. Olsen


                          *                               Director of ISP Chemicals     November 6, 2001
 ---------------------------------------------------                Inc.
                   Steven E. Post


 *By:                 /s/ SUSAN B. YOSS
        ---------------------------------------------
                        Susan B. Yoss
                      Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP MANAGEMENT LLC

                                         By: ISP Management Company, Inc., its
                                         Sole Member

                                         By:        /s/ SUSAN B. YOSS
                                            ------------------------------------
                                             Name:   Susan B. Yoss
                                             Title:    Executive Vice
                                                       President -- Finance
                                                       and Treasurer


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                          *                               Chief Executive Officer,     November 6, 2001
 ---------------------------------------------------     President and Director of
                     Sunil Kumar                        ISP Management Company, Inc.
                                                            (Principal Executive
                                                                  Officer)


                  /s/ SUSAN B. YOSS                     Executive Vice President --    November 6, 2001
 ---------------------------------------------------    Finance and Treasurer of ISP
                    Susan B. Yoss                         Management Company, Inc.
                                                            (Principal Financial
                                                                  Officer)


                          *                             Vice President -- Finance of   November 6, 2001
 ---------------------------------------------------    ISP Management Company, Inc.
                   Jon W. Rushatz                          (Principal Accounting
                                                                  Officer)


                          *                              Director of ISP Management    November 6, 2001
 ---------------------------------------------------           Company, Inc.
                    Paul T. Brady


                          *                              Director of ISP Management    November 6, 2001
 ---------------------------------------------------           Company, Inc.
                    Roger J. Cope


                          *                              Director of ISP Management    November 6, 2001
 ---------------------------------------------------           Company, Inc.
                  Stephen R. Olsen


                          *                              Director of ISP Management    November 6, 2001
 ---------------------------------------------------           Company, Inc.
                   Steven E. Post


 *By:                 /s/ SUSAN B. YOSS
        ---------------------------------------------
                        Susan B. Yoss
                      Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP MINERALS LLC

                                         By: ISP Minerals Inc., its Sole Member

                                         By:        /s/ SUSAN B. YOSS
                                            ------------------------------------
                                             Name:   Susan B. Yoss
                                             Title:    Executive Vice
                                                       President -- Finance
                                                       and Treasurer


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                          *                               Chief Executive Officer,     November 6, 2001
 ---------------------------------------------------     President and Director of
                     Sunil Kumar                        ISP Minerals Inc. (Principal
                                                             Executive Officer)

                  /s/ SUSAN B. YOSS                     Executive Vice President --    November 6, 2001
 ---------------------------------------------------    Finance and Treasurer of ISP
                    Susan B. Yoss                              Minerals Inc.
                                                            (Principal Financial
                                                                  Officer)

                          *                             Vice President -- Finance of   November 6, 2001
 ---------------------------------------------------    ISP Minerals Inc. (Principal
                   Jon W. Rushatz                           Accounting Officer)

                          *                               Director of ISP Minerals     November 6, 2001
 ---------------------------------------------------                Inc.
                    Paul T. Brady

                          *                               Director of ISP Minerals     November 6, 2001
 ---------------------------------------------------                Inc.
                    Roger J. Cope

                          *                               Director of ISP Minerals     November 6, 2001
 ---------------------------------------------------                Inc.
                  Stephen R. Olsen

                          *                               Director of ISP Minerals     November 6, 2001
 ---------------------------------------------------                Inc.
                   Steven E. Post


 *By:                 /s/ SUSAN B. YOSS
        ---------------------------------------------
                        Susan B. Yoss
                      Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP TECHNOLOGIES LLC

                                         By: ISP Technologies Inc., its Sole
                                         Member

                                         By:        /s/ SUSAN B. YOSS
                                            ------------------------------------
                                             Name:   Susan B. Yoss
                                             Title:    Executive Vice
                                                       President -- Finance
                                                       and Treasurer


                 SIGNATURE                                   TITLE                       DATE
                 ---------                                   -----                       ----

                     *                             Chief Executive Officer,        November 6, 2001
--------------------------------------------     President and Director of ISP
                Sunil Kumar                      Technologies Inc. (Principal
                                                      Executive Officer)


             /s/ SUSAN B. YOSS                    Executive Vice President --      November 6, 2001
--------------------------------------------     Finance and Treasurer of ISP
               Susan B. Yoss                           Technologies Inc.
                                                 (Principal Financial Officer)


                     *                         Vice President -- Finance of ISP    November 6, 2001
--------------------------------------------     Technologies Inc. (Principal
               Jon W. Rushatz                         Accounting Officer)


                     *                         Director of ISP Technologies Inc.   November 6, 2001
--------------------------------------------
               Paul T. Brady


                     *                         Director of ISP Technologies Inc.   November 6, 2001
--------------------------------------------
               Roger J. Cope


                     *                         Director of ISP Technologies Inc.   November 6, 2001
--------------------------------------------
              Stephen R. Olsen


                     *                         Director of ISP Technologies Inc.   November 6, 2001
--------------------------------------------
               Steven E. Post


 *By:            /s/ SUSAN B. YOSS
        ------------------------------------
                   Susan B. Yoss
                  Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP INVESTMENTS LLC

                                          By: ISP Investments Inc., its Sole
                                          Member

                                          By:       /s/ SUSAN B. YOSS
                                            ------------------------------------
                                              Name: Susan B. Yoss
                                              Title:  Executive Vice
                                            President -- Finance
                                                and Treasurer


                   SIGNATURE                                    TITLE                       DATE
                   ---------                                    -----                       ----

                       *                             Chief Executive Officer and      November 6, 2001
 ---------------------------------------------    President of ISP Investments Inc.
                  Sunil Kumar                       (Principal Executive Officer)


               /s/ SUSAN B. YOSS                           Executive Vice             November 6, 2001
 ---------------------------------------------        President -- Finance and
                 Susan B. Yoss                    Treasurer of ISP Investments Inc.
                                                    (Principal Financial Officer)


                       *                          Vice President -- Finance of ISP    November 6, 2001
 ---------------------------------------------       Investments Inc. (Principal
                Jon W. Rushatz                           Accounting Officer)


                       *                          Director of ISP Investments Inc.    November 6, 2001
 ---------------------------------------------
              Richard A. Weinberg


                       *                          Director of ISP Investments Inc.    November 6, 2001
 ---------------------------------------------
                Arthur W. Clark


                       *                          Director of ISP Investments Inc.    November 6, 2001
 ---------------------------------------------
               Barry A. Crozier


 *By:              /s/ SUSAN B. YOSS
        ---------------------------------------
                     Susan B. Yoss
                   Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Wayne, State of New Jersey, on 6th day of November, 2001.


                                          ISP GLOBAL TECHNOLOGIES LLC

                                          By: ISP Global Technologies Inc., its
                                          Sole Member

                                          By:       /s/ SUSAN B. YOSS
                                            ------------------------------------
                                              Name: Susan B. Yoss
                                              Title:  Executive Vice
                                            President -- Finance
                                                and Treasurer


                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                          *                              Chief Executive Officer and    November 6, 2001
 ---------------------------------------------------       President of ISP Global
                     Sunil Kumar                        Technologies Inc. (Principal
                                                             Executive Officer)


                  /s/ SUSAN B. YOSS                      Executive Vice President --    November 6, 2001
 ---------------------------------------------------    Finance and Treasurer of ISP
                    Susan B. Yoss                         Global Technologies Inc.
                                                        (Principal Financial Officer)


                          *                             Vice President -- Finance of    November 6, 2001
 ---------------------------------------------------    ISP Global Technologies Inc.
                   Jon W. Rushatz                           (Principal Accounting
                                                                  Officer)


                          *                                Director of ISP Global       November 6, 2001
 ---------------------------------------------------          Technologies Inc.
                 Richard A. Weinberg


                          *                                Director of ISP Global       November 6, 2001
 ---------------------------------------------------          Technologies Inc.
                   Arthur W. Clark


                          *                                Director of ISP Global       November 6, 2001
 ---------------------------------------------------          Technologies Inc.
                  Barry A. Crozier


 *By:                 /s/ SUSAN B. YOSS
        ---------------------------------------------
                        Susan B. Yoss
                      Attorney-in-Fact

                                  EXHIBIT LIST


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   3.1    --   Certificate of Incorporation of ISP Chemco Inc.
   3.2    --   By-laws of ISP Chemco Inc.
   3.3    --   Certificate of Incorporation of ISP Chemicals Inc.
   3.4    --   By-laws of ISP Chemicals Inc.
   3.5    --   Certificate of Incorporation of ISP Minerals Inc.
   3.6    --   By-laws of ISP Minerals Inc.
   3.7    --   Certificate of Incorporation of ISP Technologies Inc.
   3.8    --   By-laws of ISP Technologies Inc.
   3.9    --   Certificate of Incorporation of ISP Management Company, Inc.
   3.10   --   By-laws of ISP Management Company, Inc.
   3.11   --   Certificate of Incorporation of Bluehall Incorporated
   3.12   --   By-laws of Bluehall Incorporated
   3.13   --   Certificate of Incorporation of Verona Inc.
   3.14   --   By-laws of Verona Inc.
   3.15   --   Certificate of Incorporation of ISP Real Estate Company,
               Inc.
   3.16   --   By-laws of ISP Real Estate Company, Inc.
   3.17   --   Certificate of Incorporation of ISP Freetown Fine Chemicals
               Inc.
   3.18   --   By-laws of ISP Freetown Fine Chemicals Inc.
   3.19   --   Certificate of Incorporation of ISP International Corp.
   3.20   --   By-laws of ISP International Corp.
   3.21   --   Certificate of Incorporation of ISP (Puerto Rico) Inc.
   3.22   --   By-laws of ISP (Puerto Rico) Inc.
   3.23   --   Certificate of Incorporation of ISP Alginates Inc.
   3.24   --   By-laws of ISP Alginates Inc.
   3.25   --   Certificate of Incorporation of ISP Environmental Services
               Inc.
   3.26   --   By-laws of ISP Environmental Services Inc.
   3.27   --   Certificate of Incorporation of ISP Investments Inc.
   3.28   --   By-Laws of ISP Investments Inc.
   3.29   --   Certificate of Incorporation of ISP Global Technologies Inc.
   3.30   --   By-laws of ISP Global Technologies Inc.
   3.31   --   Operating Agreement of ISP Chemicals LLC
   3.32   --   Operating Agreement of ISP Management LLC
   3.33   --   Operating Agreement of ISP Minerals LLC
   3.34   --   Operating Agreement of ISP Technologies LLC
   3.35   --   Operating Agreement of ISP Investments LLC
   3.36   --   Operating Agreement of ISP Global Technologies LLC
   4.1    --   Indenture, dated as of June 27, 2001, between ISP Chemco
               Inc., ISP Chemicals Inc., ISP Minerals Inc. and ISP
               Technologies Inc., as issuers, the subsidiary guarantors
               party thereto, and Wilmington Trust Company, as trustee.
   4.2    --   Form of Notes (included in Exhibit 4.1).

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   4.3    --   A/B Exchange Registration Rights Agreement, dated as of June
               27, 2001, by and among ISP Chemco Inc., ISP Chemicals Inc.,
               ISP Minerals Inc. and ISP Technologies Inc., as issuers, the subsidiary guarantors party thereto, and Bear Stearns & Co.
               Inc., J.P. Morgan Securities Inc., Deutsche Bank Alex. Brown
               Inc., UBS Warburg LLC, Scotia Capital (USA) Inc., BNP
               Paribas Securities Corp., and BNY Capital Markets, Inc., as
               initial purchasers.
   5.1    --   Opinion of Weil, Gotshal & Manges LLP
   8.1    --   Opinion of Weil, Gotshal & Manges LLP
  10.1    --   Credit Agreement, dated as of June 27, 2001, between ISP
               Chemco Inc., ISP Chemicals Inc., ISP Minerals Inc. and ISP
               Technologies Inc., as borrowers, the subsidiary guarantors party thereto, the lenders party thereto, The Chase
               Manhattan Bank, as administrative agent, J.P. Morgan
               Securities Inc., as advisor, lead arranger and bookrunner,
               Bear Stearns Corporate Lending Inc. and UBS Warburg LLC, as
               co-syndication agents, and Deutsche Bank Alex. Brown Inc.
               and The Bank of Nova Scotia, as co-documentation agents.
  10.2    --   Amendment No. 1 to Credit Agreement, dated as of July 24,
               2001, by and among ISP Chemco Inc., ISP Chemicals Inc., ISP
               Technologies Inc. and ISP Minerals Inc., as borrowers, and
               The Chase Manhattan Bank, as administrative agent.
  10.3    --   Pledge and Security Agreement, dated as of June 27, 2001,
               among ISP Chemco Inc., ISP Chemicals Inc., ISP Minerals Inc.
               and ISP Technologies Inc., as borrowers, the subsidiary
               guarantors party thereto, The Chase Manhattan Bank, as
               administrative agent, J.P. Morgan Securities Inc., as
               advisor, lead arranger and bookrunner, Bear Stearns
               Corporate Lending Inc. and UBS Warburg LLC, as
               co-syndication agents, and Deutsche Bank Alex. Brown Inc.
               and The Bank of Nova Scotia, as co-documentation agents.
 *10.4    --   Amended and Restated Management Agreement, dated as of
               January 1, 1999, by and among GAF Corporation, G-I Holdings
               Inc., G Industries Corp., Merick Inc., GAF Fiberglass
               Corporation, International Specialty Products Inc. ("ISP"),
               GAF Building Materials Corporation, GAF Broadcasting
               Company, Inc., Building Materials Corporation of America
               ("BMCA") and ISP Opco Holdings Inc., as assignee of
               International Specialty Products Inc. (incorporated by
               reference to Exhibit 10.1 to BMCA's Annual Report on Form
               10-K for the fiscal year ended December 31, 1998).
 *10.5    --   Amendment No. 1 to Amended and Restated Management
               Agreement, dated as of January 1, 2000, by and among GAF
               Corporation, G-I Holdings Inc., G Industries Corp., Merick
               Inc., GAF Fiberglass Corporation, International Specialty
               Products Inc., GAF Building Materials Corporation, GAF
               Broadcasting Company, Inc., Building Materials Corporation
               of America and ISP Opco Holdings Inc., as assignee of
               International Specialty Products Inc. (incorporated by
               reference to Exhibit 10.2 to ISP's Annual Report on Form
               10-K for the fiscal year ended December 31, 1999).
 *10.6    --   Amendment No. 2 to Amended and Restated Management
               Agreement, dated as of January 1, 2001, by and among G-I
               Holdings Inc., Merick Inc., International Specialty Products
               Inc., GAF Broadcasting Company, Inc., Building Materials
               Corporation of America and ISP Opco Holdings Inc., as
               assignee of International Specialty Products Inc.
               (incorporated by reference to Exhibit 10.3 to ISP's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               2000).
  10.7    --   Amendment No. 3 to Amended and Restated Management
               Agreement, dated as of June 27, 2001, by and among G-I
               Holdings Inc., Merick Inc., International Specialty Products
               Inc., ISP Investco LLC, GAF Broadcasting Company, Inc.,
               Building Materials Corporation of America and ISP Management
               Company, Inc., as assignee of ISP Chemco Inc.
  10.8    --   Tax Sharing Agreement, dated as of January 1, 2001, by and among International Specialty Products Inc., Newco Holdings
               Inc. and ISP Chemco Inc.
 *10.9    --   International Specialty Products Inc. 1991 Incentive Plan
               for Key Employees and Directors, as amended (incorporated by reference to Exhibit 4.3 to Post-Effective Amendment No. 1 on Form S-8 to the ISP Registration Statement on Form S-4
               (Registration No. 333-53709)).

 *10.10   --   International Specialty Products Inc. 2000 Long-Term Incentive Plan (incorporated by reference to Annex A to ISP's definitive proxy statement on Schedule 14A with respect to ISP's 2001
               Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 20,
               2001).
 *10.11   --   Amendment No. 2 to the International Specialty Products Inc. 2000 Long-Term Incentive Plan
               (incorporated by reference to Annex C to ISP's definitive proxy statement on Schedule 14A with respect to ISP's 2001 Annual Meeting of Stockholders filed with the Securities and Exchange
               Commission on April 20, 2001).
 *10.12   --   Letter Agreement, dated September 29, 1999, between International Specialty Products Inc. and
               Sunil Kumar (incorporated by reference to Exhibit 10 to the ISP Quarterly Report on Form 10-Q
               for the fiscal quarter ended October 3, 1999).
 *10.13   --   First Amendment to Letter Agreement dated September 29, 1999 between International Specialty
               Products Inc. and Sunil Kumar (incorporated by reference to Exhibit 10.11 to ISP's Annual
               Report on Form 10-K for the fiscal year ended December 31, 2000).
 *10.14   --   International Specialty Products Inc. Yoss Restricted Share Plan (incorporated by reference to
               Exhibit 4.3 to the Registration Statement on Form S-8 of International Specialty Products Inc.
               (Registration No. 333-52504)).
 *10.15   --   International Specialty Products Inc. Olsen Restricted Share Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of International Specialty Products
               Inc. (Registration No. 333-52638)).
  12.1    --   Computation of Ratio of Earnings to Fixed Charges.
  21.1    --   Subsidiaries of ISP Chemco Inc.
  23.1    --   Consent of Arthur Andersen LLP.
  23.2    --   Consent of Weil, Gotshal & Manges LLP (to be included in Exhibits 5 and 8).
 *24      --   Power of Attorney.
  25      --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
               Wilmington Trust Company, as Trustee under the Indenture.
  99.1    --   Form of Letter of Transmittal.
  99.2    --   Form of Notice of Guaranteed Delivery.


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* Previously filed.